SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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☐	Soliciting Material under §240.14a-12

CYREN LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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10 Ha-Menofim St., 5th Floor Herzliya, Israel 4672561

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

August 31, 2022

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Cyren Ltd., a company formed under the laws of the State of Israel, will be held on August 31, 2022 at 11:00 AM Eastern Time, at the offices of our subsidiary, Cyren Inc., located at 1430 Spring Hill Road, Suite 330, McLean, VA 22102, for the following purposes:

1.	to elect six directors, as described in the accompanying proxy statement, to serve until the next annual meeting of shareholders or until their successors are elected;

2.	to approve the compensation to our Chief Executive Officer;

3.	to approve our amended executive compensation policy (the “Compensation Policy”) and the compensation to our non-employee Directors in accordance with the amended Compensation Policy;

4.	to approve the Amended and Restated 2016 Equity Incentive Plan and respective Israeli Appendix;

5.	to approve the Amended and Restated 2016 Non-Employee Director Equity Incentive Plan and respective Israeli Appendix;

6.	to ratify and approve the re-appointment of Kost, Forer, Gabbay & Kasierer (a member firm of Ernst & Young Global) as our independent registered public accountants for the year ending December 31, 2022 and for the year commencing January 1, 2023 and until the next annual meeting of shareholders and to authorize our Board of Directors and Audit Committee to determine its fees;

7.	to approve, on an advisory basis, the compensation of our named executive officers;

8.	to review and discuss our consolidated financial statements for the fiscal year ended December 31, 2021; and

9.	to transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Only holders of our Ordinary Shares at the close of business on August 1, 2022 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The vote required to approve the resolutions to be presented is set forth in each proposal brought for shareholders’ approval in the accompanying proxy statement.

Whether or not you expect to be present at the meeting, please vote using the Internet, by telephone or by mail, in each case by following the instructions in our proxy statement. Shareholders who execute a proxy may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

This proxy statement, including the form of proxy and our 2021 Annual Report are first being mailed to shareholders on or about August 2, 2022.

FOR THE BOARD OF DIRECTORS

/s/ James Hamilton
James Hamilton
Chairman of the Board

i

10 Ha-Menofim St., 5th Floor Herzliya, Israel 4672561

PROXY STATEMENT

Proxy Statement for Annual Meeting of Shareholders

You are receiving this proxy statement and the enclosed proxy card because you own ordinary shares, par value ILS 0.15 per share (the “Ordinary Shares”) of Cyren Ltd. (referred to herein as the “Company,” “Cyren,” “we,” “us,” or “our”), that entitle you to vote at our Annual Meeting of Shareholders (the “Annual Meeting”). Our Board of Directors (the “Board”) is soliciting proxies from shareholders who wish to vote at the Annual Meeting. By use of a proxy, you can vote even if you do not attend the Annual Meeting. This proxy statement describes the matters on which you are being asked to vote and provides information on those matters so that you can make an informed decision.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to be Held on August 31, 2022

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available online at www.proxyvote.com.

Date, Time and Place of the Annual Meeting

We will hold the Annual Meeting on August 31, 2022, at 11:00 AM Eastern Time at the offices of our subsidiary Cyren Inc., located at 1430 Spring Hill Road, Suite 330, McLean, VA 22102.

Questions and Answers about Voting at the Annual Meeting and Related Matters

Q:	Who may vote at the Annual Meeting?

A:	You may vote all of the Ordinary Shares that you owned at the close of business on August 1, 2022 (the “Record Date”). On the Record Date, there were [●] Ordinary Shares outstanding and entitled to be voted at the Annual Meeting. You may cast one vote for each Ordinary Share held by you on all matters presented at the meeting for shareholders’ approval.

Q:	What constitutes a quorum, and why is a quorum required?

A:	Pursuant to our Amended and Restated Articles of Association (“Articles of Association”), the presence, in person or by proxy, of at least two shareholders holding Ordinary Shares conferring in the aggregate at least one third (1/3) of the outstanding voting power of the Company is necessary to constitute a legal quorum at the Annual Meeting. If a quorum is not present within half an hour from the time scheduled for the Annual Meeting, the Annual Meeting will be adjourned to the same day in the next week (at the same time and place), or to a day, time and place as the Board may determine in a notice to the shareholders. If a quorum is not present within half an hour from the time scheduled for the adjourned Annual Meeting, any two shareholders who attend the adjourned Annual Meeting in person or by proxy will constitute a quorum.

Q:	What is the difference between a shareholder of record and a beneficial owner?

A:	If your Ordinary Shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the “shareholder of record” with respect to those Ordinary Shares. If your Ordinary Shares are held by a brokerage firm, bank, trustee or other agent (“nominee”), you are considered the “beneficial owner” of Ordinary Shares held in street name. The proxy statement, the Notice of Annual Meeting, the accompanying proxy and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report”) have been forwarded to you by your nominee who is considered, with respect to those Ordinary Shares, the shareholder of record. As the beneficial owner, you have the right to direct your nominee on how to vote your Ordinary Shares by following their instructions for voting by telephone or on the Internet.

If you hold Ordinary Shares through a nominee, it is critical that you instruct the nominee how to vote your Ordinary Shares, if you want your Ordinary Shares to be voted.

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Q:	How do I vote?

A:	If you are a shareholder of record, you may vote:

●	via Internet;

●	by telephone;

●	by mail; or

●	in person at the meeting.

Detailed instructions for Internet and telephone voting are set forth on your proxy. You may submit your vote by 11:00 AM Eastern Time, on August 30, 2022, which is 24 hours prior to the Annual Meeting. Your telephone or Internet delivery authorizes the named proxy holders to vote your shares in the same manner as if you marked, signed and returned your proxy via the mail. To vote your proxy by mail, indicate your voting choices, sign and date your proxy and return it in the postage-paid envelope provided.

If you hold Ordinary Shares through a broker, bank or other nominee, you must follow the voting procedures of your nominee included with your proxy materials. If your shares are held by a nominee and you intend to vote at the meeting, please bring with you evidence of your ownership as of the Record Date (such as a letter from your nominee confirming your ownership or a bank or brokerage firm account statement).

Q:	What am I voting on?

A:	At the Annual Meeting you will be asked to vote on the following seven proposals. Our Board recommendation for each of these proposals is set forth below.

Proposal		Board Recommendation
1.	To elect six directors, as described in this proxy statement, to serve until the next annual meeting of shareholders or until their successors are elected.	FOR each director nominee
2.	To approve the compensation to our Chief Executive Officer.	FOR
3.	To approve our amended Compensation Policy and the compensation to our non-employee Directors in accordance with the amended Compensation Policy.	FOR
4.	To approve the Amended and Restated 2016 Equity Incentive Plan and respective Israeli Appendix.	FOR
5.	To approve the Amended and Restated 2016 Non-Employee Director Equity Incentive Plan and respective Israeli Appendix.	FOR
6.	To ratify and approve the re-appointment of Kost, Forer, Gabbay & Kasierer (a member firm of Ernst & Young Global) as our independent registered public accountants for the year ending December 31, 2022 and for the year commencing January 1, 2023 and until the next annual meeting of shareholders and to authorize our Board of Directors and Audit Committee to determine its fees.	FOR
7.	To approve, on an advisory basis, the compensation of our named executive officers, which we refer to as “Say on Pay.”	FOR

In addition, we will review and discuss our consolidated financial statements for the fiscal year ended December 31, 2021. We will also consider other business that properly comes before the Annual Meeting in accordance with Israeli law and our Articles of Association.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Brett Jackson and Brian Dunn will have the discretion to vote your Ordinary Shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with Israeli law and our Articles of Association.

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Q:	What if I abstain on a proposal?

A:	If you sign and return your proxy marked “abstain” on any proposal, your Ordinary Shares will not be voted on that proposal. However, your Ordinary Shares will be counted for purposes of determining whether a quorum is present.

Q:	What is the effect of the advisory vote in Proposal 7?

A:	Proposal 7 is an advisory vote. This means that while we ask shareholders to approve resolutions regarding Say on Pay, this is not an action that requires shareholder approval. If a majority of votes are cast “FOR” the Say on Pay proposal, we will consider the proposal to be approved. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal. Although the vote on this proposal is non-binding, our Board and its Compensation Committee will review the results of the vote and take it into account in making determinations concerning executive compensation.

Q:	What if I sign and return my proxy without making any selections?

A:	If you sign and return your proxy without making any selections, your Ordinary Shares will be voted “FOR” proposals 1 through 7. If other matters properly come before the Annual Meeting, Brett Jackson and Brian Dunn will have the authority to vote on those matters for you at their discretion. As of the date of this proxy statement, we are not aware of any matters that will come before the Annual Meeting other than those disclosed in this proxy statement.

Q:	What if I am a beneficial shareholder and I do not give the nominee voting instructions?

A:	If you are a beneficial shareholder and your Ordinary Shares are held in the name of a nominee, the nominee is bound by the rules of the New York Stock Exchange regarding whether or not it can exercise discretionary voting power for any particular proposal if the broker has not received voting instructions from you. Nominees have the authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. Only proposal 6, ratification and approval of the re-appointment of our independent registered public accountants, is considered a routine matter. As a result, your nominee may not exercise discretion and vote your Ordinary Shares for or against any of the other proposals described in this proxy statement. A broker non-vote occurs when a nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares. Broker non-votes are included in the calculation of the number of votes considered to be present at the Annual Meeting for purposes of determining the presence of a quorum but are not counted as votes cast with respect to a matter on which the nominee has expressly not voted.

Q:	Can I change my vote or revoke my proxy after I have delivered my proxy?

A:	Yes, you may change your vote or revoke your proxy prior to the Annual Meeting. If you are a shareholder of record, you may change your vote by delivering to our Corporate Secretary, at the address set forth under “Available Information”, a written notice of revocation or a duly executed proxy bearing a later date (but not less than 24 hours before the Annual Meeting) or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a vote. If you are a beneficial owner, you must contact your nominee to change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the meeting.

Q:	Who can attend the Annual Meeting?

A:	Only shareholders and our invited guests are invited to attend the Annual Meeting. To gain admittance, you must bring a form of personal identification to the Annual Meeting, where your name will be verified against our shareholder list. If a broker or other nominee holds your Ordinary Shares and you plan to attend the Annual Meeting, you should bring a recent brokerage statement showing your ownership of the Ordinary Shares as of the Record Date, a letter from the broker confirming such ownership, and a form of personal identification.

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Q:	If I plan to attend the Annual Meeting, should I still vote by proxy?

A:	Yes. Casting your vote in advance does not affect your right to attend the Annual Meeting.

If you vote in advance and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote. Written ballots will be available at the Annual Meeting for shareholders of record.

Beneficial shareholders who wish to vote in person must request a legal proxy from the broker or other nominee and bring that legal proxy to the Annual Meeting.

Q:	How many votes are required for approval of each of the proposals?

A:	Each of the proposals requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy at the Annual Meeting. Proposals 2 and 3, in addition to the simple majority vote described above, that either: (i) the shares voting in favor of the proposal include at least a majority of the shareholders who do not have a personal interest with respect to such proposal voting on the matter (excluding the vote of abstaining shareholders); or (ii) the total shareholdings of the shareholders who do not have a personal interest who vote against the proposal do not represent more than 2% of the voting rights in our Company. We refer to this threshold in this proxy statement as a “special majority.”

Under the Companies Law, a “personal interest” of a shareholder in an act or transaction of a company includes: (i) a personal benefit, gain or other interest of (a) the shareholder, (b) any relative of the shareholder; (c) a company with respect to which the shareholder (or any such relative) serves as a director or the chief executive officer, owns at least 5.0% of the shares or voting rights or has the right to appoint a director or the chief executive officer; and (d) a person acting as a proxy for the shareholder (even if the shareholder himself does not have a personal interest), and (ii) excludes an interest arising solely from the ownership of shares. The term “relative” means a spouse, sibling, parent, grandparent and child, and child, sibling or parent of a spouse or the spouse of any of the foregoing.

Each shareholder voting on proposals 2 and 3 is required to indicate whether or not the shareholder has a personal interest in the approval of the proposals.

Q:	Where can I find voting results of the Annual Meeting?

A:	We will announce the results for the proposals voted upon at the Annual Meeting and publish final detailed voting results in a Form 8-K filed within four business days after the Annual Meeting.

Q.	Where can I find additional copies of this proxy statement?

A:	Copies of this proxy statement are available on our website at www.cyren.com, under the Investor Relations tab (click on the “Investor Relations” link), at www.proxyvote.com and on the SEC website, www.sec.gov.

Q:	Who should I contact with other questions?

A:	If you have additional questions about this proxy statement or the Annual Meeting or would like additional copies of this proxy statement, please contact: Brian Dunn, 1430 Spring Hill Road Suite 330 McLean, VA 22102; Fax: 703-760-3321. You may also contact Kingsdale Advisors, our proxy solicitor for the Annual Meeting, by telephone at 1-800-749-9890.

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PROPOSAL ONE — ELECTION OF DIRECTORS

Background

Pursuant to the Companies Law and our Articles of Association, directors (other than External Directors) are elected by shareholders at the annual meeting of the shareholders and hold office until the next annual meeting following the annual meeting at which such director is elected and until a successor is elected, or until the director is removed. Directors may be removed and other directors may be elected in their place or to fill vacancies in the Board at any time by the holders of a majority of the voting power at a general meeting of the shareholders. Until a vacancy is filled by the shareholders, the Board may appoint new directors temporarily to fill vacancies on the Board.

Our Articles of Association provides that our Board shall be comprised of up to eleven directors, including the outside directors. Our Board currently consists of nine directors, four of whom are affiliated with Warburg Pincus LLC (“Warburg”), who we refer to as our Warburg Directors, and two of whom were External Directors until May 12, 2022, when our Board opted out of the requirement regarding the appointment of External Directors. As explained in greater detail in this proxy statement, two of our four Warburg Directors, and one of our former External Directors, will serve as directors until the expiration of their current terms and will not stand for re-election at the Annual Meeting.

Warburg Directors

Four of our current directors, Cary Davis, Brian Chang, Lauren Zletz and Rajveer Kushwaha, were nominated for service by Warburg and each of their appointments was approved at our 2021 annual meeting of shareholders (the “2021 Annual Meeting”).

For as long as Warburg and its affiliates beneficially own at least 10% of our issued and outstanding share capital, Warburg has the right to nominate directors for service on our Board equal to the maximum size of the Board permitted by our Articles of Association multiplied by the number of Ordinary Shares then beneficially owned by Warburg and its affiliates divided by the aggregate number of issued and outstanding Ordinary Shares, rounded down to the nearest whole number. Each Warburg Director nominee must fulfill the following appointment requirements, similar to all other director nominees:

●	provide to us such information as required to be provided under any applicable law by all directors of a company organized under the laws of Israel and listed on The Nasdaq Stock Market LLC (“Nasdaq”);

●	provide to us such additional information reasonably required by us to be provided by all directors for the purpose of a person’s nomination as our director;

●	have not been involved in any of the events enumerated in Item 401(f) of Regulation S-K (as in effect on the date of appointment) under the Securities Act of 1933 (to the extent material to his or her ability or integrity to serve as a director) during the time frame contemplated therein, except, to the extent not prohibited by any applicable law, as may be approved by the Board; and

●	not be subject to any order or judgment by a governmental authority or any other applicable law prohibiting service as a director of any public company organized under the laws of Israel or listed on Nasdaq.

Based on Warburg’s current ownership of our Ordinary Shares, Warburg is permitted to nominate two members for election at our Annual Meeting. Pursuant to the foregoing, Warburg has nominated Cary Davis and Lauren Zletz for election at the Annual Meeting to serve as Warburg Directors and the Board has confirmed, based on information provided by the Warburg Directors, that both of them meet the above appointment requirements.

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External Directors

The nine directors currently in office include John Becker and David Earhart, who were elected as our External Directors in accordance with the Companies Law. At our 2019 Annual Meeting, Mr. Earhart was re-elected for a three-year term of office commencing August 1, 2019 and until July 31, 2022, and at our 2020 Annual Meeting, Mr. Becker was re-elected for a three-year term of office commencing April 1, 2020 and until March 31, 2023. As permitted under the Companies Law, since we do not have a controlling shareholder and we comply with applicable securities laws and Nasdaq corporate governance rules, on May 12, 2022, our Board opted out of the requirement regarding the appointment of External Directors.

The term “controlling shareholder” means a shareholder having the ability to direct the activities of a company, other than by virtue of being an office holder (as defined under the Israeli Companies Law, 1999 and the regulations promulgated thereunder (the “Companies Law”), which includes directors, the CEO, other executive officers and any other managers directly subordinate to the CEO). Additionally, under Israeli law, a shareholder is considered a controlling shareholder (for the purposes of calculating votes in respect of matters involving a personal interest) if the shareholder holds 25% or more of the voting rights in a company (where no other shareholder holds a greater number of voting rights) and/or is otherwise a controlling shareholder as described above.

See “Corporate Governance—Opt-Out of External Director Requirement” for more details. Consequently, Mr. Becker and Mr. Earhart no longer serve as External Directors under Israeli law, but continue to serve as directors of our Board. Mr. Becker will continue to serve as a director until the expiration of his current term and will not stand for re-election at the Annual Meeting. Mr. Earhart has been nominated for re-election as a director at the Annual Meeting.

Director Nominees

In accordance with the Companies Law and without derogating from the appointment requirements listed above, each of the nominees has certified to us that he or she meets all the requirements of the Companies Law for election as a director of a public company, possesses the necessary qualifications and has sufficient time in order to fulfill his or her duties as our director, taking into account our size and special needs.

Shareholders are being asked to elect the six director nominees listed below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six director nominees listed below. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The following sets forth certain information with respect to each director nominee for election to the Board. The biographies of each of the director nominees contain information regarding the individual’s service as a director, business experience, and the qualifications, attributes or skills that led to the conclusion that the individual should serve as our director.

Name	Age	Position with Cyren	Director Since
James Hamilton	58	Chairman	February 2012
Brett Jackson	63	Director and Chief Executive Officer	May 2020
Hila Karah	53	Director	March 2008
Cary Davis*	55	Director	November 2017
Lauren Zletz*	35	Director	May 2018
David Earhart	60	Director	July 2013

*	Warburg Director

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James Hamilton joined the Board in February 2012. Mr. Hamilton has been Chief Executive Officer of Vitaltech Holdings since August 2018 and Chairman of Wedge Networks, a security solution company since August 2015. Mr. Hamilton is also the president of Valletta Capital, LLC since 2014. Mr. Hamilton has more than 25 years of leadership experience in senior executive roles across many highly successful high-tech companies. He brings proven success at building and leading high-potential, high growth companies from startup to IPO and often through acquisition. Mr. Hamilton was the CEO of Tipping Point, the renowned market leader in Intrusion Prevention Systems (IPS). Mr. Hamilton was also president of Click Security, and president of Efficient Networks, which also achieved a highly successful IPO and was later acquired by Siemens. He has also held various senior sales roles with multiple companies; most recently as SVP of worldwide sales and field operations at Cyan, Inc from March 2013 through August 2015. Mr. Hamilton is active in multiple venture capital, corporate, and charitable boards. We believe Mr. Hamilton is qualified to serve on our board of directors because of his longstanding service with us and his extensive leadership experience in senior executive roles across many highly successful high-tech companies.

Brett Jackson joined Cyren in May 2019 as our Chief Executive Officer. Previously, he served as Chief Executive Officer of Digital Reasoning, an artificial intelligence analytics software company, from April 2017 to February 2019. Prior to Digital Reasoning, Mr. Jackson was Chief Executive Officer of Logi Analytics from December 2008 to April 2016 and Chairman of Logi Analytics from May 2016 to October 2017. Earlier, Mr. Jackson was Chief Executive Officer of Digital Harbor and eSecurity, and previously served as Chief Operating Officer of Cybertrust (acquired by Verizon) and Axent Technologies (acquired by Symantec). We believe Mr. Jackson is qualified to serve on our Board because of his current and prior senior executive leadership and extensive industry and technology experience.

Hila Karah joined the Board in March 2008. Ms. Karah is an experienced board director and, since 2013, serves as an independent business consultant to private and public companies on strategy, operations, financing, regulatory and corporate governance. From November 2017 to September 2018, Ms. Karah was the executive chairperson of FloraFotonica Ltd., an Israeli Agro Tech startup. From 2006 until 2013, Ms. Karah was the chief investment officer of Eurotrust Ltd., a family office, where she focused primarily on investments in life science, internet, and high-tech companies. Prior to joining Eurotrust, Ms. Karah served as a senior analyst at Perceptive Life Sciences Ltd., a New York-based hedge fund. Prior to her position at Perceptive, Ms. Karah was a research analyst at Oracle Partners Ltd., a healthcare-focused hedge fund based in Connecticut. Ms. Karah has served on the board of Intec Pharma Ltd. a specialty pharma company (Nasdaq: NTEC) since 2009 and the board of Dario Health Corp. (Nasdaq: DRIO) since 2014. She also serves on the board of several private companies. Ms. Karah has a BA in molecular and cell biology from the University of California, Berkeley, and has studied at the UCSB – UCSF Joint Medical Program. We believe Ms. Karah is qualified to serve on our board of directors because of her longstanding service with us, her investment career in high-tech companies and experience serving on public company boards.

Cary Davis joined the Board in November 2017. Mr. Davis is a Managing Director at Warburg Pincus, which he joined in 1994, and focuses on investments in the software and financial technology sectors. He also serves on the boards of several private companies. Prior to joining Warburg Pincus, he was Executive Assistant to Michael Dell at Dell Computer and a consultant at McKinsey & Company. Mr. Davis received a B.A. in economics from Yale University and an M.B.A. from Harvard Business School. We believe Mr. Davis is qualified to serve on our board of directors because of his investment career in high-tech companies and experience serving on company boards.

Lauren Zletz joined the Board in May 2018. Ms. Zletz is a Principal at Warburg Pincus, which she joined in 2015. Prior to joining Warburg Pincus, Lauren worked in private equity at Thomas H. Lee Partners from July 2011 to July 2013, and investment banking at Greenhill & Company from June 2009 to June 2011. Lauren focuses on investments in the technology, software, and internet sectors, and has served on the boards of several companies. Lauren received an A.B. in Social Studies from Harvard College and an M.B.A. from the Stanford Graduate School of Business. We believe Ms. Zletz is qualified to serve on our board of directors because of her investment career in high-tech companies and experience serving on company boards.

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David Earhart, joined the Board in July 2013. David Earhart is the President of One Identity, a Quest Software business, which was spun out of Dell Software and is backed by Francisco Partners and Elliott Management since December 2017. Previously, David was CEO of Core Security from July 2015 and served as SVP of Worldwide Field Operations for Damballa, a leading provider of advanced threat protection, from January 2013. In this role, he was responsible for record, triple-digit growth. Beginning in December 2006, David was SVP of Security (IAM) Field Operations at CA Technologies, where his team delivered 300% growth in the security business. Prior to that, David held leadership and executive positions at BMC Software and venture-backed companies within the sales, support, and services functions. He holds a B.B.A. in Finance from Texas Tech University. We believe Mr. Earhart is qualified to serve on our board of directors because of his longstanding service with us and his extensive leadership experience in senior executive roles across many highly successful high-tech companies, including more than 20 years of security and systems management experience.

Proposal

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that each of Brett Jackson, Hila Karah, James Hamilton, Cary Davis, David Earhart and Lauren Zletz are hereby elected to serve as members of the Board until the next annual meeting of shareholders or until their respective successors are elected.”

Vote Required

Election of the above named director nominees requires the affirmative vote of the holders of a majority of the outstanding Ordinary Shares represented at the Annual Meeting, in person or by proxy, and voting on the election of directors. Each director nominee shall be voted separately. Abstentions and broker non-votes will have no effect on whether the requisite vote is obtained.

Board Recommendation

The Board recommends that our shareholders vote “FOR” the election of each of the directors nominated for service under this proposal.

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Corporate Governance

Board Leadership Structure

Our Board has not adopted a formal policy regarding the need to separate or combine the offices of Chairman of the Board and Chief Executive Officer and instead the Board remains free to make this determination from time to time in a manner that seems most appropriate for Cyren, subject to the Companies Law. Currently, we separate the positions of CEO and Chairman in recognition of the differences between the two roles. Brett Jackson serves as our CEO and Mr. Hamilton serves as our Chairman. The CEO is responsible for the strategic direction of Cyren and our day-to-day leadership and performance, while the Chairman provides guidance to the CEO, sets the agenda for the Board meetings and presides over meetings of the Board. We believe that the current separation provides an effective monitoring and objective evaluation of the CEO’s performance. The separation also allows the Chairman to strengthen the Board’s objective oversight of our performance and governance standards.

Opt-Out of External Director Requirement

Under the Companies Law, Israeli public companies are generally required to appoint at least two external directors, who need to meet certain criteria and be appointed according to a specific procedure. However, according to the Israeli Companies Regulations (Relief for Companies Whose Shares are Registered for Trading Outside of Israel) — 2000 (the “Relief Regulations”), a company whose shares are traded on certain stock exchanges outside Israel (including the Nasdaq Capital Market, such as us) that does not have a controlling shareholder and that complies with the requirements of the laws of the foreign jurisdiction where the company’s shares are listed, as they apply to domestic issuers, with respect to the appointment of independent directors and the composition of the audit committee and compensation committee, may elect to exempt itself from the requirements of Israeli law with respect to among other things (i) the requirement to appoint external directors and that one external director serve on each committee of the board of directors; and (ii) certain limitations on the employment or service of an external director or his or her spouse, children or other relatives, following the cessation of his or her service as an external director, by or for the company, its controlling shareholder or an entity controlled by the controlling shareholder.

Under the Relief Regulations, these concessions will continue to be available to us so long as (i) our shares are traded on a U.S. stock exchange, including the Nasdaq Capital Market; (ii) we do not have a controlling shareholder (as such term is defined under the Companies Law), and (iii) we comply with the majority board independence requirements and audit committee and compensation committee requirements under U.S. laws applicable to U.S. domestic issuers.

As we do not have a controlling shareholder and we comply with applicable securities laws and Nasdaq corporate governance rules, on May 12, 2022, our Board opted out of the requirement regarding the appointment of External Directors. As a result of our opting-out of such requirement, Mr. Becker and Mr. Earhart no longer serve as External Directors under Israeli law, but continue to serve as directors of our Board. Mr. Becker will continue to serve as a director until the expiration of his current term and will not stand for re-election at the Annual Meeting. Mr. Earhart has been nominated for re-election as a director at the Annual Meeting.

Director Independence

Each year, the Board undertakes a review of director independence, which includes a review of each director’s responses to questionnaires asking about any relationships with us. This review is designed to identify and evaluate any transactions or relationships between a director or any member of his or her immediate family and us, or members of our senior management or other members of our Board, and all relevant facts and circumstances regarding any such transactions or relationships. Consistent with these considerations, our Board has affirmatively determined that our current non-employee directors, who are listed below, are “independent directors” pursuant to Nasdaq Listing Rule 5605(a)(2):

●	Hila Karah;

●	James Hamilton;

●	David Earhart;

●	John Becker;

●	Cary Davis;

●	Brian Chang;

●	Lauren Zletz; and

●	Rajveer Kushwaha.

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Financial and Accounting Expertise; Professional Expertise

Under the Companies Law, the board of directors of a public company is required to determine the minimum number of directors who have financing and accounting expertise as defined under the Companies Law. Our Board has determined that at least one of our directors should have financing and accounting expertise.

A director can satisfy the requirements of having “financial and accounting expertise” if due to his or her education, experience and qualifications he or she has acquired expertise and understanding in business and accounting matters and financial statements, in a manner that allows him or her to understand, in depth, the company’s financial statements and to spur a discussion regarding the manner in which the financial data is presented.

Meetings

During 2021, the Board held a total of 16 meetings. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period in which he or she was a director and (2) the total number of meetings of all committees on which he or she served during the period in which he or she was a director. It is the policy of the Board to encourage its members to attend our annual general meeting of shareholders. One director was present at the 2021 Annual Meeting.

Executive Sessions

The independent members of the Board meet regularly in executive sessions without management, to consider such matters as they deem appropriate.

Board Committees

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Copies of the committee charters of each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee setting forth the respective responsibilities of the committees can be found under the Investor Relations — Corporate Governance — Overview section of our website at www.cyren.com, and such information is also available in print to any shareholder who requests it through our Investor Relations department.

Audit Committee

Number of meetings in 2021: 4

The Audit Committee is responsible for overseeing (i) the integrity of our financial statements; (ii) the independent auditor’s qualifications, independence, compensation and performance; (iii) our financial reporting processes and accounting policies; (iii) performance of our internal audit function; and (iv) our compliance with legal and regulatory requirements. In doing so, the Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions.

The Audit Committee’s duties include:

●	determining whether there are delinquencies in the business management practices of a company, including in consultation with an internal auditor or independent auditor, and making recommendations to the Board to improve such practices;

●	reviewing and discussing with management and the independent auditor our financial statements, earnings releases and internal audit reports;

●	subject to shareholder approval, appointing, engaging and establishing the compensation of the independent registered public accounting firm and taking necessary actions to confirm that the accountants are independent of management;

●	reviewing the independent auditor’s plans for the audit, its scope and approach and staffing of the audit and overseeing the work of the independent auditor;

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●	approving the audit services and permitted non-audit services performed by our independent auditors and reviewing their reports regarding our accounting practices and systems of internal accounting controls;

●	recommending to the Board the appointment of the internal auditor and discussing with the internal auditor and management the internal auditor’s report;

●	establishing and maintaining procedures for the receipt, retention and treatment of complaints regarding accounting, internal control or auditing matters, and for the confidential, anonymous submission by employees regarding questionable accounting or auditing matters and the protection to be provided to such employees;

●	assessing compliance with our code of business practices and/or code of ethics; and

●	discussing with management our policies and guidelines with respect to risk assessment and risk management.

Under the Companies Law, the responsibilities of the Audit Committee include identifying irregularities in the management of our business and approving related person transactions as required by law, classifying company transactions as extraordinary transactions or non-extraordinary transactions and as material or non-material transactions in which an officer has an interest (which will have the effect of determining the kind of corporate approvals required for such transaction), assessing the proper function of the company’s internal audit regime and determining whether its internal auditor has the requisite tools and resources required to perform his role and to regulate the company’s rules on employee complaints, reviewing the scope of work of the company’s independent accountants and their fees, and implementing a whistleblower protection plan with respect to employee complaints of business irregularities.

Independence and Financial Expertise. The Audit Committee currently consists of David Earhart (chair), John Becker and Hila Karah. The Board has reviewed the background, experience and independence of each Audit Committee member and has determined that each member of the Audit Committee meets the independence requirements under the Nasdaq Listing Rules and the enhanced independence standards for audit committee members required by the SEC. In addition, the Board has determined that John Becker meets the requirements of an audit committee financial expert under SEC rules.

Under Israeli law, a majority of members of the Audit Committee must be independent directors, as defined under Israeli law. The Audit Committee may not include the Chairman of the Board, any director employed by or otherwise providing services on a regular basis to us.

Compensation Committee

Number of meetings in 2021: 6

The compensation committee is responsible for (i) proposing executive officer compensation policy, including compensation for our named executive officers, to the Board, (ii) proposing necessary revisions to the Compensation Policy and examining its implementation, (iii) determining whether to approve transactions with respect to compensation of officers, and (iv) determining, in accordance with our Compensation Policy, whether to exempt the compensation terms with an unaffiliated nominee for the position of chief executive officer from requiring shareholder approval, provided such terms meet with the Compensation Policy.

The Compensation Committee’s duties include:

●	determining our compensation strategy and proposing our Compensation Policy;

●	reviewing and approving the corporate goals and objectives relevant to executive officer compensation;

●	evaluating the performance of executive officers in light of established goals and objectives and determining appropriate terms of compensation;

●	making recommendations to the Board regarding executive compensation, if required by applicable law;

●	discussing with the CEO the incentive compensation programs and corporate goals and objectives for executive officers;

●	recommending cash-based and equity-based incentive compensation plans and arrangements to the Board;

●	making recommendations to the Board for director compensation after reviewing analyses relating the form and amount of compensation to be paid or awarded; and

●	administering our various stock option plans, including the issuance of option grants to employees of the Company and its subsidiaries.

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Role of Compensation Consultants and Advisors. The Compensation Committee has the authority, pursuant to its charter, to engage the services of compensation consultants, legal counsel and other advisors as it in its sole discretion deems necessary and appropriate to assist the Compensation Committee in connection with its functions. The Compensation Committee did not engage a compensation consultant in 2021. In 2022, Cyren management engaged an external specialist executive compensation consultant, Willis Towers Watson (the “Consultant”) to review and provide recommendations on the amendment and restatement of its equity incentive plans, and provide market data relevant to the Compensation Policy and executive compensation. The Consultant provided compensation market data, including an assessment for senior executives and the Board.  This information was made available to the Compensation Committee.

Role of Management. Our Compensation Committee meets with our Chief Executive Officer before the end of each fiscal year to discuss the incentive compensation programs to be in effect for our executive officers for the following fiscal year and the corporate goals and objectives relevant to those programs. The Chief Executive Officer is not present during voting or any deliberations of the Compensation Committee as pertaining to the Chief Executive Officer’s compensation terms.

Independence. The Compensation Committee currently consists of John Becker (chair), Hila Karah and David Earhart. The Board has determined that each member of the Compensation Committee meets the independence requirements under Rule 5605(a)(2) of the Nasdaq Listing Rules.

Under Israeli law, the member(s) of the Compensation Committee shall be directors who do not receive direct or indirect compensation for their role as directors (other than amounts paid pursuant to indemnification and/or exculpation contracts or commitments and insurance coverage). The Compensation Committee may not include the chairman of the board, any director employed by or otherwise providing services on a regular basis to us.

Compensation Committee Interlocks and Insider Participation

During 2021, John Becker, Hila Karah and David Earhart served as Compensation Committee members. None of these individuals was during 2021, an officer or employee of our Company, or was formerly an officer of our Company. During 2021, none of our executive officers served as a director of another entity, one of whose executive officers served on the Compensation Committee, and none of our executive officers served as a member of the compensation committee of another entity, whose executive officers served as a member of our Board.

There were no transactions during 2021 between our Company and any of the directors who served as members of the Compensation Committee for any part of 2021 that would require disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related party transactions.

Nominating and Governance Committee

Number of meetings in 2021: 1

The Nominating and Governance Committee’s duties include:

●	establishing criteria for selecting Board nominees and adopting formal procedures addressing the nominations and selection process;

●	recommending to the Board director candidates for election at the annual meeting of shareholders, or to fill vacancies, pursuant to criteria established by the committee; and

●	considering and recommending the removal of any director, for cause, if necessary.

Independence.  The Nominating and Governance Committee currently consists of Hila Karah (chair), James Hamilton, David Earhart and Brian Chang. The Board has determined that each member of the Nominating and Governance Committee meets the independence requirements under Rule 5605(a)(2) of the Nasdaq Listing Rules.

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Consideration of Director Nominees

Director Qualifications. Our Nominating and Governance Committee believes that members of the Board should have the highest professional and personal ethics and values and conduct themselves in a manner that is consistent with our Code of Ethics. While the Nominating and Governance Committee has not established specific minimum qualifications for director candidates, the committee believes that candidates and nominees must reflect a Board that is comprised of directors who have: personal and professional integrity, ethics and values; experience in corporate management, a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment; experience in our industry; experience as a board member of another publicly held company; academic expertise in an area of our operations; diversity of experience and perspective including but not limited to diversity in race, gender, geography, thought, viewpoints, background, skills and expertise; and practical and mature business judgment, including ability to make independent analytical inquiries.

Identifying and Evaluating Director Nominees. The Nominating and Governance Committee considers possible candidates for nominees for directors from many sources, including management and shareholders. The Nominating and Governance Committee evaluates the suitability of potential candidates nominated by shareholders in the same manner as other candidates recommended to the Nominating and Governance Committee, in accordance with the criteria described above. The Nominating and Governance Committee considers the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. The Nominating and Governance Committee also provides input and guidance regarding the independence of directors, for review and approval by our Board. The Nominating and Governance Committee may in the future engage, the services of executive search firms to assist the Nominating and Governance Committee and the Board in identifying and evaluating potential director candidates. In addition, Warburg has the right to nominate directors for service on our Board, as described in more detail under proposal 1.

Shareholder Nominations and Recommendations. The Companies Law provides a process by which one or more shareholders holding 1% or more of the voting rights of a company may propose the nomination of a candidate to the Board of Directors to be brought before the meeting of the shareholders. See “Shareholder Proposals for the 2022 Annual Meeting.”

Board Diversity Matrix

The Board believes that the Company and our stockholders are best served by having a Board that brings a diversity of experience and perspective to Board meetings. The Corporate Governance and Nominating Committee and the Board will consider such diversity in identifying director nominees. The table below provides information with respect to how each of our directors self-identifies with respect to gender, race and ethnicity and LGBTQ+ status.

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Board Diversity Matrix (as of June 30, 2022)

Total Number of Directors	9

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		4
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background	5

Code of Ethics

We have adopted a Code of Ethics applicable to our senior financial officers, including our principal executive, financial and accounting officers. The Code of Ethics can be found under the Investor Relations — Corporate Governance — Overview section of our website at www.cyren.com. We intend to provide disclosure of any amendments or waivers of our Code of Ethics on our website within four business days following the date of the amendment or waiver.

Related Person Transactions and Other Information

Related Person Transactions Policy

Under applicable Nasdaq Listing Rules, all related person transactions must be approved by our Audit Committee or another independent body of the Board. Current SEC rules define transactions with related persons to include any transaction, arrangement or relationship (i) in which the company is a participant, (ii) in which the amount involved exceeds $120,000 (or, in the case of a smaller reporting company, the lesser of $120,000 or one percent of the average of the company’s total assets at year-end for the last two completed fiscal years), and (iii) in which any executive officer, director, director nominee, beneficial owner of more than 5% of the company’s common stock, or any immediate family member of such persons has or will have a direct or indirect material interest. All directors must recuse themselves from any discussion or decision in which they may have a conflict (i.e. matters affecting their personal, business or professional interests).

In addition, pursuant to the Companies Law, an office holder (as defined under the Companies Law, which includes directors, the CEO, other executive officers and any other managers directly subordinate to the CEO) is required to promptly disclose to the company any personal interest that he or she may have and all related material information or documents relating to any existing or proposed transaction by the company. An interested office holder’s disclosure must be made promptly and in any event no later than the first meeting of the Board at which the transaction is considered. An office holder is not obliged to disclose such information if the personal interest of the office holder derives solely from the personal interest of his or her relative in a transaction that is not considered as an extraordinary transaction.

The term “personal interest” is defined under the Companies Law to include the personal interest of a person in an action or in the business of a company, including the personal interest of such person’s relative or the interest of any corporation in which the person is an interested party, but excluding a personal interest stemming solely from the fact of holding shares in the company. A personal interest furthermore includes the personal interest of a person for whom the office holder holds a voting proxy or the interest of the office holder with respect to his or her vote on behalf of the shareholder for whom he or she holds a proxy even if such shareholder itself has no personal interest in the approval of the matter.

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Under the Companies Law, an extraordinary transaction which requires approval is defined as any of the following: (i) a transaction other than in the ordinary course of business; (ii) a transaction not on market terms; or (iii) a transaction that may have a material impact on the company’s profitability, assets or liabilities.

Under the Companies Law, once an office holder has complied with the disclosure requirement described above, a company may approve a transaction between the company and the office holder or a third party in which the office holder has a personal interest, or approve an action by the office holder that would otherwise be deemed a breach of duty of loyalty. However, a company may not approve a transaction or action that is adverse to the company’s interest or that is not performed by the office holder in good faith.

Transactions with Related Persons

Except as set forth below, since January 1, 2020, we have not had any relationships or transactions with any of our executive officers, directors, beneficial owners of more than 5% of our Ordinary Shares or any immediate family member of such persons that were required to be reported pursuant to Item 404(a) of Regulation S-K.

On December 5, 2018, we issued $10.0 million aggregate principal amount of convertible notes in a private placement to affiliates of Yelin Lapidot Holdings Management Ltd., which held at the time more than 5% of the Company’s securities. The outstanding principal amount of $10.0 million was repaid in full at maturity on December 5, 2021.

On March 19, 2020, our CEO, Brett Jackson, participated in our offering of 5.75% Convertible Debentures, in which he purchased from the Company a 5.75% Convertible Debenture in the principal amount of $250,000 pursuant to a purchase agreement. We also entered into a registration rights agreement with Mr. Jackson and the other purchasers pursuant to which we agreed to, among other things, file one or more registration statements with the SEC within sixty days of the date of the registration rights agreement upon any conversion of the Convertible Debentures or as interest payments.

Board’s Role in Risk Oversight

The role of the Board is to understand the nature of the material risks we face and, based upon the information brought to its attention by management and our risk management processes, policies and procedures, evaluate whether such processes, policies and procedures are reasonably designed to respond to and mitigate the risks we face. Throughout the year, the Board, the Audit Committee and the Compensation Committee receive periodic reports from management identifying and explaining key areas of risk applicable to us and an explanation of the processes, policies and procedures in place to monitor and assess those risks.

The Board, the Audit Committee and the Compensation Committee oversee the risks pertaining to their principal areas of focus as described below:

Board. Considers strategic and operational risks associated with the annual operating plan and other current matters that may present material risks to our operations, plans, prospects or reputation.

Audit Committee. Considers major financial and accounting risk exposures.

Compensation Committee. Considers risks associated with our compensation programs, policies and practices and strives to create incentives that do not encourage risk-taking behavior that is inconsistent with the Company’s business strategy.

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Director Compensation

Under the Companies Law, as amended, pursuant to Amendment 20 of the Companies Law, our directors can be paid for their services as directors to the extent such payments are in accordance with the Compensation Policy adopted by the Company after approval by the compensation committee, our Board and our shareholders by ordinary majority, or, if their compensation deviates from the Compensation Policy, after approval by the compensation committee, our Board and our shareholders by a special majority, provided that (i) the majority of the votes includes at least a majority of all the votes of shareholders who do not have a personal interest in the compensation paid to the directors and participating in the vote or (ii) the total of opposing votes from among the shareholders described in subsection (i) above does not exceed 2% of all the voting rights in the company.

At the 2021 Annual Meeting, our shareholders approved the grant of RSU awards to (i) Hila Karah, David Earhart, John Becker, Cary Davis, Brian Chang, Lauren Zletz and Rajveer Kushwaha in the amount of 1,250 RSUs each and (ii) James Hamilton in the amount of 1,750 RSUs. The cash compensation paid to non-employee directors was unchanged and remains at $7,500 per quarter. Directors also are reimbursed for their expenses for each Board meeting attended.

The table below summarizes the compensation paid by us to our non-employee directors for services rendered in 2021.

Name	Fees Earned or Paid in Cash		Stock Awards(1)		Option Awards(1)	Total
Hila Karah	$30,000		$37,150		—	$67,150
Todd Thomson	15,615	(2)	21,400	(3)	—	37,015
James Hamilton	30,000		22,050		—	52,050
John Becker	30,000		37,150		—	67,150
David Earhart	30,000		41,430		—	71,430
Cary Davis	30,000		37,150		—	67,150
Brian Chang	30,000		37,150		—	67,150
Lauren Zletz	30,000		37,150		—	67,150
Rajveer Kushwaha	30,000		37,150		—	67,150
Lior Samuelson	667	(4)	21,400	(5)	—	22,067

(1)	The amounts shown in these columns represent the estimated aggregate grant date fair value of the RSU and option awards granted to the non-employee directors in 2021. The aggregate grant date fair value of these awards is computed in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant date fair value of RSU and option awards are set forth in Note 2(q) in our financial statements, which is included in the 2021 Annual Report.
(2)	Mr. Thomson resigned as a director effective July 8, 2021. The fees above reflect fees for this partial year of service through July 8, 2021. Mr. Thomson was not replaced.
(3)	On January 4, 2021, Mr. Thomson received 1,000 RSUs which vested annually over four years. Due to Mr. Thomson’s resignation effective July 8, 2021, these RSUs did not vest and were cancelled in 2021.
(4)	Mr. Samuelson resigned from the Board on January 8, 2021. The fees above are pro-rated for his partial year of service as director.
(5)	Mr. Samuelson resigned from the Board on January 8, 2021. On January 4, 2021, Mr. Samuelson received 1,000 RSUs which vested annually over four years. Due to Mr. Samuelson’s resignation effective January 8, 2021, these RSUs did not vest and were cancelled in 2021.

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The table below sets forth the aggregate number of RSUs and unexercised stock options outstanding at December 31, 2021 for each of our non-employee directors.

Name	Aggregate Number of RSUs Outstanding at December 31, 2021	Aggregate Number of Unexercised Stock Options Outstanding at December 31, 2021
Hila Karah	3,375	834
James Hamilton	4,563	—
John Becker	3,375	2,500
David Earhart	3,725	—
Cary Davis	3,250	2,500
Brian Chang	3,250	2,500
Lauren Zletz	3,250	2,500
Rajveer Kushwaha	3,250	2,500

Non-Employee Director Equity Incentive Plan

On December 22, 2016, our shareholders approved the 2016 Non-Employee Director Equity Incentive Plan, as amended and restated (the “Non-Employee Director Equity Incentive Plan”). This plan replaced all previous non-employee stock option plans which terminated. The Non-Employee Director Equity Incentive Plan allows for the issuance of RSUs, as well as options. Each option and RSU granted under the Non-Employee Director Equity Incentive Plan generally vests over a period of four years. Each option has an exercise price equal to the fair market value of the Ordinary Shares on the grant date of such option. Options granted under the Non-Employee Director Equity Incentive Plan generally expire after six years from the date of grant. Options and RSUs cease vesting upon termination of the relationship with us, unless the termination is in connection with a Change in Control in which case the unvested options or RSUs would be subject to full accelerated vesting.

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PROPOSAL TWO — APPROVAL OF COMPENSATION TO OUR CHIEF EXECUTIVE OFFICER

Background

Under the Companies Law, the compensation of our Chief Executive Officer must be approved by our Compensation Committee, Board and shareholders, in that order. In addition, under the Companies Law, when approving such compensation, the Compensation Committee and Board must determine that the compensation is in accordance with the Company’s Compensation Policy.

On June 16, 2022, our Compensation Committee and Board approved an increase in base salary and the proposed equity-based compensation to our Chief Executive Officer, Brett Jackson, and recommended that shareholders approve such increase in base salary and proposed equity-based compensation at the Annual Meeting. Our Compensation Committee and Board determined that such increase in base salary and such proposed equity-based compensation are in accordance with our Compensation Policy.

Proposed Compensation

We are asking shareholders to approve (i) an increase in base salary from $365,000 to $400,000 and (ii) a grant to Mr. Jackson of an amount of RSUs equal in value to $585,000, up to a maximum of 292,500 RSUs (depending upon the stock price at the time of grant), under our 2016 Equity Incentive Plan. The RSUs will vest over three years, with one-third vesting on the first anniversary of the date our Board approves the grant of RSUs to Mr. Jackson, and in equal quarterly installments thereafter.

In 2022, the Company engaged the Consultant in order to analyze our current executive compensation structure. As part of that review, the Consultant determined that Mr. Jackson’s current compensation level is materially below the 50th percentile for companies representing a large cross-section of industries and size within the market, which is defined as companies participating in the 2021 Willis Towers Watson General Industry Executive Compensation Report. The increase in base salary and award of equity-based compensation is therefore critical to provide an effective retention incentive. As a result of the conclusions of the Consultant’s report, our Compensation Committee and Board have determined that, it would be advisable for the Company to increase Mr. Jackson’s base salary and equity-based compensation in order to better reflect the terms being offered by companies in a similar sector and of a similar size to the Company. The proposed RSU grant has a three year vesting period, offering a significant retention effect, as well as incentivizing long term value creation, since the ultimate grant value is dependent on our share price and on Mr. Jackson continuing his service with the Company during the vesting period. Additionally, the Compensation Committee and Board noted in their approval that the increase in base salary and proposed equity-based compensation is intended to compensate Mr. Jackson for his proven value and contributions to the Company’s development and business and is in accordance with our Compensation Policy. Accordingly, our Compensation Committee and Board determined that the terms of the increase in base salary and grant of RSUs described in this Proposal Two are reasonable and in the best interest of the Company taking into account, among other things, the size of the Company, the scope of its business operations, its risk management policy and the objectives that the Company aims to achieve from time to time.

To the extent not approved by the shareholders, the Compensation Committee and the Board of Directors may nonetheless approve the increase in the Chief Executive Officer’s compensation, following re-discussion of the matter and for specified reasons, provided such approval is in the best interests of the Company.

Proposal

It is proposed that the following resolution be adopted by shareholders:

“RESOLVED, that the compensation for the Company’s Chief Executive Officer, as presented above, is hereby approved.”

Vote Required

Approval of the Chief Executive Officer’s compensation requires the affirmative vote of the holders of a majority of the Ordinary Shares represented at the Annual Meeting, in person or by proxy, and voting on the approval of the Chief Executive Officer’s compensation, provided that, either (i) the shares voting in favor of the proposal include at least a majority of the shareholders who do not have a personal interest with respect to such proposal voting on the matter (excluding the vote of abstaining shareholders); or (ii) the total shareholdings of the shareholders do not have a personal interest who vote against the proposal do not represent more than 2% of the voting rights in our Company.

For further information on the definition of “personal interest”, see “Questions and Answers about Voting at the Annual Meeting and Related Matters — How many votes are required for approval of each of the proposals?”

Abstentions and broker non-votes will have no effect on whether the requisite vote is obtained.

Board Recommendation

The Board recommends that the shareholders vote “FOR” the adoption of this resolution.

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PROPOSAL THREE — APPROVAL OF AMENDED COMPENSATION POLICY AND COMPENSATION TO OUR NON-EMPLOYEE DIRECTORS

Background

The Compensation Policy provides a framework for establishing the terms of office and employment of the Company’s office holders, a recoupment policy and guidelines with respect to the structure of the variable pay of office holders. The term “office holder,” as defined in the Companies Law, includes directors, executive officers and any manager directly subordinate to the chief executive officer.

The Compensation Policy currently permits the Company to compensate its non-employee directors with cash compensation equal to the maximum pay allowed under the Companies Regulations (Rules Regarding the Compensation and Expenses of an External Director), 5760-2000, as amended by the Companies Regulations (Relief for Public Companies Traded in Stock Exchange Outside of Israel), 5760-2000, as such regulations may be amended from time to time (the “Regulations”).

In 2022, the Company engaged the Consultant in order to analyze our current executive compensation structure. As part of that review, the Consultant determined that the current cash compensation that we pay our non-employee directors is materially below the 50th percentile for the market. Furthermore, the Consultant noted that our non-employee directors are not compensated for membership of committees of the Board, which compensation is now common for directors of companies in our Peer Group and for companies operating in our industry in general, and which compensation is generally differentiated between the types of committees. As a result of the conclusions of the Consultant’s report, our Compensation Committee and Board have determined that in order to attract and retain leading candidates to serve on our Board, it would be advisable for the Company to adjust its Compensation Policy in order to better reflect the terms being offered by companies in a similar sector and of a similar size to the Company. Our Compensation Committee and Board determined that since the Regulations (i) set forth maximum limits in NIS rather than US Dollars and therefore subject the non-employee directors to limits on their compensation which will be determined by arbitrary fluctuations in the exchange rate; and (ii) do not provide sufficient flexibility to allow the Company to set competitive compensation structures for our non-employee directors, that the Regulations should not serve as the basis for the determination of the cash compensation for our non-employee directors.

Proposed Amendment to Compensation Policy and Change in Non-Employee Director Compensation Terms

In light of the conclusions of the Consultant, at their meetings held on July 7 and July 8, 2022, the Compensation Committee and the Board determined that the Compensation Policy should be amended, so that the maximum payments to our non-employee directors should be fixed as follows:

●	A fixed annual retainer of up to $30,000 for non-employee director membership on the Board;

●	A fixed annual retainer of up to $4,250 for the non-employee members of the Compensation Committee, with up to an additional $6,500 payable to the chairman of the Compensation Committee; and

●	A fixed annual retainer of up to $7,000 for the non-employee members of the Audit Committee, with up to an additional $10,000 payable to the chairman of the Audit Committee.

The Compensation Committee and Board determined that the terms of the proposed amendment are reasonable and in the best interest of the Company taking into account, among other things, the size of the Company, the scope of its business operations, its risk management policy and the objectives that the Company aims to achieve from time to time.

For further information on the terms of the proposed amended Compensation Policy, we encourage you to refer to the text of the Compensation Policy, a copy of which has been attached to this proxy statement as Appendix A.

To the extent not approved by the shareholders, the Compensation Committee and the Board of Directors may nonetheless approve the amendment to the Compensation Policy, following re-discussion of the matter and for specified reasons, provided such approval is in the best interests of the Company.

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Currently, the only cash compensation payable to our non-employee directors is an annual retainer of $30,000 for their membership of the Board.

In light of the conclusions of the Consultant, at their meetings held on July 7 and July 8, 2022, the Compensation Committee and Board also determined that to the extent that our non-employee directors’ compensation does not reflect the proposed amendment to the Compensation Policy, such compensation should be increased to reflect that amendment.

Under the Companies Law, the compensation of our directors must be approved by our Compensation Committee, Board and shareholders, in that order. In addition, under the Companies Law, when approving such compensation, the Compensation Committee and Board must determine that the compensation is in accordance with the Compensation Policy. For the reasons described above, the Compensation Committee and Board determined that the increases to the non-employee director cash compensation are reasonable and in the best interest of the Company.

We are asking shareholders to approve (i) the proposed amendment to the Compensation Policy described above and (ii) any increases to the non-employee director cash compensation reflected by the amendment to the Compensation Policy.

Proposal

It is proposed that the following resolution be adopted by shareholders:

“RESOLVED, to approve the following amendment to the Compensation Policy and any increases in compensation to the Company’s non-employee directors reflected by the amendment to the Compensation Policy:

Section 6.1 of the Compensation Polity should be deleted and replaced in its entirety by the following:

“The annual equity compensation of the Company’s non-employee directors (excluding external directors) may be no greater than 25,000 RSUs per year, with the exception of the Chairman of the Board, who may be awarded equity grants which are no greater than 35,000 RSUs per year, unless shareholders approve higher compensation from time-to-time. The cash compensation of the Company’s non-employee external directors may be as follows:

●	A fixed annual retainer of up to $30,000 for non-employee director membership on the Board;

●	A fixed annual retainer of up to $4,250 for the non-employee members of the Compensation Committee, with up to an additional $6,500 payable to the chairman of the Compensation Committee; and

●	A fixed annual retainer of up to $7,000 for the non-employee members of the Audit Committee, with up to an additional $10,000 payable to the chairman of the Audit Committee.”

Vote Required

Approval of the amendment to the Compensation Policy and the compensation to our non-employee directors in accordance with the amended Compensation Policy requires the affirmative vote of the holders of a majority of the Ordinary Shares represented at the Annual Meeting, in person or by proxy, and voting on the approval of the amendment, provided that, either (i) the shares voting in favor of the proposal include at least a majority of the shareholders who do not have a personal interest with respect to such proposal voting on the matter (excluding the vote of abstaining shareholders); or (ii) the total shareholdings of the shareholders who do not have a personal interest who vote against the proposal do not represent more than 2% of the voting rights in our Company.

For further information on the definition of “personal interest”, see “Questions and Answers about Voting at the Annual Meeting and Related Matters — How many votes are required for approval of each of the proposals?”

Abstentions and broker non-votes will have no effect on whether the requisite vote is obtained.

Board Recommendation

The Board recommends that the shareholders vote “FOR” the adoption of this resolution.

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PROPOSAL FOUR — APPROVAL OF amended and restated 2016 EQUITY INCENTIVE PLAN

Introduction

At the Annual Meeting, our shareholders will be asked to approve amendments to our 2016 Equity Incentive Plan as described below. Although not all of the changes are required to be approved by our shareholders, we have included discretionary amendments in a single amendment and restatement that we are submitting for shareholder approval at the Annual Meeting. The amendments under the 2016 Equity Incentive Plan were approved by the Board on July 8, 2022 and will become effective upon receipt of the shareholders’ approval at the Annual Meeting.

In the discussion of this proposal, we refer to the currently existing version of the 2016 Equity Incentive Plan and its respective Israeli Appendix as the “Current Employee Plan,” and we refer to the version of the 2016 Equity Incentive Plan and its respective Israeli Appendix, in the event that the shareholders approve this proposal, as the “Amended Employee Plan.”

Proposed Material Amendments to the Current Employee Plan

The material differences between the Current Employee Plan and the Amended Employee Plan are described below. For further information on the terms of the proposed Amended Employee Plan, we encourage you to refer to the text of the Amended Employee Plan, a copy of which has been attached to this proxy statement as Appendix A.

Increase in Share Reserve

At the Annual Meeting, our shareholders will be asked to approve an increase in the number of Ordinary Shares authorized for issuance under the Current Employee Plan from 560,000 to 1,225,000, as reflected in the Amended Employee Plan. As of March 31, 2022, approximately 277,000 Ordinary Shares remained available for the future grant of equity awards under the Current Employee Plan. In addition, pursuant to the Current Employee Plan, any shares subject to outstanding awards under our Israeli Share Option Plan, Amended and Restated 1999 Non-Employee Directors Stock Option Plan and 2006 U.S. Stock Option (collectively, the “Predecessor Plans”) that are subsequently forfeited or repurchased for cost or that expire or are terminated or cancelled without having been exercised or settled will automatically become available for issuance under the Current Employee Plan, and no change to this provision is being made in the Amended Employee Plan. The Amended Employee Plan also increases the number of Ordinary Shares authorized for issuance in the form of incentive stock options under the Current Employee Plan from 300,000 to 1,255,000.

The Board believes that the Current Employee Plan has contributed to strengthening the incentive of participating employees and directors (“participating employees”) to achieve the objectives of the Company and its shareholders by encouraging such participating employees to acquire a greater proprietary interest in the Company. However, our Board has determined that, as a result of our 1-for-20 reverse share split in February 2022 that reduced the number of shares available under the plan, the current number of Ordinary Shares authorized for issuance under the Current Employee Plan is insufficient for the stated objectives of the plan. The Board believes that additional Ordinary Shares should be reserved for use under the Current Employee Plan to enable us to attract and retain key employees and directors through the granting of awards under the Current Employee Plan. No new plan benefits have been granted to date, and future awards under the Current Employee Plan are not yet determinable. In the event that the required vote to approve the increase to the Current Employee Plan is not obtained, such increase will not become effective and we will not be able to continue to make grants of awards pursuant to the terms of the Current Employee Plan as currently in effect.

In setting the number of proposed additional Ordinary Shares issuable under the Amended Employee Plan, the Compensation Committee, in consultation with Cyren management and the Consultant, considered a number of factors including: Ordinary Shares currently available under the Company’s existing equity plans and how long the Ordinary Shares available (both currently and assuming the approval by the shareholders of this proposal) are expected to last; historical equity award granting practices; impact of equity awards under the Company’s existing equity plans and expected value transfer and dilution. Management worked with the Consultant to help determine a reasonable equity pool share request considering both equity share needs and overall dilution levels, and to review the equity plan documents for governance best practices.

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Share Reservation

In its determination to recommend that the Board approve the Amended Employee Plan, the Compensation Committee reviewed a summary of the Current Employee Plan terms and the share usage, overhang and dilution metrics set forth below, as well as market practices and trends and the cost of the Current Employee Plan. The following table summarizes the number of shares that were authorized for issuance related to outstanding awards under the Predecessor Plans, the Current Employee Plan and the Current Non-Employee Director Plan as of March 31, 2022.

Shares Subject to Outstanding Options	Shares Subject to Outstanding RSUs	Shares Remaining Available for Future Grants under the Existing Plans		Total
163,447(1)	328,163	314,021	(2)	805,631

(1)	The weighted average exercise price of the options is $39.63 and the weighted average remaining term is 2.71 years.
(2)	The number of shares available under the Current Employee Plan and Predecessor Plans is 277,275 and the number of shares available under the Current Non-Employee Director Plan is 36,746.

Our Board recognizes the impact of dilution on our shareholders and has evaluated this impact carefully in the context of the need to attract, retain, motivate and ensure our leadership and key employees are focused on both strategic and tactical priorities and their interests are aligned with those of our shareholders. We had approximately 7.8 million shares outstanding as of April 30, 2022.

The aggregate total of 805,631 shares represents a fully-diluted overhang of approximately 9.38% of our Ordinary Shares outstanding as of April 30, 2022. If Proposal Four and Proposal Five are approved, the aggregate of 790,000 newly authorized shares requested would increase the overhang to approximately 17%. Overhang is calculated as the total of (a) shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards. Our Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.

Share Usage

We believe we have demonstrated our commitment to sound equity compensation practices. For example, as set forth in the table below, our average three-year run rate for 2019, 2020 and 2021 is 6.1%. The run rate for each fiscal year is calculated as the number of shares granted under the Current Employee Plan, the Predecessor Plans, and the Current Non-Employee Director Plan, including RSUs, divided by the weighted average number of ordinary shares outstanding. Management and our Board are cognizant of the expense attributable to compensatory ordinary shares awards, as well as dilution, and strive to maintain both at appropriate levels.

Year	Options Granted	RSUs Granted	Total Awards	Weighted Average Common Shares Outstanding	Run Rate
2021	13,525	286,670	300,195	3,908,072	7.7%
2020	11,775	67,950	79,725	3,016,359	2.6%
2019	138,025	71,070	209,095	2,758,328	7.6%
Three-Year Average	54,442	141,897	196,338	3,227,586	6.1%

Repricing Prohibition

The Current Employee Plan provides that the Compensation Committee has the authority, without shareholder approval, to reprice, replace and re-grant awards through cancellation or modification of such awards without stockholder approval if the effect would be to reduce the exercise price for the shares under the awards. The Amended Employee Plan provides that the terms of options or SARs may not be amended, substituted, replaced or re-granted, without shareholder approval, to (1) reduce the exercise price of outstanding options or SARs or (2) cancel outstanding options or SARs in exchange for options or SARs with a lower exercise price.

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Other Proposed Amendments to the Current Employee Plan

As highlighted below, the Amended Employee Plan proposes several amendments that we believe are consistent with good compensation practices:

Minimum Vesting Requirements

The Current Employee Plan is silent on minimum vesting requirements or allows for exceptions to minimum vesting requirements. The Amended Employee Plan provides that all awards will have a minimum vesting period of one year, except upon death, disability or a Change in Control (as defined in the Amended Employee Plan). In no event will the vesting of any award occur within one year of the date of grant, except that we will be entitled to make grants of any kind of award under the Amended Employee Plan without regard to the minimum vesting condition in an aggregate amount not to exceed 5% of the shares authorized for issuance under the Amended Employee Plan.

No Dividends on Unvested Awards, Stock Options or SARs

The Current Employee Plan allows for dividends and dividend equivalents to be paid prior to vesting of the underlying award. The Current Employee Plan is also silent regarding dividends and dividend equivalents related to options and SARs. The Amended Employee Plan prohibits the payment of dividends or dividend equivalents on options and SARs. Where permitted for other awards, dividends or dividend equivalent rights, if any, will be subject to the same vesting requirements and risk of forfeiture as the underlying award and will only be paid at the time those vesting requirements are satisfied.

No Liberal Share Recycling

The Current Employee Plan allows for shares withheld or surrendered to pay option exercise prices or award taxes to be returned to the available pool for future issuance. The Amended Employee Plan provides that neither Ordinary Shares withheld or surrendered to satisfy applicable tax withholding obligations or in payment of the exercise price of an award would be available again for purposes of determining the maximum number of Ordinary Shares available for delivery under the Amended Employee Plan. Each Ordinary Share with respect to which an option or SAR is exercised would be counted as one Ordinary Share against the maximum number of Ordinary Shares available for delivery under the Amended Employee Plan, regardless of the number of Ordinary Shares actually delivered upon settlement of such option or SAR.

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Change in Control

The Current Employee Plan allows for the Compensation Committee to exercise discretion to determine treatment of awards upon a Change in Control. The Amended Employee Plan generally requires a double trigger – both a Change in Control and a participant’s Involuntary Termination (as defined in the Amended Employee Plan) – to accelerate the vesting of time-based awards. Specifically, in the event of the occurrence of a Change in Control and a participant’s Involuntary Termination as a result of the Change in Control, the participant’s time-based awards shall fully vest effective immediately prior to the Change in Control. In the event of the occurrence of a Change in Control and a participant’s Involuntary Termination within twelve months after the Change in Control, half of the participant’s time-based awards shall vest effective immediately prior to the Change in Control and half shall vest upon the earlier of the first anniversary of the Change in Control, the original vesting dates such award, and the date of an Involuntary Termination without cause, In connection with a Change in Control, time-based awards will only be accelerated on a single trigger basis (in other words, without a termination of employment) if the awards are not assumed or substituted following the Change in Control. Time-based awards that are assumed or substituted following a Change in Control will vest in accordance with the terms of the Amended Employee Plan. Performance based awards will only be accelerated: (i) to the extent of actual achievement of the performance conditions; or (ii) if actual performance cannot reasonably be measured, on a prorated basis for time elapsed in ongoing performance period(s) based on target level achievement. The remaining portion of the performance-based awards, except to the extent continued or substituted, will be forfeited.

Proposal

Shareholders are being asked to adopt the following resolution:

“RESOLVED, to approve the Amended And Restated 2016 Equity Incentive Plan”.

Vote Required

The proposal requires a majority of the total votes cast at the Annual Meeting to be voted in favor of the proposal. Abstentions and broker non-votes will have no effect on whether the requisite vote is obtained.

Summary of the Amended Employee Plan

The following is a summary of the material terms of the Amended Employee Plan. This summary is not complete and is qualified in its entirety by reference to the full text of the Amended Employee Plan, attached to this proxy statement as Appendix A.

Purpose. The purpose of the Amended Employee Plan is to advance the interests of our Company and our shareholders by providing an incentive to attract, retain and reward persons performing services for our Company, subsidiaries and affiliates and to motivate such persons to contribute to the growth and profitability of our Company, subsidiaries and affiliates. The Current Employee Plan was approved by the shareholders on December 22, 2016.

Administration. The Amended Employee Plan is administered by the Compensation Committee. Subject to the provisions of the Amended Employee Plan and applicable law, the Compensation Committee has the authority to determine, among other things, to whom awards may be granted; the number of Ordinary Shares to which an award may relate; the exercise price for each share; the vesting period of the award and the terms, conditions and restrictions thereof, including accelerated vesting on change in control provisions; to amend provisions relating to the plan; and all other determinations deemed necessary or advisable for the administration of the plan.

Eligibility and Number of Shares. We currently have approximately 277,275 authorized and unissued Ordinary Shares reserved for issuance under the Current Employee Plan. Subject to the approval of this proposal 4, an additional 665,000 Ordinary Shares will be available under the Amended Employee Plan. In total, if proposal 4 is approved, 942,275 Ordinary Shares shall be reserved for issuance under the Amended Employee Plan.

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Description of Terms. A brief description of the terms of the Amended Employee Plan appears below. The following description is qualified in its entirety by reference to the text of the Amended Employee Plan, as filed with the SEC.

●	Plan Effective Date: December 22, 2016.

●	Plan Termination Date: 10 years (December 22, 2026).

●	Eligible Participants: Employees and consultants who provide services to the Company, any subsidiary of the Company or any affiliate of the Company. As of the date of this proxy statement, there are approximately 193 employees of the Company (and no consultants at present) who are eligible to participate in the Amended Employee Plan.

●	Shares Authorized: 1,225,000 Ordinary Shares, after giving effect to the proposed increase. In addition, consistent with the Current Employee Plan, any shares subject to outstanding awards under the Predecessor Plans that are subsequently forfeited, repurchased for cost or that expire or are terminated or cancelled without having been exercised or settled will automatically become available for issuance under the Amended Employee Plan.

●	Award Types:

●	Stock Options: Options granted under the Amended Employee Plan may be non-statutory options or incentive stock options under the Internal Revenue Code of 1986 (the “Code”). Grantees of options receive the right to purchase a specified number of Ordinary Shares at a specified exercise price and subject to the terms and conditions as are specified in the award agreement. The exercise price of options granted under the Amended Employee Plan may not be less than the fair market value of the Ordinary Shares on the date of grant, subject to certain exceptions. The Compensation Committee will determine at the time of grant when each option becomes exercisable. Payment of the exercise price of an option may be in cash, withholding shares otherwise issuable with the consent of the Compensation Committee or such other method of payment permitted by the Compensation Committee. The options will expire at such time as the Compensation Committee determines. On [●], 2022, the closing price of our Ordinary Shares on Nasdaq was $[●].

●	Stock Appreciation Rights: A stock appreciation right is an award entitling the holder on exercise to receive Ordinary Shares, other awards, cash or other property in an amount determined by reference to appreciation in the fair market value of an Ordinary Share from the date of grant until the date of exercise. The grant price of stock appreciation rights granted under the Amended Employee Plan may not be less than the fair market value of an Ordinary Share on the date of grant, subject to certain exceptions.

●	Restricted Stock: Restricted stock awards provide for the grant to recipients of Ordinary Shares. In connection with the grant of restricted stock, the Compensation Committee may establish vesting criteria based on performance criteria or such other factors or criteria as the Compensation Committee may determine. A grantee may not transfer any shares of restricted stock until any applicable vesting criteria have been satisfied, and restricted stock may be subject to forfeiture to us if a grantee’s employment or service relationship with us or any of our subsidiaries terminates before the end of the restriction period or if any of the other conditions precedent to the delivery of the Ordinary Shares subject to the award are not satisfied.

●	Restricted Stock Units: Restricted stock units provide a recipient with the right to receive Ordinary Shares after the vesting or other conditions to the right to receive the Ordinary Shares are satisfied. However, the Compensation Committee may determine that a grantee shall be entitled to dividend equivalent rights with respect to the payment of cash dividends on Ordinary Shares during the period beginning on the date the award is granted and ending on the earlier of the date on which the award is settled or the date on which they are forfeited, provided that such dividend equivalent rights shall be subject to the same vesting conditions and time of settlement as the corresponding restricted stock units. In connection with the grant of restricted stock units, the Compensation Committee may establish vesting criteria based on continued employment, performance criteria or such other factors or criteria as the Compensation Committee may determine. Restricted stock units may be subject to forfeiture to us if a grantee’s employment or service relationship with us or any of our subsidiaries terminates before the end of the restriction period or if any of the other conditions precedent to the delivery of the Ordinary Shares subject to the award are not satisfied.

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●	Performance Awards: The Amended Employee Plan authorizes the Compensation Committee to grant performance awards in Ordinary Shares or other awards based on specific performance criteria specified by the Compensation Committee.

●	Cash-based Awards: The Amended Employee Plan authorizes the Compensation Committee to grant cash-based awards in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Compensation Committee may determine.

●	Other Stock-Based Awards: In addition to the other types of awards described in this proxy statement, the Amended Employee Plan authorizes the Compensation Committee to grant other stock-based awards, as deemed by the Compensation Committee to be consistent with the terms and conditions of the Amended Employee Plan.

●	Repricing: The Compensation Committee shall not have the authority, without additional approval by our shareholders, to cancel certain underwater awards and grant new substitution awards covering the same or a different number of Ordinary Shares but with an exercise price per share equal to the fair market value per share on the new grant date, or to amend outstanding underwater awards to reduce the exercise price thereof to the fair market value per share on the date of amendment.

●	Exercise Price: All options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of an Ordinary Share on the date the option or stock appreciation right is granted, subject to certain exceptions.

●	Adjustments: In the event of an extraordinary dividend, other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, share exchange, or other similar corporate transaction or event affecting the Ordinary Shares, the Compensation Committee may, in its discretion, adjust the number and kind of shares granted under the Amended Employee Plan, applicable award limits, and the exercise price or purchase price relating to any award.

●	Transferability: Except as otherwise authorized by the Compensation Committee, no award granted under the Amended Employee Plan may be sold, assigned, transferred, pledged or otherwise encumbered other than by will or the laws of descent and distribution.

●	Forfeiture events: The Compensation Committee may specify that rights, payments, and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events may include, but not be limited to, termination of service for cause, whether before or after termination of service, or any accounting restatement due to our material noncompliance with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws.

●	Change in Control: In the event of a “Change in Control,” the Amended Employee Plan provides for the treatment of time-based and performance-based awards in cases where awards are assumed and/or when awards are not assumed. Subject to certain exceptions, the Amended Employee Plan generally defines a “Change in Control” as follows: (a) the acquisition by any person of beneficial ownership of more than 50% of either the value of our outstanding equity securities or the combined voting power of our then outstanding voting securities entitled to vote generally at the election of directors, (b) the direct or indirect sale or exchange in a single or series of related transactions by our shareholders of securities representing more than fifty percent (50%) of the total combined voting power of our then outstanding securities entitled to vote generally in the election of directors, or a merger or consolidation in which we are a party, or the sale, exchange, or transfer of all or substantially all of our assets, in each case provided our shareholders immediately before the transaction do not retain immediately after the transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of directors or, in the case of a sale of assets, fifty percent (50%) of the entity to which the assets were transferred, or (c) the date specified by the Compensation Committee following approval by the shareholders of a plan of our complete liquidation or dissolution.

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●	Amendments: The Compensation Committee may at any time amend, alter, suspend, discontinue or terminate the Amended Employee Plan. However, without the approval of our shareholders, there shall be (a) no increase in the maximum aggregate number of Ordinary Shares that may be issued under the Plan, (b) no change in the class of persons eligible to receive incentive stock options, and (c) no other amendment of the Amended Employee Plan that would require approval of our shareholders under applicable laws or the rules of any stock exchange on which the Ordinary Shares are listed. No amendment may materially and adversely affect the rights of any grantee with respect to any outstanding award without the consent of that grantee.

Material U.S. Federal Income Tax Consequences. The U.S. federal income tax consequences of the Amended Employee Plan and the Amended Non-Employee Director Plan, described below, (together, the “Equity Plans”) under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Equity Plans. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

With respect to non-statutory stock options, we generally will be entitled to deduct, and the participant will recognize, taxable income in an amount equal to the difference between the option exercise price and the fair market value of the Ordinary Shares at the time of exercise. With respect to incentive stock options, we generally will not be entitled to a deduction nor will the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax. In addition, if the participant holds an Ordinary Share received on exercise of an incentive stock option for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that Ordinary Share and the participant’s tax basis in that Ordinary Share will be long-term capital gain or loss. If a participant disposes of an Ordinary Share acquired on exercise of an incentive stock option before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the participant generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the Ordinary Share on the date the incentive stock option was exercised over the exercise price. If there is a Disqualifying Disposition of an Ordinary Share, we are generally entitled to a deduction in an amount equal to the ordinary income includible in income by the participant.

The current federal income tax consequences of other awards authorized under the Equity Plans generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as non-statutory stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); restricted stock units result in income recognition at such time Ordinary Shares are issued with respect to the RSUs equal to the fair market value of the Ordinary Shares distributed; bonuses, cash and stock-based performance awards, dividend equivalents, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the Equity Plans in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration (parachute payments) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate annual compensation in excess of $1,000,000 paid to certain individual employees generally is not deductible by us pursuant to Section 162(m) of the U.S. Internal Revenue Code.

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If any award constitutes non-qualified deferred compensation under Section 409A of the U.S. Internal Revenue Code, the incentive will be structured with the intent that it will comply with Section 409A to avoid the imposition of additional tax, penalties, and interest on the participant.

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current U.S. federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult his or her tax adviser as to the federal, state, local, foreign and other tax consequences of the grant or exercise of an award or the disposition of Ordinary Shares acquired as a result of an award under the Equity Plans.

New Plan Benefits Table

We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees under the Amended Employee Plan because our equity award grants are discretionary in nature. As of the date hereof, we have not granted any awards that are contingent upon the approval of the Amended Employee Plan.

Board Recommendation

The Board recommends that the shareholders vote “FOR” the adoption of this proposal.

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PROPOSAL FIVE — APPROVAL OF the Amended and Restated 2016 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

Introduction

At the Annual Meeting, our shareholders will be asked to approve amendments to our 2016 Non-Employee Director Equity Incentive Plan as described below. The amendments under the 2016 Non-Employee Director Equity Incentive Plan were approved by the Board on July 8, 2022 and will become effective upon receipt of the shareholders’ approval at the Annual Meeting.

In the discussion of this proposal, we refer to the currently existing version of the 2016 Non-Employee Director Equity Incentive Plan and its respective Israeli Appendix as the “Current Non-Employee Director Plan,” and we refer to the version of the 2016 Non-Employee Director Equity Incentive Plan and its respective Israeli Appendix, in the event that the shareholders approve this proposal, as the “Amended Non-Employee Director Plan.”

Proposed Material Amendments to the Current Non-Employee Director Plan

The material differences between the Current Non-Employee Director Plan and the Amended Non-Employee Director Plan are described below. For further information on the terms of the proposed Amended Non-Employee Director Plan, we encourage you to refer to the text of the Amended Non-Employee Director Plan, a copy of which has been attached to this proxy statement as Appendix B.

Increase in Share Reserve

At the Annual Meeting, our shareholders will be asked to approve an increase in the number of Ordinary Shares authorized for issuance under the Current Non-Employee Director Plan from 57,500 to 182,500 in the Amended Non-Employee Director Plan. As of March 31, 2022, approximately 37,000 Ordinary Shares remained available for the future grant of equity awards under the Current Employee Plan.

The Board believes that the Current Non-Employee Director Plan has contributed to strengthening the incentive of participating directors (“participating directors”) to achieve the objectives of the Company and its shareholders by encouraging such participating directors to acquire a greater proprietary interest in the Company. However, our Board has determined that, as a result of our 1-for-20 reverse share split in February 2022 that reduced the number of shares available under the plan, the current number of shares authorized for issuance under the Current Non-Employee Director Plan is insufficient for the stated objectives of the plan. The Board believes that additional Ordinary Shares should be reserved for use under the Current Non-Employee Director Plan to enable the Company to attract and retain directors through the granting of awards under the Current Non-Employee Director Plan. No new plan benefits have been granted to date, and future awards under the Current Non-Employee Director Plan are not yet determinable. In the event that the required vote to approve the increase to the Current Non-Employee Director Plan is not obtained, such increase will not become effective and we will not be able to continue to make grants of awards pursuant to the terms of the Current Non-Employee Director Plan as currently in effect.

In setting the number of proposed additional Ordinary Shares issuable under the Amended Non-Employee Director Plan, the Compensation Committee, in consultation with the Consultant, considered a number of factors including: Ordinary Shares currently available under the Current Non-Employee Director Plan and how long the Ordinary Shares available (both currently and assuming the approval by the shareholders of this proposal) are expected to last; historical equity award granting practices; impact of equity awards under the Current Non-Employee Director Plan and expected value transfer and dilution. Management worked with the Consultant to help determine a reasonable equity pool share request considering both equity share needs and overall dilution levels, and to review the equity plan documents for governance best practices.

For a summary of the shares available, usage, overhang and dilution metrics under the Company’s existing equity plans, including the Current Non-Employee Director Plan, see above under “Proposal Four— Approval of Amended and Restated 2016 Equity Incentive Plan – “Share Reservation” and “Share Usage.”

Repricing Prohibition

The Current Non-Employee Director Plan provides that the Compensation Committee has the authority, without shareholder approval to reprice, replace and the re-grant awards through cancellation or modification of such awards without stockholder approval if the effect would be to reduce the exercise price for the shares under the awards. The Amended Employee Plan provides that the terms of options or SARs may not be amended, substituted, replaced or re-granted, without shareholder approval, to (1) reduce the exercise price of outstanding options or SARs or (2) cancel outstanding options or SARs in exchange for options or SARs with a lower exercise price.

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Proposal

Shareholders are being asked to adopt the following resolution:

“RESOLVED, to approve the Amended and Restated 2016 Non-Employee Director Equity Incentive Plan.”

Vote Required

The proposal requires a majority of the total votes cast at the Annual Meeting to be voted in favor of the proposal. Abstentions and broker non-votes will have no effect on whether the requisite vote is obtained.

Summary of the Amended Non-Employee Director Plan

The following is a summary of the material terms of the Amended Non-Employee Director Plan. This summary is not complete and is qualified in its entirety by reference to the full text of the Amended Non-Employee Director Plan, attached to this proxy statement as Appendix B.

Purpose. The purpose of the Amended Non-Employee Director Plan is to advance the interests of our Company and our shareholders by providing an incentive to attract, retain and reward persons performing services for our Company, subsidiaries and affiliates and to motivate such persons to contribute to the growth and profitability of our Company, subsidiaries and affiliates. The Current Non-Employee Director Plan was approved by the shareholders on December 22, 2016.

Administration. The Amended Non-Employee Director Plan is administered by the Compensation Committee. Subject to the provisions of the Amended Non-Employee Director Plan and applicable law, the Compensation Committee has the authority to determine, among other things, to whom awards may be granted; the number of Ordinary Shares to which an award may relate; the exercise price for each share; the vesting period of the award and the terms, conditions and restrictions thereof, including accelerated vesting on change in control provisions; to amend provisions relating to the plan; and all other determinations deemed necessary or advisable for the administration of the plan.

Eligibility and Number of Shares. We currently have approximately 36,746 authorized and unissued Ordinary Shares reserved for issuance under the Current Non-Employee Director Plan. Subject to the approval of this proposal, an additional 125,000 Ordinary Shares will be available under the Amended Non-Employee Director Plan. In total, if this proposal is approved, 161,746 Ordinary Shares shall be reserved for issuance under the Amended Non-Employee Director Plan.

Description of Terms. A brief description of the terms of the Amended Non-Employee Director Plan appears below. The following description is qualified in its entirety by reference to the text of the Amended Non-Employee Director Plan, as filed with the SEC.

●	Plan Effective Date: December 22, 2016.

●	Plan Termination Date: 10 years (December 22, 2026).

●	Eligible Participants: Directors who are not employees of the Company, its subsidiaries or affiliates. As of the date of this proxy statement, our eight non-employee directors are eligible to participate in the Amended Non-Employee Director Plan.

●	Shares Authorized: 182,500 Ordinary Shares, after giving effect to the proposed increase.

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●	Award Types:

●	Stock Options: Options granted under the Amended Non-Employee Director Plan are non-statutory options, meaning they do not qualify as an incentive stock option within the meaning of Section 422(b) of the Code. Grantees of options receive the right to purchase a specified number of Ordinary Shares at a specified exercise price and subject to the terms and conditions as are specified in the award agreement. The exercise price of options granted under the Amended Non-Employee Director Plan may not be less than the fair market value of the Ordinary Shares on the date of grant, subject to certain exceptions. The Compensation Committee will determine at the time of grant when each option becomes exercisable. Payment of the exercise price of an option may be in cash, withholding shares otherwise issuable with the consent of the Compensation Committee or such other method of payment permitted by the Compensation Committee. The options will expire at such time as the Compensation Committee determines. On [●], 2022, the closing price of our Ordinary Shares on Nasdaq was $[●].

●	Stock Appreciation Rights: A stock appreciation right is an award entitling the holder on exercise to receive Ordinary Shares, other awards, cash or other property in an amount determined by reference to appreciation in the fair market value of an Ordinary Share from the date of grant until the date of exercise. The grant price of stock appreciation rights granted under the Amended Non-Employee Director Plan may not be less than the fair market value of an Ordinary Share on the date of grant, subject to certain exceptions.

●	Restricted Stock: Restricted stock awards provide for the grant to recipients of Ordinary Shares. In connection with the grant of restricted stock, the Compensation Committee may establish vesting criteria based on service requirements or such other factors or criteria as the Compensation Committee may determine. A grantee may not transfer any shares of restricted stock until any applicable vesting criteria have been satisfied, and restricted stock may be subject to forfeiture to the Company if a grantee’s employment or service relationship with the Company or any of its subsidiaries terminates before the end of the restriction period or if any of the other conditions precedent to the delivery of the Ordinary Shares subject to the award are not satisfied.

●	Restricted Stock Units: Restricted stock units provide a recipient with the right to receive Ordinary Shares after the vesting or other conditions to the right to receive the Ordinary Shares are satisfied. However, the Compensation Committee may determine that a grantee shall be entitled to dividend equivalent rights with respect to the payment of cash dividends on Ordinary Shares during the period beginning on the date the award is granted and ending on the earlier of the date on which the award is settled or the date on which they are forfeited. In connection with the grant of restricted stock units, the Compensation Committee may establish vesting criteria based on continued employment, performance criteria or such other factors or criteria as the Compensation Committee may determine. Restricted stock units may be subject to forfeiture to the Company if a grantee’s employment or service relationship with the Company or any of its subsidiaries terminates before the end of the restriction period or if any of the other conditions precedent to the delivery of the Ordinary Shares subject to the award are not satisfied.

●	Cash-based Awards: The Amended Non-Employee Director Plan authorizes the Compensation Committee to grant cash-based awards in such amounts and upon such terms and conditions as the Compensation Committee may determine.

●	Other Stock-Based Awards: In addition to the other types of awards described in this proxy statement, the Amended Non-Employee Director Plan authorizes the Compensation Committee to grant other stock-based awards, as deemed by the Compensation Committee to be consistent with the terms and conditions of the Amended Non-Employee Director Plan.

●	Repricing: The Compensation Committee shall not have the authority, without additional approval by our shareholders, to cancel certain underwater awards and grant new substitution awards covering the same or a different number of Ordinary Shares but with an exercise price per share equal to the fair market value per share on the new grant, or to amend outstanding underwater awards to reduce the exercise price thereof to the fair market value per share on the date of amendment.

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●	Exercise Price: All options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of an Ordinary Share on the date the option or stock appreciation right is granted, subject to certain exceptions.

●	Adjustments: In the event of an extraordinary dividend, other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, share exchange, or other similar corporate transaction or event affecting the Ordinary Shares, the Compensation Committee may, in its discretion, adjust the number and kind of shares granted under the Amended Non-Employee Director Plan, applicable award limits, and the exercise price or purchase price relating to any award.

●	Transferability: Except as otherwise authorized by the Compensation Committee, no award granted under the Amended Non-Employee Director Plan may be sold, assigned, transferred, pledged or otherwise encumbered other than by will or the laws of descent and distribution.

●	Forfeiture events: The Compensation Committee may specify that rights, payments, and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events may include, but shall not be limited to, termination of service for cause, whether before or after termination of service, or any accounting restatement due to our material noncompliance with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws.

●	Change in Control: In the event of a “Change in Control,” each outstanding award shall become immediately exercisable and vested in full and shall be settled immediately prior to the consummation of the Change in Control, subject to certain limitations.

Subject to certain exceptions, the Amended Non-Employee Director Plan generally defines a “Change in Control” as follows: (a) the acquisition by any person of beneficial ownership of more than 50% of either the value of our outstanding equity securities or the combined voting power of our then outstanding voting securities entitled to vote generally at the election of directors, (b) the direct or indirect sale or exchange in a single or series of related transactions by our shareholders of securities of the Company representing more than fifty percent (50%) of the total combined voting power of our then outstanding securities entitled to vote generally in the election of directors, or a merger or consolidation in which we are a party, or the sale, exchange, or transfer of all or substantially all of our assets, in each case provided the our shareholders immediately before the transaction do not retain immediately after the transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of directors or, in the case of a sale of assets, fifty percent (50%) of the entity to which the assets were transferred, or (c) the date specified by the Compensation Committee following approval by the shareholders of a plan of our complete liquidation or dissolution.

●	Amendments: The Compensation Committee may at any time amend, alter, suspend, discontinue or terminate the Amended Non-Employee Director Plan. However, without the approval of our shareholders, there shall be (a) no increase in the maximum aggregate number of Ordinary Shares that may be issued under the Amended Non-Employee Director Plan, (b) no change in the class of persons eligible to receive awards, and (c) no other amendment of the Amended Non-Employee Director Plan that would require approval of our shareholders under applicable laws or the rules of any stock exchange on which the Ordinary Shares are listed. No amendment may materially and adversely affect the rights of any grantee with respect to any outstanding award without the consent of that grantee.

See “Material U.S. Federal Income Tax Consequences” described under proposal 4 for a description of the material U.S. federal income tax consequences under the Amended Non-Employee Director Plan.

New Plan Benefits Table

We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to non-employee directors under the Amended Non-Employee Director Plan because our equity award grants are discretionary in nature. As of the date hereof, we have not granted any awards that are contingent upon the approval of the Amended Non-Employee Director Plan.

Board Recommendation

The Board recommends that the shareholders vote “FOR” the adoption of this proposal.

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EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plans

The following table gives information about our Ordinary Shares that may be issued under our existing equity compensation plans as of December 31, 2021:

Plan Category	Number of securities to be issued upon exercise of outstanding options and RSUs	Weighted- average exercise price of outstanding options(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
2016 Equity Incentive Plan and Predecessor Plans	487,473	$44.17	301,556
2016 Non-Employee Director Equity Incentive Plan	41,371	$50.02	34,903
Total	528,844	$44.66	336,459

(1)	Reflects the weighted-average exercise price of outstanding options only, because there is no exercise price associated with the vesting of RSUs.

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INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table identifies our current executive officers, their ages and their respective positions. Biographical information with respect to Brett Jackson is set forth above under “Proposal One — Election of Directors.”

Name	Age	Position
Brett Jackson	63	Chief Executive Officer and Director
Bruce Johnson	65	Vice President, Sales North America
Isaac Dvir	44	Senior Vice President, R&D
Lior Kohavi	51	Chief Strategy Officer & EVP, Advanced Solutions
Michael Tamir	48	Vice President, Global Support Services
Brian Dunn	48	General Counsel
Mike Fleck	47	Vice President, Marketing

Brett Jackson joined Cyren in May 2019 as our Chief Executive Officer. Previously, he served as Chief Executive Officer of Digital Reasoning, an artificial intelligence analytics software company, from April 2017 to February 2019. Prior to Digital Reasoning, Mr. Jackson was Chief Executive Officer of Logi Analytics from December 2008 to April 2016 and Chairman of Logi Analytics from May 2016 to October 2017. Earlier, Mr. Jackson was Chief Executive Officer of Digital Harbor and eSecurity, and previously served as Chief Operating Officer of Cybertrust (acquired by Verizon) and Axent Technologies (acquired by Symantec).

Bruce Johnson joined Cyren in August 2019 and is responsible for leading Cyren’s sales and go-to-market activities in the Americas. He has over 30 years of experience leading sales teams for high-growth cybersecurity companies, including several which have had successful exits. Bruce has held senior sales leadership positions at 4iQ (April 2018 – January 2019), Vaultive (September 2015 – March 2018), Fortscale (July 2014 – June 2015), Thales-Vormetric (May 2003 – January 2014), Entercept Security Technologies, Arcot Systems and Axent. He holds a Bachelor’s degree in Economics and Marketing from California State University in Chico.

Issac Dvir joined Cyren in September 2021 and is responsible for Cyren’s R&D efforts globally. Prior to joining Cyren Mr. Dvir was the R&D Director of Mobile Threat Prevention Products at Check Point. Prior to Check Point he was CTO as well as VP of Cyber R&D at KELA, a cyberthreat intelligence company. He served as an officer with the Israeli military for ten years, in intelligence focusing on cybersecurity. Isaac holds a B.Sc. in communication systems engineering from Ben-Gurion University of the Negev and an Executive MBA from The Hebrew University of Jerusalem.

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Lior Kohavi joined Cyren in June 2013 as Chief Technology Officer and was appointed as Chief Strategy Officer & EVP, Advanced Solutions in May 2019. Mr. Kohavi brings over 25 years of vast experience as an engineer, product, and technology executive. Previously, Mr. Kohavi held multiple leadership roles, including business strategy architect and partner group manager at Microsoft, VP and GM at Websense, VP Engineering and EVP product management and strategy at Whale Communications (Microsoft acquired). Mr. Kohavi also served as a GM at Cylink VPN Labs and led the development of cryptographic network security products at Algorithmic Research (Cylink acquired) and served as head of the Israel Air Force’s Network and Operations Systems Department. Mr. Kohavi holds a B.A. degree in computer science from Bar-Ilan University and an Executive MBA from Tel Aviv University.

Michael Tamir first joined Cyren in 2000 and is responsible for Cyren’s global support, deployment, and customer success teams. He has previously served as director of security solutions, director of technical services, and director of professional services at Cyren over the past 13 years. Prior to joining the company, Michael spent six years in various system administrator and IT manager roles. Michael is based in Cyren’s Toronto office.

Brian Dunn joined Cyren as General Counsel in November 2021. He is responsible for all legal, regulatory, compliance and corporate governance functions for Cyren. Prior to joining Cyren, he served as General Counsel for Lightbridge Communications Corporation (acquired by Tech Mahindra) and then Pinogy Corporation. He began his career as an attorney at the U.S. Securities and Exchange Commission. He holds a BA from the Virginia Military Institute and a JD from the Catholic University of America.

Mike Fleck joined Cyren in May 2020. He served as the Senior Director, Strategic Accounts until he was appointed in July 2022 as the Vice Presented of Marketing. He is responsible for marketing Cyren’s enterprise and OEM solutions globally. Mike has more than 25 years of cybersecurity industry experience, and has held senior leadership roles at Constella Intelligence, Covata Limited, CipherPoint Software (acq. by Covata), and Vormetric (acq. by Thales). He is the co-inventor on one patent and has been featured in publications like Security Week, Information Security Magazine, Information Management, and NBC News. He holds a B. Sc. from James Madison University.

To the best of our knowledge, there are no arrangements or understandings with major shareholders, customers, suppliers or others pursuant to which any person referred to above was selected as a director or executive officer (other than Cary Davis, Brian Chang, Lauren Zletz and Rajveer Kushwaha, who were appointed in connection with a private placement to Warburg Pincus). There are no family relationships among any of the directors or executive officers of Cyren.

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Executive Compensation

Summary Compensation Table

The following table summarizes all compensation paid by us in the past two fiscal years to: (i) our Chief Executive Officer; (ii) our former Chief Financial Officer; and (iii) our Chief Strategy Officer. We refer to the persons listed in (i) through (iii) collectively as our named executive officers or NEOs.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(2)	All Other Compensation ($)(5)		Total ($)
Brett Jackson	2021	365,000		148,595	(1)	-	41,328		554,923
Chief Executive Officer	2020	365,000		-		1,000,000	45,358		1,410,358
Kenneth Tarpey (3)	2021	265,833	(2)	71,775	(1)	806,852	15,703		1,160,163
Former Chief Financial Officer	2020	-		-		-	-		-
Lior Kohavi	2021	384,166	(4)	123,170	(1)	552,500	65,703	(4)	1,125,539	(4)
Chief Strategy Officer	2020	311,713	(4)	-		-	61,652	(4)	373,365	(4)

(1)	Represents bonus amounts for fiscal year 2021.
(2)	Share data has been retroactively adjusted to reflect the Company’s 1-for-20 reverse share-split effective February 8, 2022, as described in Note 13(b). The amounts shown represent the estimated aggregate grant date fair value of the awards made in each fiscal year relating to restricted stock units (“RSUs”) and options granted to the NEOs. The aggregate grant date fair value of these awards is computed in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant date fair value of RSU and option awards are set forth in Note 2 in our financial statements, which are included in our 2021 Annual Report. The stock awards represent the grant date fair value of awards made in 2021 to (i) Mr. Tarpey of 32,500 RSUs awarded in February 2021 and 5,320 RSUs awarded in June 2021 and (ii) Mr. Kohavi of 32,500 RSUs awarded in March 2021. Mr. Tarpey’s February 2021 RSUs grant vest in four equal installments beginning February 18, 2021 and Mr. Tarpey’s June 2021 RSUs grant vest in three equal installments beginning June 16, 2021. Mr. Kohavi’s RSUs grant vest in four equal installments beginning March 24, 2021.
(3)	Mr. Tarpey’s employment with the Company started on February 1, 2021 with an annual base salary of $290,000 and annual target bonus of $116,000. The 2021 salary listed above is pro-rated for his partial year of employment. In May 2021, Mr. Tarpey retired and stepped down as our Chief Financial Officer, effective May 31, 2022.
(4)	In the case of Mr. Kohavi, amounts are converted from Israeli shekel to U.S. Dollars using currency ratio of 1.00 Israeli Shekel = 0.3096 U.S. Dollars as of December 31, 2021 and 1.00 Israeli Shekel = 0.2905 U.S. Dollars as of December 31, 2020.
(5)	Includes Social Security & Medicare paid by the Company, 401(k) match, and health insurance premiums. In the case of Mr. Kohavi, includes pension fund contributions of $17,065, study fund contribution of $4,378, severance pay fund contribution of $27,501, social security contribution of $11,477, and other social benefits of $5,282.

The following table summarizes the compensation paid by us in the past two fiscal years to our next two most highly compensated officers. This information is included solely to comply with Israeli law which requires us to provide the compensation granted to our five most highly compensated officers during the past fiscal year.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		All Other Compensation ($)(2)		Total ($)
Boris Bogod	2021	279,434	(6)	47,579	(4)	340,000	(5)	54,264	(6)	721,277
VP, Cloud Operations	2020	232,448	(6)	-		-		49,633	(6)	282,081

Bruce Johnson	2021	330,039		-	(4)	297,500	(5)	43,335		670,874
VP of Sales, Americas	2020	340,489	(3)	-		-		39,407		379,896

(1)	The amounts shown represent the estimated aggregate grant date fair value of the awards made in each fiscal year relating to RSUs granted to the NEOs. The aggregate grant date fair value of these awards is computed in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant date fair value of RSU awards are set forth in Note 2 in our financial statements in our 2021 Annual Report.

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(2)	Includes Social Security & Medicare paid by the Company, 401(k) match, and health insurance premiums. In the case of Mr. Bogod, includes pension fund contributions of $14,875, study fund contribution of $4,378, severance pay fund contribution of $20,913, social security contribution of $11,477, and other social benefits of $2,621.
(3)	This amount includes base salary and commissions.
(4)	Represents bonus amounts for fiscal year 2021.
(5)	This amount represents the grant date fair value of awards to (i) Mr. Bogod of 20,000 RSUs which vest over three years beginning March 24, 2021 and (ii) Mr. Johnson of 17,500 RSUs which vest over three years beginning March 24, 2021. Shares have been retroactively adjusted to reflect the Company’s 1-for-20 reverse share-split effective February 8, 2022, as described in Note 13(b).
(6)	In the case of Mr. Bogod, amounts are converted from Israeli shekel to U.S. Dollars using currency ratio of 1.00 Israeli Shekel = 0.3096 U.S. Dollars as of December 31, 2021 and 1.00 Israeli Shekel = 0.2905 U.S. Dollars as of December 31, 2020.

Compensation Policy

On August 11, 2021, our Board and Compensation Committee approved the revised Compensation Policy for the Company’s directors and officers, in accordance with the requirements of the Companies Law, to replace the Company’s 2018 Executive Compensation Policy. While the Compensation Policy was not approved by the requisite shareholder approval at the 2021 Annual Meeting, under the Companies Law, the Compensation Policy may be adopted if the Company’s Compensation Committee and Board determine that despite the rejection by the shareholders, approval of the Compensation Policy is in the best interests of the Company on the basis of detailed reasons. On August 11, 2021, the Compensation Committee and Board determined on the basis of detailed reasons that despite it not being approved by the shareholders, the Compensation Policy was in the best interests of the Company. The Policy includes, among other matters prescribed by the Companies Law, a framework for establishing the terms of office and employment of the directors and officers and guidelines with respect to the structure of the variable pay of officers.

The Policy provides that the compensation package for officers shall generally consist of some or all of the following items:

●	Fixed base salary;

●	Performance-based rewards (Annual, Special and Signing Bonuses);

●	Equity-based compensation;

●	Social benefits; and

●	Retirement and termination payment.

In particular, the Compensation Policy, (i) sets an annual cap of US$450,000 for the annual base salary for officers (including the CEO); (ii) sets an annual cap of 600% of the annual base salary on equity based compensation to current officers or a one-time grant of up to 5% of outstanding shares of the Company at the date of grant for new executive hires; and (iii) sets an annual cap of 200% of the annual base salary for performance based cash awards (which may include any combination of annual bonus, special bonus in recognition of outstanding contributions and/or signing bonus for new hires).

With respect to bonuses, the calculation for each officer is a product of the Company’s performance and individual performance and the Compensation Policy further provides that the majority of any cash bonus must be based on measurable criteria (i.e. financial measures or individual performance criteria while a smaller portion may be discretionary. Equity based compensation may be granted in any form permitted under our equity incentive plans, as in effect from time to time (collectively, the “Equity Incentive Plans”), including stock options and restricted stock units. Equity grants to officers shall be made in accordance with the terms of the Equity Incentive Plans.

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The Policy also includes a claw back provision which provides that officers will be required to refund any part of the annual performance-based bonuses paid based on financial results that are proven to be inaccurate and which are restated in the financial statements during the three years following the actual payment of the annual bonus, provided the officer is still employed by the Company upon publication of the restated financial statements. Additionally, the Compensation Committee and the Board have the discretion to reduce the amount of the annual cash bonus following the achievement of the bonus criteria.

The Company may indemnify, insure, and exculpate the officers to the full extent permitted by applicable law from time to time, including by entering into indemnification, insurance, and exculpation agreements, subject to the requisite approvals under applicable law.

Finally, the Compensation Policy provides that non-employee directors may be compensated up to the maximum pay allowable under Israeli law unless the Company’s shareholders approve higher compensation from time to time. However, the Compensation Policy provides that in no case will non-employee directors be awarded equity grants greater than 25,000 RSUs per year, with the exception of the Chairman of the Board, who may be awarded equity grants which are no greater than 35,000 RSUs per year.

Our compensation committee will periodically review the Compensation Policy and monitor its implementation, and recommend to our Board and shareholders to amend the Compensation Policy as it deems necessary from time to time. The term of the Compensation Policy is three years as of the date of its adoption, during which, the Board is required to examine the Compensation Policy and revise it from time to time if the circumstances under which it had been adopted have materially changed. Following such three-year term, the Compensation Policy, including any revisions recommended by our compensation committee and approved by our Board, as applicable, will be brought once again to the shareholders for approval.

Employment Agreements; Termination and Change in Control Provisions

We have entered into employment agreements with each of our named executive officers. A summary of the material terms of our current employment arrangements with each of these officers is set forth below. The summaries below are qualified in their entirety by reference to the text of their employment agreements, which were filed with, or incorporated by reference into, our 2021 Annual Report.

Mr. Jackson Executive Employment Agreement

Pursuant to the terms of the executive employment agreement dated April 23, 2019 between the Company and Mr. Jackson, Mr. Jackson has served as our Chief Executive Officer since May 6, 2019.

Under this executive employment agreement, Mr. Jackson’s employment is on an at-will basis and can be terminated by Mr. Jackson upon 30 days’ advance written notice, except in the case of termination for “Cause”. Mr. Jackson is entitled to the following compensation:

●	An annual base salary of $365,000;

●	Annual bonus of up to $225,000 which will be based on pre-determined performance targets approved by the Compensation Committee and Board; and

●	A grant of 54,000 stock options and 40,500 RSUs under the Company’s 2016 Equity Incentive Plan.

In connection with his employment with our Company, Mr. Jackson also signed a confidentiality and inventions assignment agreement.

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Mr. Jackson’s executive employment agreement grants him certain rights upon termination of his employment. In connection with any termination by the Company other than for “Cause”, death, or disability and other than during the period one month before and 12 months after a “change in control,” or if Mr. Jackson terminates his employment for “good reason”:

●	an advance notice period of 3 months followed by a lump sum payment equal to 6 months of his then annual base salary;

●	9 months of accelerated vesting for all unvested time-based equity awards; and

●	continued Company-paid COBRA coverage for 9 months.

In connection with any termination by the Company other than for “Cause” death or disability and termination occurs during the period one month before and 12 months after a “change in control,” he will be entitled to receive:

●	a lump sum payment equal to 6 months of his then annual base salary;

●	100% accelerated vesting for all unvested time-based equity awards; and

●	continued Company-paid COBRA coverage under Cyren’s health/vision/dental plan for Executive and his eligible dependents for 6 months.

Under Mr. Jackson’s executive employment agreement, “Cause” means: (i) a dishonest act or fraud by Mr. Jackson involving his responsibilities as an employee or his failure to abide by the Company’s code of conduct or other material policies; (ii) Mr. Jackson being convicted of, or “no contest” plea to, a felony or crime involving fraud, embezzlement, dishonesty, misappropriation of funds or other moral turpitude; (iii) Mr. Jackson’s gross negligence or willful misconduct in performance of duties; (iv) Mr. Jackson’s repeated failure to perform any reasonable assigned duties after written notice from the Board; (v) a material breach by Mr. Jackson of his fiduciary duty, or duty of loyalty or breach of duty of confidentiality; or (vi) Mr. Jackson’s action or inaction which, in the reasonable discretion of the Board, causes actual material harm to the Company.

“Good Reason” means any of the following: (i) a material reduction in Mr. Jackson’s annual base salary or target bonus amount without his consent; (ii) a change in the geographic location to greater than fifty (50) miles from Cyren’s current Virginia office location without Mr. Jackson’s consent; (iii) a change in Mr. Jackson’s position with the Company which materially reduces his duties and responsibilities without his’s consent; or (iv) any other action or inaction that constitutes a material breach by the Company of this Agreement.

“Change of Control” means the occurrence of either of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Warburg Pincus and/or its affiliates, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding voting securities; or (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets.

Mr. Tarpey’s Offer Letter

Pursuant to the terms of the Offer Letter dated January 26, 2021 between the Company and Mr. Tarpey, he became our Chief Financial Officer on February 1, 2021. In May 2021, Mr. Tarpey retired and stepped down as our Chief Financial Officer, effective May 31, 2022.

Mr. Tarpey’s employment was on an at-will basis and could be terminated by Mr. Tarpey upon 30 days’ advance written notice, except in the case of termination for “Good Cause”. Mr. Tarpey was entitled to the following compensation:

●	An annual base salary of $290,000;

●	Annual bonus of up to 40% of his base salary based on pre-determined performance targets approved by the Compensation Committee and Board; and

●	An initial grant of 32,500 restricted stock units under the Company’s 2016 equity incentive plan.

Mr. Tarpey’s employment agreement granted him certain rights upon termination of his employment. In connection with any termination by the Company other than for “Good Cause,” Mr. Tarpey was entitled to severance equal to 6 months of his then annual base salary.

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Under Mr. Tarpey’s agreement, “Good Cause” was defined as: (i) an action involving a willful and wholly wrongful act; (ii) the conviction of, or pleading guilty to, a felony; (iii) an intentional, material and substantial violation of a Company rule, regulation, policy or procedure; or (iv) a substantial and material neglect of duties.

Mr. Kohavi’s Executive Employment Agreement

Pursuant to the terms of Mr. Kohavi’s employment agreement dated May 16, 2013, between the Company and Mr. Kohavi, he became our Chief Technology Officer on June 1, 2013. Mr. Kohavi’s title has since changed to Chief Strategy Officer & EVP, Advanced Solutions as of May 2019. Mr. Kohavi’s employment is on an at-will basis and can be terminated by Mr. Kohavi upon 90 days’ advance written notice, except in the case of termination for having (i) breached the employment agreement; (ii) acted dishonestly and/or disloyally toward the Company; or (iii) having been convicted of a crime involving moral turpitude and/or another crime.

Mr. Kohavi is entitled to receive an annual salary, monthly overtime and an annual bonus as a percentage of his base salary based on pre-determined performance targets, which amounts have been increased by the Board since the date of his employment agreement.

In connection with his employment with our Company, Mr. Kohavi also signed a confidentiality, non-compete and inventions assignment agreement.

Equity Grant Agreements

In addition to the severance payments that would be payable under our existing employment agreements, our awards of options and RSUs to executive officers (and other employees) are subject to double trigger accelerated vesting upon a Change in Control. This means these awards are subject to accelerated vesting immediately upon a Change in Control if an officer’s employment is Involuntarily Terminated as a result of the Change in Control and not otherwise for Cause, or on the termination date if such Involuntary Termination occurs within twelve months following such Change in Control.

If the acquiring company assumes or substitutes the options in connection with the Change in Control, and the officer remains employed, 50% of the officer’s options will immediately vest and the remaining 50% will vest upon the earlier of (i) the one year anniversary of the Change in Control, provided the officer remains employed with the acquiring company; (ii) the original vesting date of the option; or (iii) an Involuntary Termination of the officer’s employment prior to such one year anniversary.

“Involuntary Termination” means termination by reason of the officer’s (i) involuntary dismissal or discharge by us other than for Cause or (ii) voluntary resignation following (a) a change in the officer’s position with us which materially reduces the officer’s duties and responsibility; (b) a reduction in the officer’s level of compensation by more than 10%; or (c) a relocation of the officer’s place of employment by more than 50 kilometers, provided and only if such change, reduction or relocation is effected without the officer’s consent.

“Cause” means the officer’s (i) theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company (as defined in the 2016 Equity Incentive Plan) documents or records; (ii) material failure to abide by a Participating Company’s code of conduct or other policies; (iii) unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company; (iv) intentional act which has a material detrimental effect on the Participating Company’s reputation or business; (v) repeated failure to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure; (vi) material breach of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the officer and a Participating Company, which is not cured; or (vii) conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the officer’s ability to perform his or her duties with a Participating Company.

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“Change in Control” means the occurrence of any one or a combination of the following: (i) any person becomes the beneficial owner of 50% or more of the total fair market value or total combined voting power of our then-outstanding securities; provided, however, that a Change in Control shall not be deemed to have occurred if such beneficial ownership results from any of the following: (A) an acquisition by any person who on December 22, 2016 was the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from us, including pursuant to or in connection with a public offering of securities, (C) any acquisition by us, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a participating company or (E) any acquisition by an entity owned directly or indirectly by our stockholders in substantially the same proportions as their ownership of our voting securities; or (ii) (A) the direct or indirect sale or exchange by our stockholders of more than fifty percent (50%) of the total combined voting power of our then outstanding securities in a single or series of related transactions; (B) a merger or consolidation in which we are a party; or (C) the sale, exchange, or transfer of all or substantially all of our assets (other than a sale, exchange or transfer to one or more of our subsidiaries) (collectively, a “Transaction”) in which our stockholders immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of our outstanding securities or the entity to which the assets of the Company were transferred, as the case may be; or (iii) a date specified by the compensation committee following approval by the stockholders of a plan of complete liquidation or dissolution of the Company; provided, however, that a Change in Control shall not include a transaction in which a majority of the members of the Board of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of incumbent directors. An incumbent director means a director who either (A) was a member of the Board on December 22, 2016, or (B) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the incumbent directors at the time of such election or nomination.

Retirement or Similar Benefit Plans

Israeli law generally requires Cyren to make contributions to employees’ pensions and the payment of severance pay upon the retirement or death of an employee or upon termination of employment by the employer or, in certain circumstances, by the employee. Additionally, a general practice in Israel followed by Cyren, although not legally required, is the contribution of funds on behalf of certain employees to an individual insurance policy known as “Managers’ Insurance.” This policy provides a combination of savings plan, insurance and severance pay benefits to the insured employee. It provides for payments to the employee upon retirement or death and secures a substantial portion of the severance pay, if any, to which the employee is legally entitled upon termination of employment. Each participating employee contributes an amount equal to 6% of such employee’s base salary, and we contribute between 12.5% and 14.83% of the employee’s base salary.

In the United States, Cyren offers employees the option to participate in the Company’s 401(k) program, which provides partial Company matching up to certain annual contribution limits. Employees can contribute up to the maximum IRS annual contribution limit, and the Company will provide a 50% matching contribution up to a maximum of 3% of an employee’s annual salary. The Company match portion is subject to a 4-year vesting period.

Employee Equity Incentive Plan

Employees, including executive officers and other management employees, participate in the Company’s employee option plans. On December 22, 2016, our shareholders approved a new stock option plan — the 2016 Equity Incentive Plan (the “Employee Plan”). This plan replaced all prior employee stock option plans which terminated.

The Employee Plan allows for the issuance of RSUs, as well as options. The options and RSUs generally vest over a period of four years but may have shorter vesting periods under certain circumstances. Options granted under the Employee Plan generally expire after six years from the date of grant. Options and RSUs cease vesting upon termination of the optionee’s employment or other relationship with the Company. The per share exercise price for options shall be no less than 100% of the fair market value per ordinary share on the date of grant. Any options and RSUs that are canceled or not exercised within the option term become available for future grant.

All employee stock option plans are administered by the compensation committee. Subject to the provisions of the equity plans and applicable law, the compensation committee has the authority to determine, among other things, to whom options may be granted; the number of ordinary shares to which an option may relate; the exercise price for each share; the vesting period of the option and the terms, conditions and restrictions thereof, including accelerated vesting on change in control provisions; to amend provisions relating to such plans; and to make all other determinations deemed necessary or advisable for the administration of such plans.

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Non-Employee Director Equity Incentive Plan

On December 22, 2016, our shareholders approved the 2016 Non-Employee Director Equity Incentive Plan (the “Non-Employee Plan”). This plan replaced all previous non-employee stock option plans which terminated. The Non-Employee Plan allows for the issuance of RSUs, as well as options. Each option and RSU granted under the Non-Employee Plan generally vests over a period of four years. Each option has an exercise price equal to the fair market value of the ordinary shares on the grant date of such option. Options granted under the Non-Employee Plan generally expire after six years from the date of grant. Options and RSUs cease vesting upon termination of the relationship with the Company, unless the terminated relationship is with a director who has served the Company for at least three years, and he has not resigned voluntarily or was not removed from the Board due to a failure to perform any of his/her duties to the Company, in which case all unvested options or RSUs would be subject to full accelerated vesting.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards at fiscal year-end, or December 31, 2021, for our named executive officers.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options			Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not		Market Value of Shares or Units of Stock That Have Not
Name	Exercisable	Unexercisable		Price	Date	Vested		Vested(1)
Brett Jackson	34,875	19,125	(2)	41.80	05/06/2025	50,250	(3)	291,450
Chief Executive Officer

Kenneth Tarpey	-	-		-	-	37,820	(5)	219,356
Former Chief Financial Officer(4)

Lior Kohavi	1,750	-		28.80	02/10/2022	33,975	(6)	197,055
Chief Strategy Officer(2)	2,500	-		40.00	01/24/2023

Shares and per share data have been retroactively adjusted to reflect the Company’s 1-for-20 reverse share-split effective February 8, 2022, as described in Note 13(b) of our 2021 Annual Report.

(1)	The amounts in this column are based on the closing price of our Ordinary Shares on December 31, 2021 of $5.80.
(2)	This amount represents options, one quarter of which vested on May 6, 2020 and the remainder of which vest in equal monthly installments for the next 36 months thereafter, subject to earlier vesting upon a change of control.
(3)	This amount reflects 40,500 RSUs which vest in four equal annual installments beginning on July 30, 2020 and 40,000 RSUs which vest in four equal annual installments beginning on February 11, 2021, subject to earlier vesting upon a change of control.
(4)	Mr. Tarpey commenced his tenure as Chief Financial Officer on February 1, 2021. In May 2021, Mr. Tarpey retired and stepped down as our Chief Financial Officer, effective May 31, 2022.
(5)	This amount reflects 32,500 RSUs which vest in four equal annual installments beginning on February 18, 2021 and 5,320 RSUs which vest in three equal annual installments beginning on June 16, 2021 subject to earlier vesting upon a change of control.
(6)	This amount reflects 1,400 RSUs which vest in four equal annual installments beginning on January 25, 2018, 4,500 RSUs which vest in four annual installments beginning September 20, 2018, and 32,500 RSUs which vest in three equal annual installments beginning on March 24, 2021, subject to earlier vesting upon a change of control.

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PROPOSAL Six — APPOINTMENT AND COMPENSATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Background

The Audit Committee has selected Kost, Forer, Gabbay & Kasierer (a member firm of Ernst & Young Global (“EY Global”)) as our independent registered public accountants for the year ending December 31, 2022 and for the year commencing January 1, 2023 and until the next annual meeting of shareholders and approved its compensation, subject to our shareholders’ approval of the Board’s and Audit Committee’s authorization to set their compensation. Kost, Forer, Gabbay & Kasierer has been engaged as our independent registered public accountants since our inception. We expect a representative of Kost, Forer, Gabbay & Kasierer to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

Fees Paid to Kost, Forer, Gabbay & Kasierer

	Year ended December 31,
(in thousands)	2021	2020
Audit Fees(1)	$231	$240
Audit-Related Fees	29	39
Tax Fees(2)	1	13
All Other Fees	—	—
Total	$261	$292

(1)	Audit fees consist of fees billed for the annual audit services engagement and other audit services, which are those services that only the independent registered public accounting firm can reasonably provide, and include the group audit including statutory audits, consents and assistance in connection with documents filed with the SEC.
(2)	Tax fees are for professional services rendered by our auditors for tax compliance, tax advice on actual or contemplated transactions, tax consulting associated with international transfer prices and global mobility of employees.

Audit Committee Pre-approval Policies and Procedures

The main role of our Audit Committee is to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and reporting practices. The Audit Committee appoints, engages, compensates and oversees our independent registered public accounting firm engaged to prepare or issue an audit report on our financial statements. The Audit Committee’s specific responsibilities in carrying out its oversight role include the approval of all audit and non-audit services to be provided by the external auditor, the quarterly review of the firm’s non-audit services and related fees and the potential impact of such services on auditor independence. These services may include audit services, audit-related services, tax services and other services, as described above. It is the policy of the Audit Committee to approve in advance the particular services or categories of services to be provided to us periodically. Additional services may be pre-approved by the Audit Committee on an individual basis during the year. The Audit Committee did not avail itself of section (c)(7)(i)(C) of Rule 2-01 of Regulation S-X during 2021, which allows for an exemption from the pre-approval process under certain limited circumstances. Consistent with these policies and procedures, the Audit Committee approved all of the services rendered by Kost, Forer, Gabbay & Kasierer, a member of EY Global, and other members of EY Global during fiscal year 2021, as described above.

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Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in our 2021 Annual Report on Form 10-K for the 2021 fiscal year.

The Audit Committee:

David Earhart (Chair)
John Becker

Hila Karah

[●], 2022

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the above Report shall not be incorporated by reference into this proxy statement.

Proposal

Shareholders are being asked to ratify and approve the selection of Kost, Forer, Gabbay & Kasierer as our independent registered public accountants for the year ending December 31, 2022 and for the year commencing January 1, 2023 and until the next annual meeting of shareholders and to authorize the Board and Audit Committee to set the compensation of these auditors. Subject to the shareholders approving such authorization, the Board delegated the authority to set the fees of the auditors to the Audit Committee. The Audit Committee pre-approved all services to be performed by, and compensation to be paid to, the auditors as provided for in the U.S. Sarbanes-Oxley Act of 2002 and the rules thereunder.

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the appointment of Kost, Forer, Gabbay& Kasierer (a member firm of Ernst & Young Global) as our independent registered public accountants for the year ending December 31, 2022 and for the year commencing January 1, 2023 and until the next annual meeting of shareholders and their compensation (as approved by the Audit Committee and the Board) is hereby ratified and approved.”

Vote Required

The proposal requires the affirmative vote of the holders of a majority of the outstanding Shares represented at the Annual Meeting, in person or by proxy and voting thereon. Abstentions will have no effect on whether the requisite vote is obtained.

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Board Recommendation

The Board recommends that the shareholders vote “FOR” the adoption of this resolution.

PROPOSAL SEVEN — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Schedule 14A of the Exchange Act, we are providing our shareholders with the opportunity to approve, by advisory vote, the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the rules of the SEC.

This proposal, commonly referred to as the “Say on Pay” vote, gives our shareholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of our named executive officers and our compensation program, as described in this proxy statement. Accordingly, we ask our shareholders to approve the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the Exchange Act in the section entitled “Executive Compensation” of this proxy statement, including the compensation tables and the related narrative disclosure, by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the shareholders of Cyren, Ltd. approve, on a non-binding advisory basis, the compensation of its named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in its 2022 Annual Meeting proxy statement.”

As an advisory vote, the result will not be binding on the Board or the Compensation Committee. The Say on Pay vote will, however, provide us with important feedback from our shareholders about our executive compensation and our compensation program. Our Board and the Compensation Committee value the opinions of our shareholders and expect to take into account the outcome of the vote when considering future executive compensation decisions and when evaluating our executive compensation program.

Vote Required

The proposal requires the affirmative vote of the holders of a majority of the outstanding Ordinary Shares represented at the Annual Meeting, in person or by proxy, and voting thereon. Abstentions and broker non-votes will have no effect on whether the requisite vote is obtained.

Board Recommendation

The Board recommends that the shareholders vote “FOR” adoption of the resolution approving the compensation of our named executive officers.

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SECURITY OWNERSHIP

The following table sets forth certain information with respect to the beneficial ownership of our Ordinary Shares, as of [●], 2022 (the “Reporting Date”), held by (i) each person known to us to beneficially own more than 5% of our Ordinary Shares; (ii) our named executive officers; (iii) each director; and (iv) all of the current executive officers and directors as a group. Except as shown in the table, no other person is known by us to beneficially own more than 5% of our outstanding Ordinary Shares. The percentage of shares beneficially owned is based on [●] Ordinary Shares outstanding as of [●], 2022.

Name of Beneficial Owner(1)	Number of Ordinary Shares Beneficially Owned(2)	Percent(2)
Holding more than 5%:
WP XII Investments B.V. (3)	1,610,551	20.07%

Named Executive Officers and Directors:
Brett Jackson (4)	95,888	*	%
Kenneth Tarpey (5)	8,125	*
Lior Kohavi (6)	35,786	*
Hila Karah (7)	5,072	*
James Hamilton (8)	2,937	*
David Earhart (9)	2,775	*
John Becker (10)	4,125	*
Cary Davis (11)	3,625	*
Brian Chang (12)	3,625	*
Lauren Zletz (13)	3,313	*
Rajveer Kushwaha (14)	3,313	*
Total of all Executive Officers and Directors as a Group (17 persons) (15)	226,449	*	%

*	Less than one percent.

(1)	Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Cyren Inc., 1430 Spring Hill Road, Suite 330, McLean, VA 22102.
(2)	The number and percentage of shares beneficially owned by each person has been determined in accordance with Rule 13d-3 of the Exchange Act. Pursuant to the rules of the SEC, the number of ordinary shares deemed outstanding includes ordinary shares issuable upon settlement of RSUs held by the respective person or group that will vest within 60 days of the Reporting Date and pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of the Reporting Date. Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and investment power with respect to the shares shown as beneficially owned.
(3)	Based on a Schedule 13D/A as filed with the SEC on February 10, 2020. The shareholder of the Company is WP XII Investments B.V., a company incorporated in the Netherlands (“WP XII Investments”), which is wholly owned by WP XII Investments Coöperatief U.A., a company incorporated in the Netherlands (“WP XII Investments Coöperatief”), which itself is wholly owned by (i) Warburg Pincus (Callisto) Private Equity XII (Cayman), L.P., a Cayman Islands exempted limited partnership (“WP XII Callisto”), (ii) Warburg Pincus (Europa) Private Equity XII (Cayman), L.P., a Cayman Islands exempted limited partnership (“WP XII Europa”), (iii) Warburg Pincus (Ganymede) Private Equity XII (Cayman), L.P., a Cayman Islands exempted limited partnership (“WP XII Ganymede”), (iv) Warburg Pincus Private Equity XII-B (Cayman), L.P., a Cayman Islands exempted limited partnership (“WP XII-B”), (v) Warburg Pincus Private Equity XII-D (Cayman), L.P., a Cayman Islands exempted limited partnership (“WP XII-D”), (vi) Warburg Pincus Private Equity XII-E (Cayman), L.P., a Cayman Islands exempted limited partnership (“WP XII-E”), (vii) Warburg Pincus XII Partners (Cayman), L.P., a Cayman Islands exempted limited partnership (“Warburg Pincus XII Partners”), and (viii) WP XII Partners (Cayman), L.P., a Cayman Islands exempted limited partnership (“WP XII Partners,” and together with WP XII Callisto, WP XII Europa, WP XII Ganymede, WP XII-B, WP XII-D, WP XII-E and Warburg Pincus XII Partners, the “WP XII Funds”). Warburg Pincus LLC, a New York limited liability company (“WP LLC”), is the manager of the WP XII Funds. Warburg Pincus (Cayman) XII, L.P., a Cayman Islands exempted limited partnership (“WP XII Cayman GP”), is the general partner of each of the WP XII Funds. Warburg Pincus (Cayman) XII GP LLC, a Delaware limited liability company (“WP XII Cayman GP LLC”), is the general partner of WP XII Cayman GP. Warburg Pincus Partners II (Cayman), L.P., a Cayman Islands exempted limited partnership (“WPP II Cayman”), is the sole member of WP XII Cayman GP LLC. Warburg Pincus (Bermuda) Private Equity GP Ltd., a Bermuda exempted company (“WP Bermuda GP”), is the general partner of WPP II Cayman. Investment and voting decisions with respect to the ordinary shares are made by a committee comprised of three or more individuals and all members of such committee disclaim beneficial ownership of the shares. WP XII Investments has shared power to vote or direct the vote with respect to all of the shares and shared power to dispose or direct the disposition of all of the shares. The address of WP XII Investments is c/o Warburg Pincus & Co., 450 Lexington Avenue, New York, NY 10017.

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(4)	This amount includes 39,375 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes 40,250 RSUs that have not yet vested.
(5)	This amount excludes RSUs that were forfeited when Mr. Tarpey resigned.
(6)	This amount includes 2,500 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes 22,792 RSUs that have not yet vested.
(7)	This amount includes 301 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes 2,625 RSUs that have not yet vested.
(8)	This amount excludes 4,063 RSUs that have not yet vested.
(9)	This amount excludes 2,875 RSUs that have not yet vested.
(10)	This amount includes 2,500 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes 2,625 RSUs that have not yet vested.
(11)	This amount includes 2,500 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes 2,625 RSUs that have not yet vested.
(12)	This amount includes 2,500 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes 2,625 RSUs that have not yet vested.
(13)	This amount includes 2,188 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes (i) 312 options and (ii) 2,625 RSUs that have not yet vested. The address of Ms. Zletz (also a Warburg Director) is c/o Warburg Pincus & Co., 450 Lexington Avenue, New York, NY 10017.
(14)	This amount includes 2,188 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes (i) 312 options and (ii) 2,625 RSUs that have not yet vested.
(15)	This amount includes 78,632 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date exercisable. There are 36,666 RSUs that will vest within 60 days after the Reporting Date.

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OTHER MATTERS

Shareholder Proposals for the 2022 Annual Meeting

Under Israeli law, one or more shareholders holding 1% or more of the voting rights of Cyren may request to include a proposal on the agenda of a shareholders meeting, provided that certain resolutions are brought before the shareholders in such meeting, including the appointment of members to the Board, by submitting such proposal within seven days of publication of Cyren’s notice with respect to our annual meeting of shareholders. Accordingly, any shareholder holding 1% or more of the voting rights of Cyren may request to include a proposal on the agenda of the Annual Meeting by submitting such proposal in writing to us no later than [●], 2022, at the offices of our subsidiary Cyren Inc., located at 1430 Spring Hill Road, Suite 330, McLean, VA 22102.

Shareholder Proposals for the 2023 Annual Meeting

The date by which shareholder proposals must be received by us for inclusion in proxy materials relating to the 2023 annual meeting of shareholders, or the “2023 Annual Meeting,” is March 3, 2023. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy materials in accordance with SEC regulations governing the solicitation of proxies. In addition, one or more shareholders holding 1% or more of the voting rights of Cyren may request to include a proposal on the agenda of the 2023 Annual Meeting in the manner described above.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and the rules thereunder require our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports with the SEC relating to their share ownership and changes in such ownership. Based on a review of our records and certain written representations received from our executive officers and directors, we believe that during the year ended December 31, 2021, all Section 16(a) filing requirements applicable to directors, executive officers and greater than 10% shareholders were complied with on a timely basis, except for one late Form 4 filed by each of Boris Bogod, Brett Jackson, Bruce Johnson, Lior Kohavi, Lilias Markowitz, Michael Tamir and Kenneth Tarpey to each report one late transaction.

Expenses Relating to this Proxy Solicitation

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors, and employees may solicit proxies by personal interview, telephone, facsimile, email or other method without extra compensation for that activity. We may reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold Ordinary Shares. We have engaged Kingsdale Advisors to assist in soliciting proxies on our behalf. Kingsdale Advisors may solicit proxies personally, electronically or by telephone. We have agreed to pay Kingsdale Advisors a fee of $10,000 plus telephone solicitation fees for its services. We have also agreed to reimburse Kingsdale Advisors for its reasonable out-of-pocket expenses and to indemnify Kingsdale Advisors and its employees against certain liabilities arising from or in connection with the engagement.

Communication with our Board

Shareholders may communicate with the Board by directing their communications in a hard copy (i.e., non-electronic) written form to the attention of one or more members of the Board, or to the Board collectively, at our principal executive offices located at 10 Ha-Menofim St., 5th Floor, Herzliya, Israel 4672561. Any communications received from interested parties in the manner described above will be collected and organized by our Corporate Secretary and will be periodically, but in any event prior to each regularly-scheduled Board meeting, reported and/or delivered to the appropriate director or directors.

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Statements of the Company for the Year Ended December 31, 2021

In accordance with Section 60(b) of the Companies Law, shareholders are invited to discuss the audited Consolidated Financial Statements of the Company for the year ended December 31, 2021. The 2021 Annual Report, including our audited Consolidated Financial Statements, is available on the investor relations section of our website, at ir.cyren.com as well as at www.proxyvote.com.

No vote is required regarding this item.

Available Information

We maintain an internet website at www.cyren.com. Copies of the committee charters of each of the Audit Committee, Compensation Committee and Nominating and Governance Committee can be found under the Company — Investor Relations — Corporate Governance section of our website, and such information is also available in print to any shareholder who requests it through our Investor Relations department at the address below.

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2021 Annual Report as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the Investor Relations — Financials & Filings section of our internet website at www.cyren.com. A request for a copy of such report should be directed to 1430 Spring Hill Road, Suite 330, McLean, VA 22102, Attention: Investor Relations. A copy of any exhibit to the 2021 Annual Report will be forwarded following receipt of a written request with respect thereto addressed to 1430 Spring Hill Road, Suite 330, McLean, VA 22102, Attention: Investor Relations.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our proxy statement and other proxy materials, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of our proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the proxy materials for your household, please contact our transfer agent, American Stock Transfer & Trust Company, LLC by writing to: 6201 15th Ave., Brooklyn, NY 11219 or by telephone: (800) 937-5449.

If your household received a single set of proxy materials this year, but you would prefer to receive your own copy, please contact Broadridge Householding Department, by calling their toll free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions at which time you will then be sent separate copies of the documents. Beneficial shareholders can request information about householding from their nominee.

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APPENDIX A — AMENDED EXECUTIVE COMPENSATION POLICY

Cyren Executive Compensation Policy

1.	General

This Compensation Policy (“Compensation Policy” or “Policy”) defines and details the principles, guidelines and rules of Cyren Ltd.’s (the “Company” or “Cyren”) overall compensation strategy for its office holders, as defined in Israel’s Companies Law, 5759-1999 (the “Companies Law”) other than non-employee directors (the “Executives”).

This Compensation Policy shall apply only to compensation agreements and arrangements executed after its adoption in accordance with the provisions of the Companies Law, and will not be construed as altering or amending any compensation duly approved prior to its adoption.

The adoption of this Compensation Policy will not entitle any of the Executives to receive any elements of compensation described herein. The rights and privileges to which an Executive will be entitled shall be governed by such Executive’s employment or engagement agreements (as applicable) with the Company, and shall be subject to the approval thereof by the relevant corporate organ as set forth in the Companies Law. In setting the compensation of Executives employed by a subsidiary of Cyren, references in the Policy to Cyren or the Company shall also include such subsidiary, to the extent applicable in the relevant context.

2.	Compensation Policy Objectives

This Policy was prepared in accordance with the requirements of the Companies Law and sets the framework for Executive compensation, in order to increase the transparency and visibility of Cyren’s activities regarding all aspects of Executives’ compensation, and to improve its shareholders’ ability to have a say and influence its compensation policy.

The Compensation Policy is intended to ensure the Company’s ability to retain and recruit a dedicated and experienced professional management team capable of leading the Company to further business success and facing the challenges ahead. This Policy was designed to balance (i) the need to offer appropriate compensation and incentives to Executives which will incentivize them to succeed in achieving their and the Company’s goals and (ii) the need to assure that the compensation structure meets the Company’s interests and its overall financial and strategic goals.

In order to achieve these targets, the compensation practices set in the Policy are designed to meet the following objectives:

●	Promote the Company’s short and long-term interests;

●	Ensure that the interests of the Executives are closely aligned with the interests of Cyren and Cyren’s shareholders;

●	Motivate Executives to achieve a high level of business performance taking into account the Company’s size, financial conditions, risk management and any regulatory aspects effecting the Company, without taking unreasonable and excessive risks;

●	Support a performance culture that is based on merit;

●	Reward excellent performance, both in the short- and long-term, to ensure sustained business performance over time; and

●	Create the right balance between fixed and variable pay components.

3.	Factors Effecting the Compensation of Executives

Cyren believes that the compensation of its Executives should be influenced by its business results, both in the short- and long-term, as well as each Executive’s individual contribution to the achievement of these results. The compensation of each Executive will be reviewed and determined by the Company’s Compensation Committee (the “ Compensation Committee”) and by its Board of Directors (the “Board”) while considering, among other things, the following parameters:

●	The Executive’s education, qualifications, professional experience, expertise and accomplishments;

●	Position requirements, authority and responsibilities the applicable position carries and prior compensation paid to the Executive;

●	Market data and compensation studies of peer-group companies which will provide an appropriate comparative outlook. The peer-group companies will be selected based on appropriate similarities, taking into account factors such as market capitalization, type of industry, location of listing, geographical location and compensation for comparably situated executives;

●	The performance of the Executive compared to determined goals, and his or her expected contribution to the Company’s future growth and profitability;

●	The Company’s financial situation, business challenges and goals; and

●	The ratio between the cost of employment of Executives and the average and median salary of the rest of the employees and “independent contractors” (as defined in the Companies Law) of the Company in the geographic market in which the Executive operates, as well as the possible impact on the work relations in the Company. The Compensation Committee and the Board reviewed, and will continue to review from time to time, such ratio. The Board and Compensation Committee have reviewed the applicable ratios and determined that they find it reasonable, fair and appropriate and believe it will not adversely affect the work relations within the Company.

●	The Compensation Committee and Board may engage compensation consultants or other professionals to assist in benchmarking or analyzing relevant data and/or establishing appropriate Executive compensation packages.

4.	Compensation Elements

4.1	Compensation Package

Executives’ compensation should include a number of elements so that each of these elements rewards a different aspect of their overall contribution to the Company’s success. Taking into account the parameters set forth in Item 3 above, the compensation package for Executives shall generally consist of some or all of the following items:

●	Fixed base salary;

●	Performance-based rewards (Annual, Special and Signing Bonuses)

●	Equity-based compensation;

●	Social benefits; and

●	Retirement and termination payment.

4.2	Fixed Base Salary

Base salary is a fixed compensation element which provides compensation to an Executive for the performance of his or her day to day duties and responsibilities and reflects the Executive’s role, skills, qualifications, experience and market value (the “Base Salary”).

The annual Base Salary for all Executives (including the CEO) will not exceed the amount of US$450,000 (or its foreign currency equivalent).

In determining the Base Salary of each Executive, the Compensation Committee and the Board shall also take into account the overall balance between fixed and variable elements as well as the maximum Base Salary limit.

When deciding on increasing an Executive’s Base Salary, the Compensation Committee and the Board may consider, in addition to the above mentioned factors, any changes to the Executive’s scope of responsibilities and business challenges, the need to retain the Executive and the Base Salaries paid by peer group companies to comparable Executives. Adjustments to Base Salary may be periodically reviewed, considered and approved by the Compensation Committee and the Board.

4.3	Performance-Based Cash Rewards (Annual, Special and Signing Bonuses)

The Executives will be entitled to participate in a cash bonus plan (the “Annual Bonus Plan”) which will be approved in accordance with the approvals required under the Companies Law. The Annual Bonus Plan shall include the target annual cash bonus for the Executives and the calculation for the bonus as a product of Company performance, individual performance and target bonus. The annual cash bonus will be paid based on the Company’s performance and individual executive performance, after the close of the fiscal year and after Compensation Committee and Board review and approvals.

The recommended performance targets and the maximum annual cash bonus payable (which may include sales commissions) to each Executive shall be reviewed and approved by the Compensation Committee and the Board in accordance with the requirements of the Companies Law, as applicable. The Compensation Committee and the Board shall have the discretion to reduce the amount of the annual cash bonus following the achievement of the bonus criteria.

Measure for determining the annual cash bonus. Most of the annual cash bonus shall be determined based on measureable criteria. The remaining portion of the annual cash bonus (not to exceed 25% unless such Executive is subordinated to the CEO), may be discretionary and based on non-measureable criteria. Measurable criteria for the bonus may include (but is not limited to) the following criteria:

●	Financial parameters: revenue; gross profit, operational profit, EBITDA, pre-tax profits, sales booking value;

●	Individual performance measures: evaluation of performance of each Executive’s performance, contribution to the Company’s success.

●	Other objectives to be defined for each Executive by his or her direct manager and approved by the Compensation Committee and the Board.

A threshold for the payment of the annual cash bonus will be set based on achievement of a certain percentage of one or more of the Company performance measures.

Special Bonuses. In addition to the annual cash bonus, the Compensation Committee and the Board of Directors may elect, under exceptional circumstances (while taking into consideration the Company’s financial condition), to grant certain Executives a special cash bonus in recognition of their special contribution to the Company’s major developments, transactions and achievements.

Signing Bonus. When hiring a new Executive, the Compensation Committee and the Board of Directors may elect to pay a signing bonus, taking into account the principles listed above and additional factors such as providing for the replacement of awards that the newly hired Executive forfeited from his or her previous employer.

In any event, the discretionary portion of all Performance-Based Cash Rewards paid to an Executive in any given year shall not exceed the higher of 25% of the total amount of such Performance-Based Cash Rewards or three monthly salaries of the relevant Executive, unless such Executive is subordinated to the CEO.

The maximum Performance-Based Cash Reward payable to an Executive with respect to a given calendar year (which may include any combination of annual bonus, special bonus and/or signing bonus) shall not exceed 200% of the Executive’s annual base salary.

Claw-Back Provision. Each Executive will be required to refund any part of the annual Performance-Based Cash Reward paid based on financial results that are proven to be inaccurate and which are restated in the financial statements during the three years following the actual payment of the annual bonus, provided the Executive is still employed by the Company upon publication of the restated financial statements. The Compensation Committee and the Board shall decide upon the timing, form and terms of the repayment. Generally, the Executive shall repay to the Company the balance between the bonus amount paid and the bonus as would have been calculated based on the restated financial statements. Notwithstanding the forgoing, the compensation recovery will not be triggered in the event of a financial restatement required due to changes in the financial reporting standards applicable to the Company or if the Compensation Committee and Board determines that claw-back proceedings in the specific case would be impractical or not commercially or legally efficient or not in the best interest of the Company.

4.4	Equity-Based Compensation

The Company’s long-term incentive is variable equity based compensation designed to retain Executives, align Executives and shareholders’ interests and incentivize achievement of long term goals. The Compensation Committee and the Board may grant to Executives equity-based compensation in any form permitted under Cyren’s equity incentive plans, as in effect from time to time (collectively, the “ Equity Incentive Plans”) and may determine, inter alia, the exercise price, vesting schedule and terms and periods of exercise. The equity compensation may be comprised of various instruments such as share options, restricted share units (RSU’s) or other equity based compensation instruments.

Equity-based awards may be granted upon recruitment of an Executive or from time to time, and while taking into consideration, inter alia, the role, personal responsibilities, prior business experiences and qualifications of the Executive.

Any grant of equity based compensation shall meet the following terms:

●	The value of the equity based compensation (at the date of grant), for each Executive, shall not exceed 600% of the annual Base Salary of the Executive in question;

●	for the purpose of a one-time grant of equity based compensation in connection with the recruitment of a new Executive, the value of the equity based compensation (at the date of grant), for such new Executive shall not exceed 5% of the total outstanding shares of the Company at the date of grant; and

●	Equity based compensation granted to Executives shall generally vest over 3-4 years. The Compensation Committee and the Board may determine acceleration provisions for specific circumstances (such as in the framework of a change of control event).

4.5	Reduction of Variable Compensation

Subject to the terms of the employment agreements and arrangements with the Executives as well as to applicable law, and subject to the provisions of Section 4.3 above concerning the discretion of the Compensation Committee and the Board to reduce the amount of the annual cash bonus following the achievement of bonus criteria, the Compensation Committee and the Board may reduce any Performance-Based Cash Rewards and/or Equity-Based Compensation to be granted to an Executive due to circumstances determined by the Compensation Committee and the Board.

4.6	Social Benefits

Certain social benefits are mandatory according to different local legislation, such as: contributions to an insurance policy or a pension fund, severance pay, paid vacation days, paid sick leave, disability insurance and convalescence pay. In addition, the Company may offer additional benefits to the Executives, including, without limitation, contribution to a study fund, cellular phone and other electronic devices, company car and travel benefits, reimbursement of business travel (including a daily per diem when traveling and other business related expenses), holiday and special occasion gifts and academic and professional studies.

Executives that are based outside of Israel may receive similar, comparable or customary benefits as applicable in the relevant jurisdiction in which they are employed.

4.7	Retirement and Termination Payment

The Compensation Committee and the Board may provide Executives with the following rights in connection with retirement and termination of service arrangements:

Advanced Notice Period. The Company provides in the employment agreements of each of its Executives for a mutual advance notice period that does not exceed three to six months. During the Advance Notice period, the Executive is entitled to receive all of his or her compensation without change, including participation in bonus plans and continued vesting of equity based compensation.

Termination Payments. The Compensation Committee and the Board may approve a termination payment for an Executive provided such payment does not exceed the equivalent of six monthly Base Salaries. In this regard, the Compensation Committee and Board shall take into consideration the Executive’s term of employment, the Executive’s compensation during employment with the Company, the Company’s performance during such period, the Executive’s performance during such period and the circumstances of termination.

For the purposes of this Policy, the termination payments shall be subject to the provisions applicable to discretionary Performance-Based Cash Rewards, and shall be included in the calculation of the maximum amount of such rewards, as set forth above.

Without derogating from the provisions of Section 4.4 above, the Board, in its sole discretion, shall be authorized to determine the specific terms under which the vesting of equity based compensation granted to Executives (or any part thereof) may accelerate upon the retirement of such Executives from service.

4.8	Immaterial Changes in Compensation of the CEO

Without derogating from the forgoing, an amendment to the compensation of the CEO that is immaterial relative to the existing compensation of the CEO and complies with the terms of this Policy may be approved solely by the Compensation Committee. For the purposes of this Section 4.8, an amendment at a threshold of up to 5% (in real terms) per annum relative to the CEO’s compensation as of the adoption date of this Policy shall be deemed an immaterial amendment.

5.	Indemnification, Insurance and Exculpation of Executives

The Company may indemnify, insure and exculpate the Executives to the full extent permitted by applicable law from time to time, including by entering into indemnification, insurance and exculpation agreements with each of the Executives, subject to the requisite approvals under applicable law.

6.	Non-Employee Directors Compensation

6.1	The annual equity compensation of the Company’s non-employee directors (excluding external directors) may be no greater than 25,000 RSUs per year, with the exception of the Chairman of the Board, who may be awarded equity grants which are no greater than 35,000 RSUs per year, unless shareholders approve higher compensation from time-to-time. The cash compensation of the Company’s non-employee external directors may be as follows:

●	A fixed annual retainer of up to $30,000 for non-employee director membership on the Board;

●	A fixed annual retainer of up to $4,250 for the non-employee members of the Compensation Committee, with up to an additional $6,500 payable to the chairman of the Compensation Committee; and

●	A fixed annual retainer of up to $7,000 for the non-employee members of the Audit Committee, with up to an additional $10,000 payable to the chairman of the Audit Committee.

6.2	In addition, Cyren’s non-employee directors are entitled to reimbursement of expenses in accordance with the Compensation of Directors Regulations.

7.	Supervision, Review and Approval of Policy

The Board is responsible for the management and implementation of the Policy in the Company. The term of the Policy shall be indefinite. However, the Compensation Committee may recommend to the Board of Directors and shareholders, to review the Policy from time to time and at least once every three years, to re-approve, amend or restate the Policy.

Adopted and Effective as of [Pending Shareholder Approval]

APPENDIX B — AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN

CYREN, LTD.

AMENDED & RESTATED

2016 EQUITY INCENTIVE PLAN

B-i

(continued)

B-ii

(continued)

B-iii

Cyren, Ltd.

Amended & Restated

2016 Equity Incentive Plan

1.	Establishment, Purpose And Term Of Plan.

1.1 Establishment. The Cyren, Ltd. Amended & Restated 2016 Equity Incentive Plan (the “Plan”) is hereby adopted effective as of [________ __], 2022, the date of its approval by the stockholders of the Company. The Plan was originally established, and approved by the stockholders of the Company, as of December 22, 2016 (the “Effective Date”).

1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.

1.3 Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

2.	Definitions and Construction.

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.

(f) “Cashless Exercise” means a Cashless Exercise as defined in Section 6.4(b)(i).

(g) “Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(h) “Change in Control” means the occurrence of any one or a combination of the following:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii) an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(cc)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(iii) a date specified by the Committee following approval by the stockholders of a plan of complete liquidation or dissolution of the Company;

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(h) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple events described in subsections (i), (ii) and (iii) of this Section 2.1(h) are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.

(j) “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(k) “Company” means Cyren, Ltd., an Israeli company, and any successor corporation thereto.

(l) “Compensation Policy” means the Company’s executive compensation policy, as shall be in effect from time to time.

(m) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.

(n) “Director” means a member of the Board.

(o) “Disability” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(p) “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(q) “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii) Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.

(iii) If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

(t) “Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.

(u) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(v) “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

(w) “Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(x) “Net Exercise” means a Net Exercise as defined in Section 6.4(b)(iii).

(y) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

(z) “Officer” means any person designated by the Board as an officer of the Company.

(aa) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(bb) “Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.

(cc) “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(dd) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(ee) “Participant” means any eligible person who has been granted one or more Awards.

(ff) “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(gg) “Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

(hh) “Performance Award” means an Award of Performance Shares or Performance Units.

(ii) “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(jj) “Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.

(kk) “Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

(ll) “Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(mm) “Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(nn) “Predecessor Plans” means the Company’s Israeli Share Option Plan, the Amended and Restated 1999 Non-Employee Directors Stock Option Plan and 2006 U.S. Stock Option Plan.

(oo) “Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(pp) “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.

(qq) “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.

(rr) “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or occurrence of a future event a share of Stock or cash in lieu thereof, as determined by the Committee.

(ss) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(tt) “SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.

(uu) “Section 409A” means Section 409A of the Code.

(vv) “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

(ww) “Securities Act” means the Securities Act of 1933, as amended.

(xx) “Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Participating Company for which the Participant renders Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

(yy) “Stock” means the ordinary shares of the Company, as adjusted from time to time in accordance with Section 4.3.

(zz) “Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.4(b)(ii).

(aaa) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(bbb) “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(ccc) “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(ddd) “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service or failure of a performance condition to be satisfied.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	Administration.

3.1 Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2 Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election. To the extent permitted by applicable law, the Committee may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Awards, without further approval of the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider, and to exercise such other powers under the Plan as the Committee may determine; provided, however, that (a) the Committee shall fix the maximum number of shares subject to Awards that may be granted by such Officers, (b) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan, and (c) each such Award shall conform to such other limits and guidelines as may be established from time to time by the Committee.

3.3 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if applicable, of Rule 16b-3.

3.4 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;

(b) to determine the type of Award granted;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) subject to Section 5.5, the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, provided that Options and Restricted Stock Units granted to Officers or Directors shall vest over a period of three years or longer (or, subject to Section 5.5, such other period as may be provided in the Compensation Policy), (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of expiration of any Award, (vii) the effect of any Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;

(f) to approve one or more forms of Award Agreement;

(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards; and

(j) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.5 Option or SAR Repricing. The Committee shall have the authority, with approval by the stockholders of the Company, to approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefore of new Options or SARs covering the same or a different number of shares but with an exercise price per share equal to the Fair Market Value per share on the new grant date, Full Value Awards, or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof to the Fair Market Value per share on the date of amendment.

3.6 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.	Shares Subject to Plan.

4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be equal to the sum of:

(a) one million, two hundred and twenty five thousand (1,225,000) shares of Stock;

(b) the number of shares of Stock representing the aggregate number of shares of Stock that remained available for the future grant of awards under the Predecessor Plans immediately prior to its termination as of the Effective Date;

(c) the number of shares of Stock subject to that portion of any option or other award outstanding pursuant to the Predecessor Plans as of the Effective Date which, on or after the Effective Date, expires or is terminated or canceled for any reason without having been exercised or settled in full; and

(d) the number of shares of Stock acquired pursuant to the Predecessor Plans subject to forfeiture or repurchase by the Company for an amount not greater than the Participant’s purchase price which, on or after the Effective Date, is so forfeited or repurchased.

Shares of Stock issuable under the Plan shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.

4.2 Share Counting. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Shares of Stock withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 16.2 shall be deemed to have been issued pursuant to the Plan. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced by the total number of shares for which the SAR is exercised. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net Exercise, the number of shares available for issuance under the Plan shall be reduced by the total number of shares for which the Option is exercised.

4.3 Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Award limits set forth in Section 5.3, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the exercise or purchase price per share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee, in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

4.4 Assumption or Substitution of Awards. The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.

5.	Eligibility, Participation and Award Limitations.

5.1 Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.

5.2 Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award or, having been granted an Award, to be granted an additional Award.

5.3 Incentive Stock Option Limitations.

(a) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall be one million, two hundred and twenty five thousand (1,225,000). The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Sections 4.2 and 4.3.

(b) Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

(c) Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise of the Option, shares issued pursuant to each such portion shall be separately identified.

5.4 Award Limit. Anything to the contrary notwithstanding, Officers and Directors shall not be granted Awards within any fiscal year of the Company, if the value of such Awards, including any other equity-based compensation paid to such Officer or Director, per year, exceeds (at the time of grant) the permitted annual value set forth in the Compensation Policy for such Officer or Director.

5.5 Minimum Vesting Provision. All Awards granted hereunder shall be subject to a regular vesting period of at least one year following the date of grant (provided that accelerated vesting may apply upon death or Disability or a Change in Control), except that (A) Awards relating to up to five percent of the total number of shares authorized for issuance under the Plan and (B) and any Awards issued pursuant to Section 4.4 may be granted without regard to this requirement.

6.	Stock Options.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee in accordance with the terms of the Compensation Policy; provided, however, that (a) the exercise price per share shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, provided the grant is made in accordance with the terms of the Compensation Policy, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price less than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or Section 424(a) of the Code.

6.2 Exercisability and Term of Options Granted to Non-Officer and Non-Director Participant. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3 Exercisability and Term of Options Granted to Officers and Directors. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall expire prior to the lapse of one (1) year following their vesting date and no Options shall be exercisable after the expiration of six (6) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate six (6) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.4 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.4(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(ii) Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanied by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(iii) Net Exercise. A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

6.5 Effect of Termination of Service.

(a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate.

(i) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii) Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months (or such longer or shorter period provided by the Award Agreement) after the Participant’s termination of Service.

(iii) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(iv) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.5(a) is prevented by the provisions of Section 14 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.5(a), but in any event no later than the Option Expiration Date.

6.6 Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option.

6.7 No Dividend Equivalent Rights. Options shall not include Dividends or Dividend Equivalent Rights.

7.	Stock Appreciation Rights.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1 Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.

7.2 Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A of the Code.

7.3 Exercisability and Term of SARs.

(a) Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b) Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR and (ii) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.

7.4 Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

7.5 Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6 Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.5 (treating the SAR as if it were an Option) and thereafter shall terminate.

7.7 Transferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.

7.8 No Dividend Equivalent Rights. SARs shall not include Dividends or Dividend Equivalent Rights.

8.	Restricted Stock Awards.

Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1 Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

8.2 Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

8.3 Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

8.4 Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

8.5 Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.6 Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid, and shall be paid no later than the end of the calendar year in which such Vesting Conditions are satisfied (or, if later, the 15th day of the third month following the date such Vesting Conditions are satisfied). In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.7 Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8 Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9.	Restricted Stock Units.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1 Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

9.2 Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

9.3 Vesting. Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the satisfaction of the Vesting Conditions automatically shall be determined on the first to occur of (a) the next trading day on which the sale of such shares would not violate the Trading Compliance Policy or (b) the last day of the calendar year in which the original vesting date occurred.

9.4 Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Restricted Stock Units (rounded to the nearest whole number), if any, to be credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such cash amount or additional Restricted Stock Units shall be subject to the same terms and conditions (including Vesting Conditions) and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

9.5 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

9.6 Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee in compliance with Section 409A, if applicable, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

9.7 Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9.8 Term of Restricted Stock Unit. No Restricted Stock Units granted to Officers or Directors shall expire prior to the lapse of one (1) year following their vesting date and no such Restricted Stock Units shall be exercisable after the expiration of six (6) years after the effective date of grant of such Restricted Stock Units.

10.	Performance Awards.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1 Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2 Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.3, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3 Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

10.4 Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of individual, market, business or financial performance (each, a “Performance Measure”).

10.5 Settlement of Performance Awards.

(a) Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b) Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine.

(c) Effect of Leaves of Absence. Unless otherwise required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence.

(d) Notice to Participants. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e) Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 15.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.

(f) Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

10.6 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant either in cash or in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Performance Shares (rounded to the nearest whole number), if any, to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights, if any, shall be accumulated and paid to the extent that the related Performance Shares become nonforfeitable. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalent Rights shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

10.7 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a) Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

(b) Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its discretion, may waive the automatic forfeiture of all or any portion of any such Award and determine the final value of the Performance Award in the manner provided by Section 10.7(a). Payment of any amount pursuant to this Section shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

10.8 Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11. Cash-Based Awards and Other Stock-Based Awards.

Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

11.1  Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.

11.2  Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into ordinary shares or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.3  Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met.

11.4  Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.

11.5  Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4 and shall be subject to the same Vesting Conditions as the underlying Other Stock-Based Award. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.

11.6  Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.

11.7  Nontransferability of Cash-Based Awards and Other Stock-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.

12. Standard Forms of Award Agreement.

12.1  Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.

12.2  Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

13. Change in Control.

13.1  Effect of Change in Control on Awards.

(a)   Accelerated Vesting.

(i)     Time-Based Awards. Subject to the requirements and limitations of Section 409A, if applicable, including as provided in Section 15.4(f) below, the following provisions shall apply to Awards which are subject solely to time-based vesting requirements as of immediately prior to the consummation a Change in Control (“Time-Based Awards”):

(A)   In the event of the consummation of a Change in Control and a Participant’s employment with the Surviving Company (as defined below) is Involuntarily Terminated (as defined below) as a result of the Change in Control and not otherwise for Cause, 100% of such Participant’s Time-Based Awards shall fully vest automatically, effective immediately prior and subject to the consummation of the Change in Control (or, if such Involuntary Termination occurs within 12 months after the consummation of a Change in Control, such Time-Based Awards shall fully vest upon such termination date).

(B) In addition, to the extent that the Acquiror shall assume or substitute the Time-Based Awards in the context of the Change in Control, and the Participant remains employed by the Surviving Company, 50% of such Participant’s unvested Time-Based Awards shall vest automatically, effective immediately prior and subject to the consummation of the Change in Control and the remaining 50% of such Participant’s unvested Time-Based Awards shall vest upon the earlier of the (i) one year anniversary of the consummation of the Change in Control, provided that such Participant remains employed by the Surviving Company as of such date, (ii) the original respective vesting dates for such Time-Based Awards or (iii) an Involuntary Termination of the Participant’s employment not for Cause prior to such one year anniversary.

(C) To the extent that any Time-Based Awards under the Plan are not assumed, substituted or cashed-out by the Acquiror upon the consummation of a Change in Control, and the Acquiror terminates the Plan upon the consummation of the Change in Control, such Time-Based Awards shall fully vest automatically, effective immediately prior and subject to the consummation of the Change of Control.

(D)   “Involuntary Termination” shall mean the termination of a Participant’s service by reason of such Participant’s involuntary dismissal or discharge by the Company other than for Cause, or such Participant’s voluntary resignation following (1) a change in such Participant’s position with the Company (or the applicable parent or subsidiary employing Participant) which materially reduces such Participant’s duties and responsibilities, (2) a reduction in such Participant’s level of compensation (including base salary, fringe benefits and target bonus under any corporate performance based bonus or incentive programs) by more than ten percent (10%) or (3) a relocation of such Participant’s place of employment by more than fifty (50) kilometers, provided and only if such change, reduction or relocation is effected without such Participant’s consent.

(E) “Surviving Company” shall mean the Company or any other entity controlled or under common control of the Acquiror that will employ the relevant Participant following a Change in Control.

(ii) Performance-Based Awards. Subject to the requirements and limitations of Section 409A, if applicable, including as provided by Section 15.4(f), in the event of the consummation of a Change in Control, with respect to each outstanding Award that is then subject to performance-based vesting conditions (“Performance-Based Awards”), the performance targets applicable to such Performance-Based Awards shall be deemed to have been met at the level of actual performance (as determined by the Committee in good faith prior to the Change in Control) or, if the Committee determines that actual performance cannot reasonably be measured, at the level of target performance and (A) to the extent such performance targets are so deemed to have been met, a pro-rated portion of the Performance-Based Awards with respect to which such targets are so deemed to have been met (with the pro-ration determined based on the portion of the performance period elapsed through the date of the consummation of the Change in Control relative to the total performance period) shall become immediately exercisable and vested effective as of immediately prior to the time of the consummation of the Change in Control and (B) the remaining portion of the Performance-Based Awards shall, except to the extent continued or substituted for by any successor to the Company under Section 13.1(b), be forfeited for no consideration effective immediately prior to the time of the consummation of the Change in Control.

(b)   Assumption, Continuation or Substitution. Subject to the requirements and limitations of Section 409A, if applicable, the Committee may treat Awards in accordance with one or more of this Section 13.1(b) and Section 13(c) in the event of a Change in Control. Subject to the terms of any grant in accordance with Section 13.1(a), in the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c)   Cash-Out of Outstanding Vested Stock-Based Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding and vested immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

14. Compliance with Securities Law.

The grant of Awards and the issuance of shares of Stock or other property pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15. Compliance with Section 409A.

15.1  Awards Subject to Section 409A. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 15 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:

(a)   A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.

(b)   Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.

Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2½ month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.

15.2  Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:

(a)   Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.

(b)   Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to the Participant.

(c)   Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 15.3.

15.3  Subsequent Elections. Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

(a)   No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.

(b)   Each subsequent Election related to a payment in settlement of an Award not described in Section 15.4(a)(ii), 15.4(a)(iii) or 15.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.

(c)   No subsequent Election related to a payment pursuant to Section 15.4(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.

(d)   Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 15.3.

15.4  Payment of Section 409A Deferred Compensation.

(a)   Permissible Payments. Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:

(i) The Participant’s “separation from service” (as defined by Section 409A); Section 409A);

(ii) The Participant’s becoming “disabled” (as defined by

(iii) The Participant’s death;

(iv) A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 15.2 or 15.3, as applicable;

(v) A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or

(vi) The occurrence of an “unforeseeable emergency” (as defined by Section 409A).

(b)   Installment Payments. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.

(c)   Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 15.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

(d)   Payment Upon Disability. All distributions of Section 409A Deferred Compensation payable pursuant to Section 15.4(a)(ii) by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.

(e)   Payment Upon Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.

(f)    Payment Upon Change in Control. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 13.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 15.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

(g)   Payment Upon Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment pursuant to Section 15.4(a)(vi) in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

(h)   Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.

(i)     No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.

16. Tax Withholding.

16.1  Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

16.2  Withholding in or Directed Sale of Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates (or the maximum individual statutory withholding rates for the applicable jurisdiction if use of such rates would not result in adverse accounting consequences or cost). The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.

17. Amendment, Suspension or Termination of Plan.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Sections 4.2 and 4.3), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

18. Miscellaneous Provisions.

18.1  Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

18.2  Forfeiture Events.

(a)   The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws.

(b)   If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes–Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve- (12-) month period.

18.3  Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common shareholders.

18.4  Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

18.5  Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.3 or another provision of the Plan.

18.6  Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

18.7  Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

18.8  Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

18.9  Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

18.10  No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

18.11   Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

18.12  No Representations or Covenants with respect to Tax Qualification. Although the Company may endeavor to (a) qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., incentive stock options under Section 422 of the Code) or (b) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 15 hereof, notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

*  *  *

CYREN, LTD.
2016 EQUITY INCENTIVE PLAN
SUB-PLAN FOR ISRAELI TAXPAYERS

1.   SPECIAL PROVISIONS FOR ISRAELI TAXPAYERS

1.1 This Sub-Plan for Israeli Taxpayers (the “Sub-Plan”) to the Cyren Ltd. 2016 Equity Incentive Plan (the “Plan”) is made in accordance with Section 3.4(i) of the Plan. This Sub-Plan was approved by the Committee on November 10, 2016.

1.2 The provisions specified hereunder apply only to persons who are deemed to be residents of the State of Israel for tax purposes, or are otherwise subject to taxation in Israel with respect to Awards.

1.3 This Sub-Plan applies with respect to Awards granted under the Plan. The purpose of this Sub-Plan is to establish certain rules and limitations applicable to Awards that may be granted or issued under the Plan from time to time, in compliance with the tax, securities and other applicable laws currently in force in the State of Israel. Except as otherwise provided by this Sub-Plan, all grants made pursuant to this Sub-Plan shall be governed by the terms of the Plan. This Sub-Plan is applicable only to grants made after the date of its adoption. This Sub-Plan complies with, and is subject to the ITO and Section 102. An Option granted under this Sub-Plan will be deemed a Nonstatutory Stock Option for the purposes of U.S. taxation.

1.4 The Plan and this Sub-Plan shall be read together. In any case of contradiction, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions of this Sub-Plan shall govern.

2.   DEFINITIONS

Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. The following additional definitions will apply to grants made pursuant to this Sub-Plan:

“3(i) Award” means an Award of Options, which is subject to taxation pursuant to Section 3(i) of the ITO, which has been granted to any person who is not an Eligible 102 Participant.

“102 Capital Gains Track” means the tax alternative set forth in Section 102(b)(2) of the ITO pursuant to which all or a part of the income resulting from the sale of Shares is taxable as a capital gain.

“102 Capital Gains Track Grant” means a 102 Trustee Grant qualifying for the special tax treatment under the 102 Capital Gains Track.

“102 Ordinary Income Track” means the tax alternative set forth in Section 102(b)(1) of the ITO pursuant to which income resulting from the sale of Shares derived from Awards is taxed as ordinary income.

“102 Ordinary Income Track Grant” means a 102 Trustee Grant qualifying for the ordinary income tax treatment under the 102 Ordinary Income Track.

“102 Trustee Grant” means an Award granted pursuant to Section 102(b) of the ITO and held in trust by a Trustee for the benefit of the Eligible 102 Participant, and includes both 102 Capital Gains Track Grants and 102 Ordinary Income Track Grants.

“Affiliate” for the purpose of grants made under this Sub-Plan, means any Affiliate, as defined in the Plan, that is an “employing company” within the meaning of Section 102(a) of the ITO.

“Controlling Shareholder” as defined in Section 32(9) of the ITO, currently defined as an individual who prior to the grant or as a result of the grant or exercise of any Award, holds or would hold, directly or indirectly, in his name or with a relative (as defined in the ITO) (i) 10% of the outstanding share capital of the Company, (ii) 10% of the voting power of the Company, (iii) the right to hold or purchase 10% of the outstanding equity or voting power, (iv) the right to obtain 10% of the “profit” of the Company (as defined in the ITO), or (v) the right to appoint a director of the Company.

“Deposit Requirements” shall mean with respect a 102 Trustee Grant, the requirement to evidence deposit of an Award with the Trustee, in accordance with Section 102, in order to qualify as a 102 Trustee Grant. As of the time of approval of this Sub-Plan, the ITA guidelines regarding Deposit Requirements for 102 Capital Gains Track Grants require that the Trustee be provided with (a) the resolutions approving Awards intended to qualify as 102 Capital Gains Track Grants within 45 days of the date of Committee’s approval of such Award, including full details of the terms of the Awards, and (b) a copy of the Award Agreement executed by the Eligible 102 Participant and/or Eligible 102 Participant’s consent to the requirements of the 102 Capital Gains Track Grant within 90 days of the Committee’s approval of such Award, and (c) with respect to Restricted Stock Awards, either a share certificate and copy of the Company’s share register evidencing issuance of the Shares underlying such Award in the name of the Trustee for the benefit of the Eligible 102 Participant, or deposit of the Shares with a financial institution in an account administered in the name of the Trustee, as applicable, in each case, within 90 days of the date of the Committee’s approval of such Award.

“Election” means the Company’s choice of the type of 102 Trustee Grants it will make under the Plan (as between capital gains track or ordinary income track), as filed with the ITA.

“Eligible 102 Participant” means a Participant who is a person employed by the Company or its Affiliates, including an individual who is serving as a director (as defined in the ITO) or an office holder (as defined in the ITO), who is not a Controlling Shareholder.

“Israeli Fair Market Value” shall mean with respect to 102 Capital Gains Track Grants only, for the sole purpose of determining tax liability pursuant to Section 102(b)(3) of the ITO, if at the date of grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the date of grant, the fair market value of the Shares at the date of grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

“ITA” means the Israeli Tax Authority.

“ITO” means the Israeli Income Tax Ordinance (New Version), 1961, and the rules, regulations, orders or procedures promulgated thereunder and any amendments thereto, including specifically the Rules, all as may be amended from time to time.

“Non-Trustee Grant” means an Award granted to an Eligible 102 Participant pursuant to Section 102(c) of the ITO and not held in trust by a Trustee.

“Required Holding Period” means the requisite period prescribed by the ITO and the Rules, or such other period as may be required by the ITA, with respect to 102 Trustee Grants, during which Awards granted by the Company must be held by the Trustee for the benefit of the person to whom it was granted. As of the date of the adoption of this Sub-Plan, the Required Holding Period for 102 Capital Gains Track Grants is 24 months from the date of grant of the Award.

“Rules” means the Income Tax Rules (Tax Benefits in Share Issuance to Employees), 2003.

“Section 102” shall mean the provisions of Section 102 of the ITO, as amended from time to time, including by the Law Amending the Income Tax Ordinance (Number 132), 2002, effective as of January 1, 2003 and by the Law Amending the Income Tax Ordinance (Number 147), 2005.

“Shares” shall mean shares of Stock of the Company, as defined in the Plan.

“Trustee” means a person or entity designated by the Committee to serve as a trustee and approved by the ITA in accordance with the provisions of Section 102(a) of the ITO.

3.   TYPES OF AWARDS AND SECTION 102 ELECTION

3.1 Awards made as 102 Trustee Grants shall be made pursuant to either (a) Section 102(b)(2) of the ITO as 102 Capital Gains Track Grants or (b) Section 102(b)(1) of the ITO as 102 Ordinary Income Track Grants. The Company’s Election regarding the type of 102 Trustee Grant it chooses to make shall be filed with the ITA. Once the Company (or its Affiliate) has filed such Election, it may change the type of 102 Trustee Grant that it chooses to make only after the passage of at least 12 months from the end of the calendar year in which the first grant was made in accordance with the previous Election, in accordance with Section 102. For the avoidance of doubt, such Election shall not prevent the Company from granting Non-Trustee Grants to Eligible 102 Participants at any time.

3.2 Eligible 102 Participants may receive only 102 Trustee Grants or Non-Trustee Grants under this Sub-Plan. Participants who are not Eligible 102 Participants may be granted only 3(i) Awards under this Sub-Plan.

3.3 No 102 Trustee Grants may be made effective pursuant to this Sub-Plan until 30 days after the date the requisite filings required by the ITO and the Rules, including the filing of the Plan and Sub-Plan, have been made with the ITA.

3.4 The Award Agreement shall indicate whether the grant is a 102 Trustee Grant, a Non-Trustee Grant or a 3(i) Award; and, if the grant is a 102 Trustee Grant, whether it is a 102 Capital Gains Track Grant or a 102 Ordinary Income Track Grant.

4.   TERMS AND CONDITIONS OF 102 TRUSTEE GRANTS

4.1 Each 102 Trustee Grant will be deemed granted on the date approved by the Committee and stated in a written or electronic notice by the Company, provided that the Company and the Trustee have complied with any applicable requirements set forth by the ITA with regard to such grants.

4.2 Each 102 Trustee Grant granted to an Eligible 102 Participant and each certificate for Shares acquired pursuant to a 102 Trustee Grant shall be deposited with a Trustee in compliance with the Deposit Requirements and held in trust by the Trustee (or be subject to a supervisory trustee arrangement if approved by the ITA). After termination of the Required Holding Period, the Trustee may release such Awards and any Shares issued with respect to such Award, provided that (i) the Trustee has received an acknowledgment from the Israeli Income Tax Authority that the Eligible 102 Participant has paid any applicable tax due pursuant to the ITO or (ii) the Trustee and/or the Company or its Affiliate withholds any applicable tax due pursuant to the ITO. The Trustee shall not release any 102 Trustee Grants or shares issued with respect to the 102 Trustee Grants prior to the full payment of the Eligible 102 Participant’s tax liabilities.

4.3 Each 102 Trustee Grant shall be subject to the relevant terms of Section 102 and the ITO, which shall be deemed an integral part of the 102 Trustee Grant and shall prevail over any term contained in the Plan, this Sub-Plan or Award Agreement that is not consistent therewith. Any provision of the ITO and any approvals of the ITA not expressly specified in this Sub-Plan or any document evidencing an Award that are necessary to receive or maintain any tax benefit pursuant to the Section 102 shall be binding on the Eligible 102 Participant. The Trustee and the Eligible 102 Participant granted a 102 Trustee Grant shall comply with the ITO, and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. For avoidance of doubt, it is reiterated that compliance with the ITO specifically includes compliance with the Rules. Further, the Eligible 102 Participant agrees to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the provision of any applicable law, and, particularly, Section 102. With respect to 102 Capital Gain Track Grants, to the extent that the Shares are listed on any established stock exchange or a national market system, the provisions of Section 102(b)(3) of the ITO will apply with respect to the Israeli tax rate applicable to such Awards.

4.4 During the Required Holding Period, the Eligible 102 Participant shall not require the Trustee to release or sell the Awards and Shares received subsequently following any realization of rights derived from Awards or Shares (including stock dividends) to the Eligible 102 Participant or to a third party, unless permitted to do so by applicable law. Notwithstanding the foregoing, the Trustee may, pursuant to a written request and subject to applicable law, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such transfer: (i) all taxes required to be paid upon the release and transfer of the shares have been withheld for transfer to the tax authorities and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, the Plan, any applicable Award Agreement and applicable law. To avoid doubt, such sale or release during the Required Holding Period will result in different tax ramifications to the Eligible 102 Participant under Section 102 of the ITO and the Rules and/or any other regulations or orders or procedures promulgated thereunder, which shall apply to and shall be borne solely by such Eligible 102 Participant (including tax and mandatory payments otherwise payable by the Company or its Affiliates, which would not apply absent a sale or release during the Required Holding Period).

4.5 In the event a stock dividend is declared and/or additional rights are granted with respect to Shares which derive from Awards granted as 102 Trustee Grants, such dividend and/or rights shall also be subject to the provisions of this Section 4 and the Required Holding Period for such dividend shares and/or rights shall be measured from the commencement of the Required Holding Period for the Award with respect to which the dividend was declared and/or rights granted. In the event of a cash dividend on Shares, the Trustee shall transfer the dividend proceeds to the Eligible 102 Participant in accordance with the Plan after deduction of taxes and mandatory payments in compliance with applicable withholding requirements, and subject to any other requirements imposed by the ITA.

4.6 If an Award granted as a 102 Trustee Grant is exercised during the Required Holding Period, the Shares issued upon such exercise shall be issued in the name of the Trustee for the benefit of the Eligible 102 Participant (or be subject to a supervisory trustee arrangement if approved by the ITA). If such an Award is exercised or settled after the Required Holding Period ends, the Shares issued upon such exercise or settlement shall, at the election of the Eligible 102 Participant, either (i) be issued in the name of the Trustee (or be subject to a supervisory trustee arrangement if approved by the ITA), or (ii) be transferred to the Eligible 102 Participant directly, provided that the Eligible 102 Participant first complies with all applicable provisions of the Plan and this Sub-Plan.

4.7 To avoid doubt: (i) notwithstanding anything to the contrary in the Plan, including without limitation Section 6.3 thereof, payment upon exercise or purchase of Awards granted as a 102 Trustee Grant, may only be paid by cash or check, and not by surrender or withholding of Shares, or by reduction of shares pursuant to a Cashless Exercise, Stock Tender Exercise or Net Exercise arrangement, or other forms of payment, unless and to the extent permitted under Section 102 or as expressly authorized by the ITA; (ii) notwithstanding anything to the contrary in the Plan, including without limitation Section 4.3 thereof, certain adjustments and amendments to the terms of Awards granted under the 102 Capital Gains Track, including an exchange program, recapitalization events, and so forth, may disqualify the Options from benefitting from the tax benefits under the 102 Capital Gains Track, unless the prior approval of the ITA is obtained; (iii) notwithstanding anything to the contrary in the Plan, including without limitation Section 18.1 thereof, repurchase rights with regard to Awards made as 102 Capital Gains Track Grants shall be subject to compliance with Section 102 requirements and/or the express approval of the ITA; (iv) Stock Appreciation Rights may not be granted under the 102 Capital Gains Track unless and to the extent expressly authorized by the ITA; (v) grants of Restricted Stock Units under the 102 Capital Gains Track require the prior approval of the ITA; (vi) notwithstanding anything to the contrary in the Plan, including without limitation Sections 9.4, 10.6 and 11.5 thereof, Dividend Equivalents may not be settled in shares with respect to Awards granted under 102 Capital Gains Track Awards without the prior approval of the ITA; (vii) Performance Awards may require the approval of the ITA in order to qualify under the 102 Capital Gains Track; and (viii) notwithstanding anything to the contrary in the Plan, including without limitation Sections 3.5(e), 9.6, 10.5(e) and 11.4 thereof, Awards granted under the 102 Capital Gains Track may only be settled in shares and not in cash, and Cash-Based Awards will not qualify under the 102 Capital Gains Track.

5.   ASSIGNABILITY

As long as Awards or Shares are held by the Trustee on behalf of the Eligible 102 Participant, all rights of the Eligible 102 Participant over the Shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

6.   TAX CONSEQUENCES

6.1 Any tax consequences arising from the grant or settlement of any Award, the exercise of any Option, the issuance, sale or transfer and payment for the Shares covered thereby, or from any other event or act (of the Company and/or its Affiliates and/or the Trustee and/or the Participant) relating to an Award or Shares issued thereupon shall be borne solely by the Participant. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company or any of its Affiliates, and the Trustee may make such provisions and take such steps as it/they may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to an Award granted under the Plan and the exercise, sale, transfer or other disposition thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law; and/or (ii) requiring a Participant to pay to the Company or any of its Affiliates the amount so required to be withheld; and/or (iii) withholding otherwise deliverable Shares having a Fair Market Value equal to the minimum amount statutorily required to be withheld; and/or (iv) selling a sufficient number of such Shares otherwise deliverable to a Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to the Participant’s authorization as expressed by acceptance of the award under the terms herein), to the extent permitted by applicable law or pursuant to the approval of the ITA. In addition, the Participant will be required to pay any amount (including penalties) that exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable tax laws, regulations and rules.

6.2 The Company does not represent or undertake that an Award will qualify for or comply with the requisites of any particular tax treatment (such as the “capital gains track” under Section 102), nor shall the Company, its assignees or successors be required to take any action for the qualification of any Award under such tax treatment. The Company shall have no liability of any kind or nature in the event that, as a result of application of applicable law, actions by the Trustee or any position or interpretation of the ITA, or for any other reason whatsoever, an Award shall be deemed to not qualify for any particular tax treatment.

6.3 With respect to Non-Trustee Grants, if the Eligible 102 Participant ceases to be employed by the Company or any Affiliate, the Eligible 102 Participant shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares to the satisfaction of the Company, all in accordance with the provisions of Section 102 of the ITO and the Rules.

7.   SECURITIES LAWS

All awards hereunder shall be subject to compliance with the Israeli Securities Law, 1968, and the rules and regulations promulgated thereunder.

*     *     *

APPENDIX C — AMENDED AND RESTATED 2016 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

CYREN, LTD.

AMENDED & RESTATED

2016 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

C-i

(continued)

C-ii

(continued)

C-iii

Cyren, Ltd.

Amended & Restated

2016 Non-Employee Director Equity Incentive Plan

1.   Establishment, Purpose and Term of Plan.

1.1 Establishment. The Cyren, Ltd. Amended & Restated 2016 Non-Employee Director Equity Incentive Plan (the “Plan”) is hereby adopted as of [_______ __], 2022, the date of its approval by the stockholders of the Company. The Plan was originally adopted as of December 22, 2016 (the “Effective Date”), the date it was originally approved by the stockholders of the Company.

1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Cash-Based Awards and Other Stock-Based Awards.

1.3 Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

2. Definitions and Construction.

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 10.

(f) “Cashless Exercise” means a Cashless Exercise as defined in Section 6.3(b)(i).

(g) “Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non- solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company

(h) “Change in Control” means the occurrence of any one or a combination of the following:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii) an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(aa)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(iii) a date specified by the Committee following approval by the stockholders of a plan of complete liquidation or dissolution of the Company;

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(g) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple events described in subsections (i), (ii) and (iii) of this Section 2.1(g) are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.

(j) “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(k) “Company” means Cyren Ltd., an Israeli company, and any successor corporation thereto.

(l) “Compensation Policy” means the Company’s executive compensation policy, as shall be in effect from time to time.

(m) “Director” means a member of the Board.

(n) “Disability” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(o) “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(p) “Employee” means any person treated as an employee (including a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii) Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.

(iii) If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

(s) “Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.

(t) “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

(u) “Insider” means a person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(v) “Net Exercise” means a Net Exercise as defined in Section 6.3(b)(iii).

(w) “Nonemployee Director” means a Director who is not an Employee.

(x) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

(y) “Option” means a Nonstatutory Stock Option granted pursuant to the Plan.

(z) “Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 10.

(aa) “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(bb) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(cc) “Participant” means any eligible person who has been granted one or more Awards.

(dd) “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(ee) “Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

(ff) “Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(gg) “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.

(hh) “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.

(ii) “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or occurrence of a future event a share of Stock or cash in lieu thereof, as determined by the Committee.

(jj) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(kk) “SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.

(ll) “Section 162(m)” means Section 162(m) of the Code.

(mm) “Section 409A” means Section 409A of the Code.

(nn) “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

(oo) “Securities Act” means the Securities Act of 1933, as amended.

(pp) “Service” means a Participant’s employment or service with the Participating Company Group. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Participating Company for which the Participant renders Service, provided that there is no interruption or termination of the Participant’s Service. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

(qq) “Stock” means the ordinary shares of the Company, as adjusted from time to time in accordance with Section 4.3.

(rr) “Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.3(b)(ii).

(ss)   “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(tt) “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(uu) “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(vv) “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service or failure of a performance condition to be satisfied.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. Administration.

3.1 Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if applicable, of Rule 16b-3.

3.3 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)  to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;

(b)  to determine the type of Award granted;

(c)  to determine the Fair Market Value of shares of Stock or other property;

(d)  to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, provided that Options and Restricted Stock Units shall vest over a period of three years or longer (or such other period as may be provided in the Compensation Policy), (v) the time of expiration of any Award, (vi) the effect of any Participant’s termination of Service on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)  to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;

(f) to approve one or more forms of Award Agreement;

(g)  to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto

(h)   to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i) prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards; and

(j) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.4 Option or SAR Repricing. The Committee shall have the authority, with approval by the stockholders of the Company, to approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefore of new Options or SARs covering the same or a different number of shares but with an exercise price per share equal to the Fair Market Value per share on the new grant date, Full Value Awards, or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof to the Fair Market Value per share on the date of amendment.

3.5 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, to the extent permitted by applicable law, members of the Board or the Committee, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4. Shares Subject to Plan.

4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be equal to one hundred and eighty two thousand, five hundred (182,500) shares and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.

4.2 Share Counting. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash or to the extent that shares are withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 15.2. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced only by the number of shares actually issued in such payment. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net Exercise, the number of shares available for issuance under the Plan shall be reduced by the net number of shares for which the Option is exercised.

4.3 Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Award limits set forth in Section 5.3, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the exercise or purchase price per share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

4.4 Assumption or Substitution of Awards. The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.

5. Eligibility, Participation and Award Limitations.

5.1 Persons Eligible for Awards. Awards may be granted only to Nonemployee Directors.

5.2 Participation in the Plan. Awards are granted solely at the discretion of the Committee. Nonemployee Directors may be granted more than one Award.

5.3 Award Limit. No Nonemployee Director shall be granted within any fiscal year of the Company one or more Awards pursuant to the Plan which, in the aggregate, are for more than the amount permitted under applicable law and the value of which, including any other equity-based compensation paid to such Nonemployee Director during such fiscal year exceeds (at the time of grant) the maximum value defined in the Compensation Policy for such Nonemployee Director.

6. Stock Options.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that the exercise price per share shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option may be granted with an exercise price less than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or Section 424(a) of the Code.

6.2 Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that no Option shall expire prior to the lapse of one (1) year following their vesting date and no Options shall be exercisable after the expiration of six (6) years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate six (6) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(ii) Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanied by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(iii) Net Exercise. A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

6.4 Effect of Termination of Service.

(a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate.

(i) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii) Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months (or such longer or shorter period provided by the Award Agreement) after the Participant’s termination of Service.

(iii) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(iv) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer or shorter period provided by the Award Agreement) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 13 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.

6.5 Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.

7. Stock Appreciation Rights.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1 Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.

7.2 Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A of the Code.

7.3 Exercisability and Term of SARs.

(a) Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b) Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR. Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.

7.4 Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

7.5 Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6 Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

7.7 Transferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.

8. Restricted Stock Awards.

Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1 Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine.

8.2 Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

8.3 Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

8.4 Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

8.5 Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.6 Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that if so determined by the Committee and provided by the Award Agreement, such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid, and otherwise shall be paid no later than the end of the calendar year in which such dividends or distributions are paid to stockholders (or, if later, the 15th day of the third month following the date such dividends or distributions are paid to stockholders). In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.7 Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8 Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9. Restricted Stock Units.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1 Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine.

9.2 Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

9.3 Vesting. Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria.

9.4 Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Restricted Stock Units (rounded to the nearest whole number), if any, to be credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. If so determined by the Committee and provided by the Award Agreement, such cash amount or additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

9.5 Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

9.6 Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee in compliance with Section 409A, if applicable, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that if the settlement date with respect to any shares issuable upon vesting of Restricted Stock Units would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the settlement date shall be deferred until the next trading day on which the sale of such shares would not violate the Trading Compliance Policy but in any event no later than the 15th day of the third calendar month following the year in which such Restricted Stock Units vest. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

9.7 Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9.8 Term of Restricted Stock Unit. No Restricted Stock Units shall expire prior to the lapse of one (1) year following their vesting date and no Restricted Stock Units shall be exercisable after the expiration of six (6) years after the effective date of grant of such Restricted Stock Units.

10. Cash-Based Awards and Other Stock-Based Awards.

Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1 Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions as the Committee may determine.

10.2 Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash- Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria.

10.4 Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock- Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock- Based Award shall be made in compliance with the requirements of Section 409A.

10.5 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.

10.6 Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.

10.7 Nontransferability of Cash-Based Awards and Other Stock-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.

11. Standard Forms of Award Agreement.

11.1 Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.

11.2 Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

12. Change in Control.

12.1 Effect of Change in Control on Awards. Subject to the requirements and limitations of Section 409A, if applicable, the Committee may provide for any one or more of the following in the event of a Change in Control:

(a) Accelerated Vesting. In its discretion, the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following the Change in Control, and to such extent as the Committee determines.

(b) Assumption, Continuation or Substitution. Subject to the terms of any grant in accordance with Section 13.1(a), in the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c) Cash-Out of Outstanding Stock-Based Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

12.2 Accelerated Vesting Upon a Change in Control. Subject to the requirements and limitations of Section 409A, if applicable, including as provided by Section 14.4(f), in the event of a Change in Control, each outstanding Award shall become immediately exercisable and vested in full and, except to the extent assumed, continued or substituted for by any successor to the Company under Section 12.1(b), shall be settled effective immediately prior to the time of consummation of the Change in Control.

13. Compliance with Securities Law.

The grant of Awards and the issuance of shares of Stock or other property pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

14. Compliance with Section 409A.

14.1  Awards Subject to Section 409A. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 14 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:

(a)  A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.

(b)  Any Restricted Stock Unit Award, Cash-Based Award or Other Stock- Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.

Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2½ month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.

14.2 Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:

(a) Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.

(b) Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to the Participant.

(c) Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 14.3.

14.3 Subsequent Elections. Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

(a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.

(b) Each subsequent Election related to a payment in settlement of an Award not described in Section 14.4(a)(ii), 14.4(a)(iii) or 14.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.

(c) No subsequent Election related to a payment pursuant to Section 14.4(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.

(d) Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 14.3.

14.4 Payment of Section 409A Deferred Compensation.

(a) Permissible Payments. Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:

(i) The Participant’s “separation from service” (as defined by Section 409A);

(ii) The Participant’s becoming “disabled” (as defined by Section 409A);

(iii) The Participant’s death;

(iv) A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 14.2 or 14.3, as applicable;

(v) A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or

(vi) The occurrence of an “unforeseeable emergency” (as defined by Section 409A).

(b) Installment Payments. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.

(c) Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 14.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

(d) Payment Upon Disability. All distributions of Section 409A Deferred Compensation payable pursuant to Section 14.4(a)(ii) by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.

(e) Payment Upon Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.

(f) Payment Upon Change in Control. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 12.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 14.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

(g) Payment Upon Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment pursuant to Section 14.4(a)(vi) in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

(h) Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.

(i) No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.

15. Tax Withholding.

15.1 Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

15.2 Withholding in or Directed Sale of Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates (or the maximum individual statutory withholding rates for the applicable jurisdiction if use of such rates would not result in adverse accounting consequences or cost). The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.

16. Amendment, Suspension or Termination of Plan.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Sections 4.2 and 4.3), (b) no change in the class of persons eligible to receive Awards, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

17. Miscellaneous Provisions.

17.1 Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

17.2 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve- (12-) month period.

17.3 Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

17.4 Rights as a Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain a Director or interfere with or limit in any way any right of a Participating Company to terminate a Director’s Service.

17.5 Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.3 or another provision of the Plan.

17.6 Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

17.7 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

17.8 Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

17.9 Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

17.10 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

17.11 Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

17.12 No Representations or Covenants with respect to Tax Qualification. Although the Company may endeavor to (a) qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States, or (b) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 14 hereof, notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

*  *  *

CYREN, LTD.
2016 NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN SUB-PLAN FOR ISRAELI TAXPAYERS

1.  SPECIAL PROVISIONS FOR ISRAELI TAXPAYERS

1.1  This Sub-Plan for Israeli Taxpayers (the “Sub-Plan”) to the Cyren, Ltd. 2016 Non- Employee Director Equity Incentive Plan (the “Plan”) is made in accordance with Section 3.3(i) of the Plan. This Sub-Plan was approved by the Committee on November 10, 2016.

1.2  The provisions specified hereunder apply only to persons who are deemed to be residents of the State of Israel for tax purposes, or are otherwise subject to taxation in Israel with respect to Awards.

1.3  This Sub-Plan applies with respect to Awards granted under the Plan. The purpose of this Sub-Plan is to establish certain rules and limitations applicable to Awards that may be granted or issued under the Plan from time to time, in compliance with the tax, securities and other applicable laws currently in force in the State of Israel. Except as otherwise provided by this Sub-Plan, all grants made pursuant to this Sub-Plan shall be governed by the terms of the Plan. This Sub-Plan is applicable only to grants made after the date of its adoption. This Sub-Plan complies with, and is subject to the ITO and Section 102. An Option granted under this Sub-Plan will be deemed a Nonstatutory Stock Option for the purposes of U.S. taxation.

1.4  The Plan and this Sub-Plan shall be read together. In any case of contradiction, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions of this Sub-Plan shall govern.

2.  DEFINITIONS

Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. The following additional definitions will apply to grants made pursuant to this Sub-Plan:

“3(i) Award” means an Award of Options, which is subject to taxation pursuant to Section 3(i) of the ITO, which has been granted to any person who is not an Eligible 102 Participant.

“102 Capital Gains Track” means the tax alternative set forth in Section 102(b)(2) of the ITO pursuant to which all or a part of the income resulting from the sale of Shares is taxable as a capital gain.

“102 Capital Gains Track Grant” means a 102 Trustee Grant qualifying for the special tax treatment under the 102 Capital Gains Track.

“102 Ordinary Income Track” means the tax alternative set forth in Section 102(b)(1) of the ITO pursuant to which income resulting from the sale of Shares derived from Awards is taxed as ordinary income.

“102 Ordinary Income Track Grant” means a 102 Trustee Grant qualifying for the ordinary income tax treatment under the 102 Ordinary Income Track.

“102 Trustee Grant” means an Award granted pursuant to Section 102(b) of the ITO and held in trust by a Trustee for the benefit of the Eligible 102 Participant, and includes both 102 Capital Gains Track Grants and 102 Ordinary Income Track Grants.

“Affiliate” for the purpose of grants made under this Sub-Plan, means any Affiliate, as defined in the Plan, that is an “employing company” within the meaning of Section 102(a) of the ITO.

“Controlling Shareholder” as defined in Section 32(9) of the ITO, currently defined as an individual who prior to the grant or as a result of the grant or exercise of any Award, holds or would hold, directly or indirectly, in his name or with a relative (as defined in the ITO) (i) 10% of the outstanding share capital of the Company, (ii) 10% of the voting power of the Company, (iii) the right to hold or purchase 10% of the outstanding equity or voting power, (iv) the right to obtain 10% of the “profit” of the Company (as defined in the ITO), or (v) the right to appoint a director of the Company.

“Deposit Requirements” shall mean with respect a 102 Trustee Grant, the requirement to evidence deposit of an Award with the Trustee, in accordance with Section 102, in order to qualify as a 102 Trustee Grant. As of the time of approval of this Sub-Plan, the ITA guidelines regarding Deposit Requirements for 102 Capital Gains Track Grants require that the Trustee be provided with (a) the resolutions approving Awards intended to qualify as 102 Capital Gains Track Grants within 45 days of the date of Committee’s approval of such Award, including full details of the terms of the Awards, and (b) a copy of the Award Agreement executed by the Eligible 102 Participant and/or Eligible 102 Participant’s consent to the requirements of the 102 Capital Gains Track Grant within 90 days of the Committee’s approval of such Award, and (c) with respect to Restricted Stock Awards, either a share certificate and copy of the Company’s share register evidencing issuance of the Shares underlying such Award in the name of the Trustee for the benefit of the Eligible 102 Participant, or deposit of the Shares with a financial institution in an account administered in the name of the Trustee, as applicable, in each case, within 90 days of the date of the Committee’s approval of such Award.

“Election” means the Company’s choice of the type of 102 Trustee Grants it will make under the Plan (as between capital gains track or ordinary income track), as filed with the ITA.

“Eligible 102 Participant” means a Participant who is serving as a director (as defined in the ITO) or an office holder (as defined in the ITO), who is not a Controlling Shareholder.

“Israeli Fair Market Value” shall mean with respect to 102 Capital Gains Track Grants only, for the sole purpose of determining tax liability pursuant to Section 102(b)(3) of the ITO, if at the date of grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the date of grant, the fair market value of the Shares at the date of grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

“ITA” means the Israeli Tax Authority.

“ITO” means the Israeli Income Tax Ordinance (New Version), 1961, and the rules, regulations, orders or procedures promulgated thereunder and any amendments thereto, including specifically the Rules, all as may be amended from time to time.

“Non-Trustee Grant” means an Award granted to an Eligible 102 Participant pursuant to Section 102(c) of the ITO and not held in trust by a Trustee.

“Required Holding Period” means the requisite period prescribed by the ITO and the Rules, or such other period as may be required by the ITA, with respect to 102 Trustee Grants, during which Awards granted by the Company must be held by the Trustee for the benefit of the person to whom it was granted. As of the date of the adoption of this Sub-Plan, the Required Holding Period for 102 Capital Gains Track Grants is 24 months from the date of grant of the Award.

“Rules” means the Income Tax Rules (Tax Benefits in Share Issuance to Employees), 2003.

“Section 102” shall mean the provisions of Section 102 of the ITO, as amended from time to time, including by the Law Amending the Income Tax Ordinance (Number 132), 2002, effective as of January 1, 2003 and by the Law Amending the Income Tax Ordinance (Number 147), 2005.

“Shares” shall mean shares of Stock of the Company, as defined in the Plan.

“Trustee” means a person or entity designated by the Committee to serve as a trustee and approved by the ITA in accordance with the provisions of Section 102(a) of the ITO.

3.  TYPES OF AWARDS AND SECTION 102 ELECTION

3.1  Awards made as 102 Trustee Grants shall be made pursuant to either (a) Section 102(b)(2) of the ITO as 102 Capital Gains Track Grants or (b) Section 102(b)(1) of the ITO as 102 Ordinary Income Track Grants. The Company’s Election regarding the type of 102 Trustee Grant it chooses to make shall be filed with the ITA. Once the Company (or its Affiliate) has filed such Election, it may change the type of 102 Trustee Grant that it chooses to make only after the passage of at least 12 months from the end of the calendar year in which the first grant was made in accordance with the previous Election, in accordance with Section 102. For the avoidance of doubt, such Election shall not prevent the Company from granting Non-Trustee Grants to Eligible 102 Participants at any time.

3.2  Eligible 102 Participants may receive only 102 Trustee Grants or Non-Trustee Grants under this Sub-Plan. Participants who are not Eligible 102 Participants may be granted only 3(i) Awards under this Sub-Plan.

3.3  No 102 Trustee Grants may be made effective pursuant to this Sub-Plan until 30 days after the date the requisite filings required by the ITO and the Rules, including the filing of the Plan and Sub-Plan, have been made with the ITA.

3.4  The Award Agreement shall indicate whether the grant is a 102 Trustee Grant, a Non- Trustee Grant or a 3(i) Award; and, if the grant is a 102 Trustee Grant, whether it is a 102 Capital Gains Track Grant or a 102 Ordinary Income Track Grant.

4.  TERMS AND CONDITIONS OF 102 TRUSTEE GRANTS

4.1  Each 102 Trustee Grant will be deemed granted on the date approved by the Committee and stated in a written or electronic notice by the Company, provided that the Company and the Trustee have complied with any applicable requirements set forth by the ITA with regard to such grants.

4.2  Each 102 Trustee Grant granted to an Eligible 102 Participant and each certificate for Shares acquired pursuant to a 102 Trustee Grant shall be deposited with a Trustee in compliance with the Deposit Requirements and held in trust by the Trustee (or be subject to a supervisory trustee arrangement if approved by the ITA). After termination of the Required Holding Period, the Trustee may release such Awards and any Shares issued with respect to such Award, provided that (i) the Trustee has received an acknowledgment from the Israeli Income Tax Authority that the Eligible 102 Participant has paid any applicable tax due pursuant to the ITO or (ii) the Trustee and/or the Company or its Affiliate withholds any applicable tax due pursuant to the ITO. The Trustee shall not release any 102 Trustee Grants or shares issued with respect to the 102 Trustee Grants prior to the full payment of the Eligible 102 Participant’s tax liabilities.

4.3  Each 102 Trustee Grant shall be subject to the relevant terms of Section 102 and the ITO, which shall be deemed an integral part of the 102 Trustee Grant and shall prevail over any term contained in the Plan, this Sub-Plan or Award Agreement that is not consistent therewith. Any provision of the ITO and any approvals of the ITA not expressly specified in this Sub-Plan or any document evidencing an Award that are necessary to receive or maintain any tax benefit pursuant to the Section 102 shall be binding on the Eligible 102 Participant. The Trustee and the Eligible 102 Participant granted a 102 Trustee Grant shall comply with the ITO, and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. For avoidance of doubt, it is reiterated that compliance with the ITO specifically includes compliance with the Rules. Further, the Eligible 102 Participant agrees to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the provision of any applicable law, and, particularly, Section 102. With respect to 102 Capital Gain Track Grants, to the extent that the Shares are listed on any established stock exchange or a national market system, the provisions of Section 102(b)(3) of the ITO will apply with respect to the Israeli tax rate applicable to such Awards.

4.4  During the Required Holding Period, the Eligible 102 Participant shall not require the Trustee to release or sell the Awards and Shares received subsequently following any realization of rights derived from Awards or Shares (including stock dividends) to the Eligible 102 Participant or to a third party, unless permitted to do so by applicable law. Notwithstanding the foregoing, the Trustee may, pursuant to a written request and subject to applicable law, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such transfer: (i) all taxes required to be paid upon the release and transfer of the shares have been withheld for transfer to the tax authorities and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, the Plan, any applicable Award Agreement and applicable law. To avoid doubt, such sale or release during the Required Holding Period will result in different tax ramifications to the Eligible 102 Participant under Section 102 of the ITO and the Rules and/or any other regulations or orders or procedures promulgated thereunder, which shall apply to and shall be borne solely by such Eligible 102 Participant (including tax and mandatory payments otherwise payable by the Company or its Affiliates, which would not apply absent a sale or release during the Required Holding Period).

4.5  In the event a stock dividend is declared and/or additional rights are granted with respect to Shares which derive from Awards granted as 102 Trustee Grants, such dividend and/or rights shall also be subject to the provisions of this Section 4 and the Required Holding Period for such dividend shares and/or rights shall be measured from the commencement of the Required Holding Period for the Award with respect to which the dividend was declared and/or rights granted. In the event of a cash dividend on Shares, the Trustee shall transfer the dividend proceeds to the Eligible 102 Participant in accordance with the Plan after deduction of taxes and mandatory payments in compliance with applicable withholding requirements, and subject to any other requirements imposed by the ITA.

4.6  If an Award granted as a 102 Trustee Grant is exercised during the Required Holding Period, the Shares issued upon such exercise shall be issued in the name of the Trustee for the benefit of the Eligible 102 Participant (or be subject to a supervisory trustee arrangement if approved by the ITA). If such an Award is exercised or settled after the Required Holding Period ends, the Shares issued upon such exercise or settlement shall, at the election of the Eligible 102 Participant, either (i) be issued in the name of the Trustee (or be subject to a supervisory trustee arrangement if approved by the ITA), or (ii) be transferred to the Eligible 102 Participant directly, provided that the Eligible 102 Participant first complies with all applicable provisions of the Plan and this Sub-Plan.

4.7  To avoid doubt: (i) notwithstanding anything to the contrary in the Plan, including without limitation Section 6.3 thereof, payment upon exercise or purchase of Awards granted as a 102 Trustee Grant, may only be paid by cash or check, and not by surrender or withholding of Shares, or by reduction of shares pursuant to a Cashless Exercise, Stock Tender Exercise or Net Exercise arrangement, or other forms of payment, unless and to the extent permitted under Section 102 or as expressly authorized by the ITA; (ii) notwithstanding anything to the contrary in the Plan, including without limitation Section 4.3 thereof, certain adjustments and amendments to the terms of Awards granted under the 102 Capital Gains Track, including an exchange program, recapitalization events, and so forth, may disqualify the Options from benefitting from the tax benefits under the 102 Capital Gains Track, unless the prior approval of the ITA is obtained; (iii) notwithstanding anything to the contrary in the Plan, including without limitation Section 17.1 thereof, repurchase rights with regard to Awards made as 102 Capital Gains Track Grants shall be subject to compliance with Section 102 requirements and/or the express approval of the ITA; (iv) Stock Appreciation Rights may not be granted under the 102 Capital Gains Track unless and to the extent expressly authorized by the ITA; (v) grants of Restricted Stock Units under the 102 Capital Gains Track require the prior approval of the ITA; (vi) notwithstanding anything to the contrary in the Plan, including without limitation Sections 9.4 and 10.5 thereof, Dividend Equivalents may not be settled in shares with respect to Awards granted under 102 Capital Gains Track Awards without the prior approval of the ITA; and (vii) notwithstanding anything to the contrary in the Plan, including without limitation Sections 3.3(e), 9.6 and 10.4 thereof, Awards granted under the 102 Capital Gains Track may only be settled in shares and not in cash, and Cash- Based Awards will not qualify under the 102 Capital Gains Track.

5.  ASSIGNABILITY

As long as Awards or Shares are held by the Trustee on behalf of the Eligible 102 Participant, all rights of the Eligible 102 Participant over the Shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

6.  TAX CONSEQUENCES

6.1  Any tax consequences arising from the grant or settlement of any Award, the exercise of any Option, the issuance, sale or transfer and payment for the Shares covered thereby, or from any other event or act (of the Company and/or its Affiliates and/or the Trustee and/or the Participant) relating to an Award or Shares issued thereupon shall be borne solely by the Participant. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company or any of its Affiliates, and the Trustee may make such provisions and take such steps as it/they may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to an Award granted under the Plan and the exercise, sale, transfer or other disposition thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant, including by deducting any such amount payable to the Participant, to the maximum extent permitted under law; and/or (ii) requiring a Participant to pay to the Company or any of its Affiliates the amount so required to be withheld; and/or (iii) withholding otherwise deliverable Shares having a Fair Market Value equal to the minimum amount statutorily required to be withheld; and/or (iv) selling a sufficient number of such Shares otherwise deliverable to a Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to the Participant’s authorization as expressed by acceptance of the award under the terms herein), to the extent permitted by applicable law or pursuant to the approval of the ITA. In addition, the Participant will be required to pay any amount (including penalties) that exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable tax laws, regulations and rules.

6.2  The Company does not represent or undertake that an Award will qualify for or comply with the requisites of any particular tax treatment (such as the “capital gains track” under Section 102), nor shall the Company, its assignees or successors be required to take any action for the qualification of any Award under such tax treatment. The Company shall have no liability of any kind or nature in the event that, as a result of application of applicable law, actions by the Trustee or any position or interpretation of the ITA, or for any other reason whatsoever, an Award shall be deemed to not qualify for any particular tax treatment.

6.3  With respect to Non-Trustee Grants, if the Eligible 102 Participant ceases to be employed by the Company or any Affiliate, the Eligible 102 Participant shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares to the satisfaction of the Company, all in accordance with the provisions of Section 102 of the ITO and the Rules.

7.  SECURITIES LAWS

All awards hereunder shall be subject to compliance with the Israeli Securities Law, 1968, and the rules and regulations promulgated thereunder.

*    *  *

CYREN LTD.
10 HA-MENOFIM ST., 5TH FLOOR
HERZLIYA 4672561, ISRAEL

SCAN TO VIEW MATERIALS & VOTE

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D88860-P79093 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CYREN LTD.

The Board of Directors recommends you vote FOR the director nominees listed in proposal 1:

	For	Against	Abstain
1a. James Hamilton	☐	☐	☐
1b. Brett Jackson	☐	☐	☐
1c. Hila Karah	☐	☐	☐
1d. Cary Davis	☐	☐	☐
1e. Lauren Zletz	☐	☐	☐
1f. David Earhart	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 through 8:

	For	Against	Abstain
2. To approve the compensation to our Chief Executive Officer.	☐	☐	☐

	Yes	No
2a. Please indicate if you have a Personal Interest (as defined in the accompanying proxy statement) in Proposal Two by checking "YES" or "NO" in one of the boxes to the right. Please note that if you do not check either one of the boxes your vote will not count for the majority required to approve Proposal Two.	☐	☐

	Yes	No
3a. Please indicate if you have a Personal Interest (as defined in the accompanying proxy statement) in Proposal Three by checking "YES" or "NO" in one of the boxes to the right. Please note that if you do not check either one of the boxes your vote will not count for the majority required to approve Proposal Three.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D88861-P79093

CYREN LTD.
This proxy is solicited by the Board of Directors
Annual Meeting of Shareholders
August 31, 2022 at 11:00 AM Eastern Time

The shareholder(s) hereby appoint(s) Brett Jackson and Brian Dunn, or either of them, as proxyholders, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of Cyren Ltd. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 AM, Eastern Time on August 31, 2022, at the offices of our subsidiary, Cyren Inc., located at 1430 Spring Hill Road, Suite 330, McLean, VA 22102, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed by the undersigned on the reverse side. If no such direction is made, this proxy will be voted "FOR" the election of all director nominees in proposal 1, "FOR" proposals 2 through 8, and according to the discretion of the proxyholders on any other matter that may properly come before the meeting and any adjournment or postponement thereof. This proxy will revoke all prior proxies signed by you.

Continued and to be signed on reverse side